                                                                   Exhibit 10.12

                  Building:     10 SOUTH WACKER DRIVE
                             ---------------------------

                                  CHICAGO, ILLINOIS


                                      LEASE


         AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE
--------------------------------------------------------------------------------
                                    LANDLORD

                          CHICAGO MERCANTILE EXCHANGE,

                     An Illinois not-for-profit corporation
--------------------------------------------------------------------------------
                                     TENANT

          175,660 Square Feet on the 2nd through 10th Floors inclusive
--------------------------------------------------------------------------------
                                    PREMISES

                                 March 31, 1988
--------------------------------------------------------------------------------
                                  DATE OF LEASE

                                Table of Contents

Section                             Title                              Page
-------                             -----                              ----
  1                   Lease of Premises and Term                        1
  2                   Base Rent                                         1
  3                   Rent Adjustments                                  1
  4                   Service                                           4
  5                   Condition of Premises                             5
  6                   Commencement of Base Rent and Rent Adjustments    5
  7                   Use of Premises                                   6
  8                   Care and Maintenance                              8
  9                   Alterations and Construction                      8
  10                  Access to Premises                                9
  11                  Untenantability                                   10
  12                  Insurance                                         10
  13                  Eminent Domain                                    11
  14                  Assignment-Subletting                             12
  15                  Waiver of Claims and Indemnity                    13
  16                  Mortgage-Ground Lease                             14
  17                  Certain Rights Reserved to Landlord               15
  18                  Holding Over                                      15
  19                  Remedies of Landlord                              16
  20                  Intentionally Omitted                             17
  21                  Surrender of Possession                           17
  22                  Notices                                           18
  23                  Intentionally Omitted                             18
  24                  Intentionally Omitted                             18
  25                  Registered Agent                                  19
  26                  Miscellaneous                                     19
  27                  Tenant Credit                                     22
  28                  Intentionally Omitted                             24
  29                  Intentionally Omitted                             24
  30                  Signage                                           25
  31                  Antenna Option                                    27
  32                  Intentionally Omitted                             30
  33                  Obligation of Landlord to Repair and Maintain     30
  34                  Secured Area (s)                                  30
  35                  Parking                                           31
  36                  Insurance of Landlord                             31
  37                  Vault                                             32
  38                  Access to Trading Floors                          32

                              continued on page (b)

                                       (a)

Continued from page (a)

Section                             Title                              Page
-------                             -----                              ----
  39                  Non-Disturbance and Attornment Agreement          33
  40                  Quiet Enjoyment                                   33
  41                  Intentionally Omitted                             33
  42                  Compliance with Laws                              33
  43                  Security Service                                  33
  44                  Renewal Option                                    34
  45                  Printing Facility                                 35
  46                  Escalator Option                                  36
  47                  Telecommunications Closet Option                  38
  48                  Expansion Options                                 40
  49                  Intentionally Omitted                             44
  50                  Right of First Offering                           44
  51                  Bathroom Facilities                               46
  52                  Elevators                                         48
  53                  Concurrent Exercise of Options                    48
  54                  Landlords Execution of Documents                  49

Exhibit                                Title
-------                                -----
  A-1                 Chicago Mercantile Exchange - Floor 2
  A-2                 Chicago Mercantile Exchange - Floor 3
  A-3                 Chicago Mercantile Exchange - Floor 4
  A-4                 Chicago Mercantile Exchange - Floor 5
  A-5                 Chicago Mercantile Exchange - Floor 6
  A-6                 Chicago Mercantile Exchange - Floor 7
  A-7                 Chicago Mercantile Exchange - Floor 8
  A-8                 Chicago Mercantile Exchange - Floor 9
  A-9                 Chicago Mercantile Exchange - Floor 10
  B                   JMB/MS Management Company
                        Estimated Rent Adjustment Statement for 1988
  C                   Work Supplement
  D                   Base Building Construction
  E                   Night Janitor Schedule
  F                   Non-Disturbance and Attornment Agreement
  G-1                 Intentionally Omitted
  G-2                 Intentionally Omitted
  H                   Intentionally Omitted
  I                   Chicago Mercantile Exchange - Plaza Level
  J                   Signage Location Plan
  K-1                 Chicago Mercantile Exchange - Floor 3
  K-2                 Chicago Mercantile Exchange - Floor 4
  K-3                 Chicago Mercantile Exchange - Floor 5
  K-4                 Chicago Mercantile Exchange - Floor 6
  K-5                 Chicago Mercantile Exchange - Floor 7
  L-1                 Chicago Mercantile Exchange - Floor 2
  L-2                 Chicago Mercantile Exchange - Floor 3
  L-3                 Chicago Mercantile Exchange - Floor 4
  L-4                 Chicago Mercantile Exchange - Floor 5
  L-5                 Chicago Mercantile Exchange - Floor 6
  L-6                 Chicago Mercantile Exchange - Floor 7
  L-7                 Chicago Mercantile Exchange - Floor 8
  L-8                 Chicago Mercantile Exchange - Floor 9

                              continued on page (c)

                                       (b)

Continued from page (b)

  L-9                 Chicago Mercantile Exchange - Floor 10
  L-10                Chicago Mercantile Exchange - Floor M1
  M                   Building Standards
  N-1                 Intentionally Omitted
  N-2                 Intentionally Omitted
  O                   Intentionally Omitted
  P                   Advice
  Q-1                 Chicago Mercantile Exchange - Floor 3
  Q-2                 Chicago Mercantile Exchange - Floor 7

                                       (c)

     THIS LEASE, made as of the 31st day of March, 1988, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association of Chicago, Illinois, not individual but solely as Trustee under the provisions of a certain Trust Agreement dated June 2, 1981 and known as the Trust No. 51234 ("Landlord"), and

Chicago Mercantile Exchange, An Illinois not-for-profit corporation

("Tenant")

                                   WITNESSETH:

     1. Lease of Premises and Term. Landlord hereby leases to Tenant, and Tenant accepts the demised premises being 175,660 square feet on the 2nd through 10th floors inclusive, ("Premises"), described on attached Exhibits "A-1" through "A-9" inclusive, in the building known as 10 South Wacker Drive. Chicago, Illinois ("Building") for the term of fifteen (15) years, eight (8) months ("Term"), unless sooner terminated as provided herein, commencing April 1, 1988 ("Commencement Date") and ending November 30, 2003 ("Expiration Date"), to be occupied and used by Tenant for FN 1.1. ("Use") and no other purpose, subject to the agreements herein contained.

     2. Base Rent. Subject to the Installment Credits (defined in section 27.A of this Lease), Tenant shall pay to JMB/MS Management Co. at 111 East Wacker Drive, Suite 1200, Chicago, Illinois, or to such other person or at such other place as Landlord may direct in writing, in lawful money of the United States of America, the sum of FORTY-NINE MILLION TWENTY THOUSAND TWO HUNDRED SIXTY-SIX AND 80/100 Dollars. ($ 49,020,266.80) ("Base Rent") in one hundred eighty-eight
(188) equal monthly installments of TWO HUNDRED SIXTY THOUSAND SEVEN HUNDRED FORTY-SIX AND 10/100 Dollars ($ 260,746.10) ("Installments") in advance on or before the first day of each month of the Term (subject to Section 27.A.). Base Rent shall be paid without any set-off or deduction except as expressly provided in this Lease. Unpaid Base Rent shall bear interest at the rate and at the time set forth in Section 26.F. Time is of the essence of this Lease. Landlord and Tenant agree to do and perform each and every covenant, agreement and obligation to be performed by each of them respectively hereunder.

     3. Rent Adjustments. In addition to Base Rent, Tenant shall make payments in accordance with this Section 3.

        A.       For purposes of this Lease:
                 1.   "Base Year" means the calendar month of April, 1988.

                 2. "Calculation Year" means any calendar year during the Term (commencing with the calendar year in which the Commencement Date occurs) for which a Rent Adjustment computation is being made, FN 1.2.

FN 1.1. through FN 1.2. - see page 1(a)

                                        1
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FN 1.1. - continued from Section 1

general offices of a mercantile or commodity exchange or other exchange or other general office uses.

FN 1.2. - continued from Section 3.A.2.

so that the first Calculation Year during the Term is the calendar year 1988 (the period commencing January 1, 1988 and ending December 31, 1988), the second Calculation Year during the Term is the calendar year 1989 (the period commencing January 1, 1989 and ending December 31, 1989) and so one during the Term.

                                      1(a)

        3. "Consumer Price Index" ("CPI") means the average of: a) U.S. City Averages for all Urban Consumers, All Items, of the United States Bureau of Labor Statistics: and b) U.S. City Averages for Urban Wage Earners and Clerical Workers, All Items, of the United States Bureau of Labor Statistics. The CPI FN
2.1. calendar year shall be determined by first averaging the monthly indices for each index and then averaging the two indices (All Items).

        4. "Expenses" means and includes: a) those expenses paid or incurred by Landlord for maintaining, operating and repairing the Real Property, the cost of electricity, steam, water, fuel, heating, lighting, air-cooling, window cleaning, janitorial service, insurance, including, but not limited to, fire, extended coverage, liability, worker's compensation, elevator, or any other insurance carried in good faith by Landlord and applicable to the Real Property, painting, uniforms, customary management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Real Property, and so-called fringe benefits, including social security taxes, unemployment taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Real Property, the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operating, maintaining or repairing the Real Property, legal and accounting expenses, including, but not to be limited to, such expenses as relate to seeking or obtaining reductions in and refunds of Taxes FN 2.2. or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating, or repairing the Real Property: and b) FN 2.3.

        5. "Real Property" means the Building, the land parcel upon which it stands and the personal property used in conjunction with both.

        6. "Rent Adjustment" means any amount owed by Tenant attributable to Expenses or Taxes or increases in CPI. The Rent Adjustment shall be paid in addition to and in the same manner as Base Rent.

        7. "Rentable Area of the Building" is 946,356 square feet which is the sum of the of the rentable area of all demised premises (leased or unleased) in the Building on floors designated by Landlord as office floors.

        8. "Rentable Area of the Premises" is 175,660 square feet which: a) if this Lease be for an entire floor, is the area inside the center line of the exterior glass walls (except public stairs, elevator shafts, vertical piping and pipe shafts, vertical air-supply, return and exhaust shafts or ducts): plus a proportionate share of "Mechanical Spaces" (i.e. spaces housing servicing areas, equipment, and/or access corridors for: heating, ventilating, air-cooling, electrical, communications facilities, plumbing/fire protection, elevators or engineer's offices) above the lobby floor, or b) if this Lease be for less than an entire floor, is the area measured from the center line of the exterior glass walls to the center line of the corridor or other demising partitions: plus i) a proportionate share of: public areas (including corridors), toilets and janitor, electrical and communication closets on the floor housing the Premises, and ii) a proportionate share of Mechanical Spaces above the lobby floor. In either case (a or b), no deduction is made for columns of Building projections.

FN 2.1. through FN 2.3. - see pages 2(a) - 2(c)

FN 2.1. - continued from Section 3.A.3.

for the Base Year shall be equal to the CPI for the calendar month April, 1988 and the CPI for any subsequent

FN 2.2. - continued from Section 3.A.4.

(which Landlord shall make reasonable efforts to obtain),

FN 2.3. - continued from Section 3.A.4.

the amortized portion of the cost of any capital improvement made to the Real Property which is either (i) required by law, ordinance or governmental regulation (including, without limitation, the cost of any modification or of any system in the Building, or installation of additional systems, or modification of the Building, or compliance with fire safety requirements, to the extent any of the foregoing is required by law, ordinance or governmental regulation), or (ii) intended by Landlord to reduce Expenses ("Included Capital Items"), provided, however, that the portion of the annual amortized costs to be included in Expenses in a calendar year with respect to a capital improvement which is intended by Landlord to reduce Expenses, shall equal the lesser of: (i) such annual amortized costs or (ii) the projected annual amortized reduction in Expenses for that portion of the useful life of the capital improvement which falls within the Term (based upon the total cost savings from such capitol improvement for such period, as reasonably estimated by Landlord). Any amortization required pursuant to the immediately preceding clause (b) shall be in accordance with the generally accepted accounting principles and include interest at the Prime Rate (Section 26.F.) in effect on the date of installation if the capital improvement. If the Building is not fully occupied or if not all of the tenants in the Building use a particular service during all or a portion of any year, Landlord shall not make any adjustment of Expenses by reason of such partial occupancy or partial use, except that Landlord may make an appropriate adjustment of the cleaning and janitorial expense component of Expenses for such year employing sound accounting and management principles to determine the amount of cleaning and janitorial expenses that would have been paid or incurred by Landlord if the Building had been fully occupied and all of the tenants of the Building were cleaning and janitorial service and the amount so determined shall be deemed to have been the cleaning and janitorial expenses for such year; provided if Landlord's cleaning contractor gives Landlord a credit against the cost of cleaning and janitorial services to account for space that is not occupied and/or space that is occupied by a tenant that is not receiving cleaning and janitorial service from Landlord's cleaning contractor, then the amount of any such adjustment over actual cleaning and janitorial expenses to account for any such space shall not exceed the amount of the credit granted by Landlord's cleaning contractor with respect to such space. If any Real Property expense , though paid in one year, relates to more than one calendar year, if sound accounting principles dictate such expense shall be proportionately allocated among such related calendar years. The term "Expenses" shall not include:

        (i)      leasing commissions:
        (ii)     advertising and promotional expenditures:
        (iii) cost of constructing and maintaining any leasing office located at the Building;

                                      2(a)

        (iv) amounts paid on behalf of or reimbursed to Landlord through the proceeds of insurance (provided that the amount of any reasonable deductible paid by Landlord shall be included in Expenses), the proceeds of a condemnation award of the proceeds of a recovery under a contractor's or other warranty, and amounts that would have been paid on behalf of or reimbursed to Landlord through the proceeds of insurance required pursuant to Section 36 of this Lease;

        (v) Amounts billed directly to tenants (whether or not collected by Landlord) except through Rent Adjustments (escalation and Expense and Tax payments) billed to tenants (including Tenant) in the Building:

        (vi) any expense in connection with services or benefits of a type which are not available to Tenant or are only available to Tenant at an additional or direct charge to Tenant, but which are provided to another tenant or occupant of the Building (whether or not such expenses are billed or collected by Landlord);

        (vii) costs incurred in improving, decorating, renovating, or redecorating any leasable space in the Building (including without limitation, the cost of removing rubbish generated by any of the foregoing);

        (viii) depreciation, interest, and principal payments on mortgages, and other debt costs (except to the extent that the same are attributable to Included Capital Items) and ground lease payments.

        (ix) penalties for non-payment or late payment by Landlord of items included in Expenses and costs due to the violation by Landlord or its agents if any law, statute or ordinance; provided, however, that interest assessed against Landlord for late payments relating to Taxes which are being (or had been) contested in good faith in an appropriate manner by Landlord shall not be deemed a penalty and shall be included in Expenses;

        (x) the costs of repairs or other restoration work to remedy damages caused by negligence of Landlord, Landlord's beneficiaries or their respective agents or employees;

        (xi) wages and salaried paid to any executive employee above the level of Building manager;

        (xii) any portion of any cost allocable to any building other than the Building; (xiii) accounting and other professional fees, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or with prospective tenants (including, without limitation, the costs of defending claims made by tenants against Landlord), or costs incurred in marketing the Building (except that attorneys' and other professionals' fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce Building rules and regulations or in seeking to enforce the non-monetary obligations of any tenant in the Building to the extent that such rules and regulations or non-monetary obligations are intended to benefit the tenant population of the Building shall be included in Expenses);

        (xiv) costs of a capital nature, excepting Included Capital Items (Section 3.A.4.b.);

        (xv) any expense for correction of defects on the initial construction of the Building or in the Systems (as defined in Section 9.A.) of the Building (as opposed to the costs of normal repair and maintenance and replacement [to the extent that such replacement does not constitute a capital improvement or replacement] expected with the construction materials and the Systems installed in the Building in light of their specifications);

                                      2(b)

        (xvi) overhead and profit paid to subsidiaries or affiliates of Landlord for services (except for property management fees) on or to the Building to the extent that the charges for such services exceed competitive charges for such services;

        (xvii) property management fees paid for any month in excess of the greater of $15,000.00 and three percent (3%) of all rent receipts and other revenues of the Building collected during such month; and

        (xviii) rental and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except (a) equipment which is used in providing janitorial and maintenance service and which is not permanently affixed to the Building, (b) equipment that is rented on a temporary basis for repairs or maintenance, and (c) plants.

                                      2(c)

        9. FN 3.1.

        10. "Taxes" means real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local government charges, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by the income or profits of Landlord. Unless the same shall be imposed in lieu of real estate taxes), which may now or hereafter be levied or assessed against the Real Property. In case of special taxes or assessments which may be payable for in installments, only the amount of each installment paid during a calendar year shall be included in Taxes for that year. Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Real Property for the operation thereof. The amount of Taxes attributable to any calendar year of the Term shall be in the amount of Taxes payable in such year, notwithstanding that in each case the assessments for such Taxes may have been made for a different year or years than the year in which payable.

        11. "Tenants Proportion" is 18.562% and means the sum derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building and multiplying by one hundred (100).

        12. "Estimate" means the reasonable estimate by Landlord of CPI, Expenses and Taxes based upon prevailing economic conditions. FN 3.2.

        B. FN 3.3.

           FN 3.4.

        C.1. Subject to Section 3.D. below, Tenant shall pay Landlord, a s a Rent Adjustment for each calendar year during the Term, Tenant's Proportion of Expenses.

        2. Subject to Section 3.D. below, Tenant shall pay Landlord, as a Rent Adjustment for each calendar year during the Term, Tenant's Proportion of Taxes.

           FN 3.5.

        E. Tenant shall pay Landlord the Rent Adjustment Deposit I the same manner as Base Rent, on the first day of each month during the Term commencing with the Commencement Date. The Rent Adjustment Deposit shall be deposited against Rent Adjustments due for the calendar year in which the Rent Adjustment Deposits are to be paid. During the last complete calendar year or during any partial calendar year in which the Expiration Date occurs. Landlord may include in the Rent Adjustment Deposit its estimate of Rent adjustments which may not be finally determined until after the Expiration Date.

        F. 1. On or before the Commencement Date, Landlord shall furnish Tenant the Estimate and the Rent Adjustment Deposit for the calendar year in which the Commencement Date occurs.

              2. As soon as reasonably feasible after the expiration of each calendar year during the Term, Landlord will furnish Tenant a "Statement" FN
3.6. showing the following:

               a. Expenses, Taxes, and CPI for the Calculation Year;

               b. CPI - for the Base Year;

               c. The amount of Rent Adjustments due Landlord for the
                  Calculation Year, less credits for the Rent Adjustment Deposits paid. if any. FN 3.7.7 and

               d. The Rent Adjustment Deposit due in the calendar year next following the Calculation Year including the amount or revised amount due for the months prior to the rendition of the Statement.

        G. If the Commencement Date is not January 1st or if the Expiration Date is not December 31st for the calendar years in which such Dates occur, Rent

Adjustments shall be prorated and be paid by Tenant within thirty (30) days after billing. This covenant shall survive the Expiration Date.

FN 3.1. through FN 3.7. - see pages 3 (a) - 3(e)

FN 3.1. - continued from subsection 3.A.9.

"Rent Adjustment Deposit" for the calendar year in which the Commencement Date occurs shall equal the Estimate of Landlord divided by twelve (12) and for each calendar year thereafter during the Term, means the sum derived by dividing the Rent Adjustments for the immediately preceding calendar year by the number of months within the Term in such immediately preceding calendar year. (e.g., Rent Adjustment Deposits for the calendar year 1990 shall equal the total amount of Rent Adjustments due for the calendar year 1989, as reflected on the Statement [Section 3.F.2.] for the calendar year 1989, divided by twelve [12], since all twelve [12] months of the calendar year 1989 are in the Term). During the calendar year in which a Statement is rendered (which Statement shall be for the immediately preceding calendar year) and thereafter until a new Statement is rendered, Tenant shall pay as its Rent Adjustment Deposit an amount (hereinafter referred to as the "Deposit Amount") equal to the amount of the Rent Adjustments shown in the Statement divided by the number of months within the Term in the calendar year with respect to which the Statement was rendered. If the Rent Adjustment Deposits paid during such calendar year prior to the rendering of the Statement are less than or exceed the Deposit Amount, then the difference multiplied by the number of months in such calendar year for which the Rent Adjustment Deposit was paid prior to the rendering of this Statement, shall be paid to Landlord by Tenant within thirty (30) days after the Statement is rendered or shall be credited against amounts due from Tenant to Landlord under this Lease as they become due (as the case may be), provided that if the Tenant is entitled to such a credit, upon notice to Landlord, Tenant may request direct payment of the excess (if any) of the amount to be credited over the sum of the Installment of Base Rent and the Rent Adjustment Deposit next due after rendering of the Statement, in lieu of a credit for such excess amount to Tenant within thirty [30] days after receipt of such notice.

FN 3.2. - continued from subsection 3.A.12.

Tenant hereby acknowledges receipt of such Estimate attached hereto as Exhibit "B" which shall be the Estimate for the First Calculation Year.

FN 3.3. - continued after subsection 3.A.12.

        13. "Holidays" means New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        14. "Force Majeure" means interruptions or delays caused by: war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, strikes, lockouts, picketing (legal or illegal), accidents, inability of Landlord to obtain fuel, supplies or materials, or any other cause or causes beyond the control of Landlord, but shall not include Landlord's lack of funds or financing.

        15. "Acts of Tenants" means interruptions or delays caused by: acts, defaults or omissions of Tenant, special work, changes, alterations or additions required or made by Tenant in there layout or finish of the Premises or the Building, the delay of Tenant in submitting plans, supplying information, approving plans,

                                      3(a)
specifications or estimates or giving authorizations or the request of Tenant for items requiring long delivery periods.

        16. "30 South Wacker Building" located at 30 South Wacker Drive, Chicago, Illinois, means the tower of the building immediately south of the Building.

        17.  "Member(s)" means any of the following;

               A.  an individual; who is a member in good standing of Tenant; or

               B.  an entity (corporation or partnership) who:

                      1. has at least two (2) Chicago Mercantile Exchange seats
                         assigned to it, or

                      2. has at least two (2) International Monetary Market
                         seats assigned to it, or

                      3. has at least two (2) Index/Options Market seats
                         assigned to it, or

                      4. has been approved by Tenant as a Class B Clearing
                         Member.

        (Note: The International Monetary Market and the Index/Options Market are divisions of Tenant.); or

               C. a person or entity having access to trading rights pursuant to a license or agreement with Tenant.

        18. "Trading Floors" means the trading floor, expansion floor and interstitial spaces as shown on Exhibit "F" of the agreement dated as of July 22, 1981, called The Chicago Mercantile Exchange Center Easements, Reservations, Covenants and Restrictions by and between American National Bank and Trust Company of Chicago, as Trustee under Trust No. 48268, American National Bank and Trust Company of Chicago, as Trustee under Trust No. 51234, American National Bank and Trust Company of Chicago, as Trustee under Trust No. 51235, as amended by an Amendment dated as of February 17, 1982, and a Second Amendment dated as of December 14, 1983.

        19. "South Wacker Lease" means the lease dated May 11, 1981 by and between American National Bank and Trust Company of Chicago, a national banking association of Chicago, Illinois, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated March 20, 1980 and known as Trust No. 48268 and Chicago Mercantile Exchange, an Illinois not-for-profit corporation, as such Lease has been amended heretofore and as it may be amended hereafter.

FN 3.4. - continued from subsection 3.B.

If the CPI for the Base Year is less than the CPI for any calendar year during the Term, then Tenant shall pay Landlord, as a Rent Adjustment for such calendar an amount equal to the product of the then current Rentable Area of the Premises multiplied by $7.00 (as of the date of this Lease, such amount is $1,229,620.00

                                      3(b)

[$ 7.00 X 175,660]) multiplied by the percentage of increase by which the CPI in such calendar year exceeds the CPI for the Base Year.

FN 3.5. - continued after subsection 3.C.2.

D. Notwithstanding anything to the contrary contained in this Lease, the amount of the portion of Rent Adjustments payable by Tenant attributable to the combined amount of Expenses and Taxes (the "Expense/Tax Portion") shall be limited ("Expense/Tax Cap") to the following maximum amounts during the following periods (which shall collectively be referred to as the "Cap Period"):

        1. for the first twelve calendar months of the Term of this Lease commencing on the Commencement Date (herein, such twelve calendar month period and each successive twelve calendar month period thereafter is called a "Lease Year"), the Expense/Tax Cap shall be $1,185,705.00 (6.75 x 175,660);

        2. for the second Lease Year the Expense/Tax Cap shall be in the amount equal to the sum of $1,361,365.00 ($7.75 x 175,660), plus the amount of the excess (if any) of the amount of the Expense/Tax Cap for the first Lease Year over the amount of the Expense/Tax Portion payable by Tenant for such first Lease Year;

        3. for the third Lease Year, the Expense/Tax Cap shall be in an amount equal to the sum of $1,537,025.00 ($8.75 x 175,660), plus the amount of the excess (if any) of the amount of the Expense/Tax Cap for the second Lease Year over the amount of the Expense/Tax Portion payable by Tenant for such second Lease Year;

provided, however, that on the event that any part of the Expense/Tax Portion otherwise payable by Tenant during either of the first two (2) Lease Years is not paid by Tenant due to the Expense/Tax Cap for such Lease Year, then such unpaid part of the Expense/Tax Portion shall be paid as Expense/Tax Portion in either or both of the second Lease Year and the third Lease Year to the extent that the Expense/Tax Portion for such second and/or third Lease Year. For example, if the Expense/Tax Portion is actually as follows:

               first Lease Year                    $ 1,195,705.00
               second Lease Year                     1,356,000.00
               third Lease Year                      1,530,000.00

Tenant will pay the following amounts as Expense/Tax Portion:

               First Lease Year                    $ 1,185,705.00
               Second Lease Year                     1,361,365.00
               Third Lease Year                      1,534,635.00

so that the amount by which the Expense/Tax Portion for the first Lease Year exceeds the Expense/Tax Cap for the first Lease Year ($10,000.00) is paid in the second Lease Year to the extent that Expense/Tax Portion for the second Lease Year is less than the Expense/Tax Cap for the second Lease Year ($5,365.00) and in the third Lease Year to the extent not paid in the second Lease Year ($4,635.00) since the Expense/Tax Cap for the third Lease Year exceeds the Expense/Tax

                                      3(c)

Portion for such Lease Year by more than the amount of the Expense/Tax Portion remaining unpaid from the first Lease Year ($4,635.00).

        There will be no Expense/Tax Cap after the third Lease Year, provided that if any part of the Expense/Tax Portion for any of the first, second or third Lease Year remains unpaid after the application of the Expense/Tax Cap for the third Lease Year, Landlord shall have no right to payment of such payment of such unpaid part and such unpaid part shall not be carried forward and shall not be due and payable in the fourth Lease Year or at any time thereafter, and provided further, that: (i) if at anytime during the Cap Period payment of the Expense/Tax Portion is totally abated pursuant to this Lease, the Cap Period shall be suspended during the continuance of the abatement and shall resume after the abatement is over and shall continue for a period of time equal to the amount of time remaining in the Cap Period prior to the abatement (and appropriate proportions shall be made in the amount of the Expense/Tax Portion and the Expense/Tax Cap in the event a portion of the Cap Period is a partial calendar year), and (ii) if at anytime during the Cap Period payment of the Expense/Tax Portion is partially abated pursuant to this Lease, in proportion to the untenantability of the Premises, the Expense/Tax Portion shall thereafter be split for purposes of application of the Expense/Tax Caps and the Cap Period, in accordance with the percentage of Expense/Tax Portion that is being abated (the "Abated Percentage"). The Cap Period and the Expense/Tax Cap shall apply as follows to the Payable Percentage of the Expense/Tax Portion: the Cap Period shall remain the same and the Expense/Tax Caps shall continue to apply to such Payable Percentage as set forth in Section 3.D.1. through 3.D.3. above, provided that such Expense/Tax Caps shall be proportionately reduced to the Payable Percentage of such Caps. There shall be no Expense/Tax Cap applicable to the Payable Percentage of the Expense/Tax Portion after the third Lease Year. The Cap Period and the Expense/Tax Cap shall apply as follows to the Abated Percentage of the Expense/Tax Portion: the Cap Period shall be suspended during the continuance of the abatement and shall resume after the abatement is over and shall continue for a period of time equal to the amount of time remaining in the Cap Period prior to the abatement (and appropriate prorations shall be made in the amount of the Expense/Tax Portion and the Expense/Tax Cap in the event a portion of the Cap Period is a partial calendar year), and the Expense/Tax Caps applicable to such Abated Percentage shall not be proportionally reduced to the Abated Percentage of such Caps. There shall be no Expense/Tax Caps applicable to the Abated Percentage of the Expense/Tax Portion after the first three Lease Years plus a period of time thereafter equal to the number of days during which such Abated Percentage was abated. The Expense/Tax Caps shall not affect or limit in any way the amount of the portion of the Rent Adjustments attributable to increases in CPI.

FN 3.6. - continued from subsection 3.F.2.

(which has been audited by a Certified Public Accounting firm, and upon written request from Tenant, Landlord shall provide Tenant with a copy of the auditor's certification of the Expense amount reflected in the Statement)

                                      3(d)

FN 3.7. - continued from subsection 3.F.2.c.

or, if the amount of the Rent Adjustment Deposits paid with respect to such Calculation Year exceeds the amount of Rent Adjustments due, the Statement shall show the amount of the credit to be applied to amounts due from Tenant to Landlord under this Lease as they become due; provided, however, that (i) upon notice to Landlord, Tenant may request direct payment of the excess (if any) of the amount to be credited over the sum of the Installment of the Base Rent and the Rent Adjustment Deposit next due after the rendering of the Statement, in lieu of a credit for such excess amount, and Landlord, to the extent such overpayment exceeds any amounts then due from Tenant to Landlord, shall remit such excess amount to Tenant within thirty (30) days after receipt of such notice; and (ii) any such overpayment reflected on a Statement delivered after the Expiration Date shall be refunded to Tenant to the extent such overpayment exceeds any amounts then due from Tenant to Landlord.

                                      3(e)

        H. If the Bureau of Labor Statistics revises the manner in which the CPI is determined, Landlord and Tenant shall agree upon an adjustment to the revised index to produce results equivalent, as nearly as possible, to those which would be obtained if the CPI had not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such charge shall constitute a revision. If the CPI becomes unavailable to the public because a publication is discontinued, or otherwise. Landlord and Tenant shall agree upon a substitute therefore, which shall be a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index publishing by a major bank, other financial institution, university or recognized financial publication.

        1. 1. Tenant may examine the records of Landlord supporting the Statement (including Tax b) during normal business hours within ninety (90) days after it is furnished. Unless Tenant takes written exception to any item within one hundred twenty (120) days after the furnishing of the Statement (which shall be noted on the item as "paid under protest"), such Statement shall be considered as final and accepted by Tenant. Any amount due Landlord on the Statement shall be paid by Tenant within thirty (30) days after it is furnished FN 4.1.

        2. FN 4.2.

        4. Service

           A. Landlord, if Tenant is not in default under this Lease, shall furnish (except to the extent restricted by law or governmental regulation).

               1. FN 4.3. Whenever Tenant uses heat generating machines, equipment, lighting or has excessive population density which affect the temperature otherwise maintained by the air-cooling system outside of the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises at the sole expense of Tenant. FN 4.5. Tenant shall pay Landlord charges for a condenser water riser tap-in fee, (a one time fee of $163.44 per gallon per minute), condenser water and the operation and maintenance of the supplemental air conditioning system FN 4.6.

               2. Hot and cold water for use in Base Building lavatories, FN
4.7. If Tenant desires water in the Premises FN 4.8. cold water only shall be supplied from City of Chicago mains drawn through a line, meter, and fixtures installed by Tenant, at the expense of Tenant, with the consent of Landlord. Tenant shall pay Landlord as additional Base Rent, at rates fixed by Landlord FN
4.9. charges for all water furnished in the Premises to plumbing fixture other than Base Building fixtures if Tenant fails to pay the charges of Landlord for water within twenty (20) days after billing, Landlord upon ten (10 days notice, may in addition to any other remedy provided in this Lease, discontinue furnishing water. No such discontinuance shall be deemed an eviction or disturbance of the use by Tenant of the Premises or render Landlord liable for damages or relieve Tenant from any obligation under this Lease;

               3. Passenger elevator service in common with Landlord and other tenants, daily from 7:00 A.M. to 6:00 P.M. (Saturdays to 1:00 P.M.), Sundays and Holidays excepted and freight elevator service in common with Landlord and other Tenants daily from 7:00 A.M. to 5:00 P.M., Saturdays, Sundays and Holidays excepted FN 4.10. Such normal elevator service, passenger or freight, if furnished at other times shall be optional with Landlord and shall never be deemed a continuing obligation, Landlord, however, shall provide limited passenger elevator service daily at times at all times such normal passenger service is not furnished. Operatorless automatic passenger and freight elevator service shall be deemed "elevator service" within the meaning of this subsection FN 4.11.

               4. Building Standard janitor and cleaning services in and about the Premises in accordance with Exhibit "E", Saturday s, Sundays and Holidays excepted. Tenant shall pay Landlord, charges for additional or extraordinary janitorial or cleaning services in and about the premises FN 4.12.

FN 4.1. through FN 4.12. - see pages 4(a) - 4(c)

FN 4.1. - continued from Section 3.I.1.

If an audit by Tenant reveals an overcharge to Tenant in excess of five percent (5%) of the total amount reflected on the Statement, Landlord shall pay the cost of such audit.

FN 4.2. - continued from Section 3.I.2.

2. IN the event that another tenant in the Building takes a written exception to the calculation of Expenses for a particular calendar year pursuant to, and within the time permitted under such tenant's lease for doing so, and as a result an error in the calculation of Expenses for such calendar year is discovered that would affect the calculation of Tenant's Proportion of Expenses for such calendar year, Landlord shall recalculate Tenant's Proportion of Expenses and treat any over payment by Tenant like an overpayment of Rent Adjustment Deposits, as set forth in subsection 3.F.2.c. If Landlord receives a refund of Taxes or a reimbursement or refund of Expenses and if Tenant has paid a Rent Adjustment based upon an Expense and/or Tax amount that includes the amount being refunded or reimbursed, Landlord shall give Tenant a credit (or a refund if such amount exceeds more than one month's Rent Adjustment) against Tenant's Proportion of Expenses and Taxes for the Calculation Year in which such refund or reimbursement is received or obtained (as the case may be) in the amount of Tenant's Proportion of the refund or reimbursement.

FN 4.3. - continued from Section 4.A.1.

Landlord shall furnish heating and air-cooling with capacity to produce the following results effective under normal business operation, daily from 7:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.), Sundays and Holidays excepted and within tolerances normal in first-class downtown Chicago highrise office buildings:

        a. Heating capable of maintaining inside space conditions of not less than 70(Degrees)F when the outside air temperature is not less than minus 5(Degrees)F dry bulb; and

        b. Air-cooling capable of maintaining inside space conditions of not more than 79(Degrees)F dry bulb and at a 50% (plus or minus 5%) relative humidity when the outside conditions are 95(Degrees)F dry bulb and 75(Degrees)F wet bulb.

The foregoing is based upon occupancy density on each floor of the Premises of not more than one (1) person for each one hundred twenty-five (125) square feet of floor area on such floor and a maximum diversified electric lighting and office machine load on each floor of the Premises of 5.5 watts per square foot of floor area on such floor.

Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure to achieve or maintain the results set forth in Sections 4.A.1.a. or 4.A.1.b. above to the extent that such failure is caused by work performed by a General Contractor (defined in the Work Supplement attached to this Lease as Exhibit "C"), contractor or subcontractor retained by Tenant, materials and equipment installed by such General Contractor, contractors or subcontractors, Tenet's use of heat generating machines, equipment or lighting or an occupancy density or electric lighting or office machine load on any floor of the Premises in excess of the

                                      4(a)
occupancy density and maximum diversified electric lighting and office machine load set forth in the foregoing paragraph.

FN 4.4. - continued from Section 4.A.1.

If Tenant uses heat generating machines, equipment, lighting or has excessive population density which affect the temperature otherwise maintained by the air-cooling systems within the Premises only, Landlord shall not have the right to install supplementary air-conditioning units in the Premises.

FN 4.5. - continued from Section 4.A.1.

(based upon the actual cost of the condenser water used in Landlord's cooling tower for the use of tenants in the Building with supplemental units [the "Supplemental Tower"], multiplied by a fraction, the numerator of which is the rated capacity in tons of Tenant's supplemental unit(s), and the denominator of which is the rated capacity in tons of the Supplemental Tower);

FN 4.6. - continued from Section 4.A.1.

(based upon the Landlord's cost of any labor, materials and supplies needed to operate and maintain the Supplemental Tower plus fifteen percent (15%) overhead and profit). The annual charge for 1987 for tenants in the Building with supplemental units is $163.29 per ton. Upon written notice to Landlord, Tenant may request heating or air-cooling during house other than those stated and Landlord shall provide such additional heating and air-cooling at the sole expense of Tenant which shall be based upon the cost of Landlord plus fifteen percent (15%) overhead and profit;

FN 4.7. - continued from Section 4.A.2.

(such Base Building lavatories are those washroom facilities located in the core of each floor of the Premises including all Base Building fixtures in such washroom facilities, which are installed as of the date of this Lease and are referred to in Exhibit "D" attached hereto). If Tenant does not occupy a full floor of the Building, such usage shall be in common with other tenants on such floor.

FN 4.8. - continued from Section 4.A.2.

or the M-1 space (defined in subsection 1.B. of the Support Space Supplement attached to this Lease) for plumbing fixtures other than Base Building fixtures,

FN 4.9. - continued from Section 4.A.2.

(which shall be equal to the cost of such water to Landlord plus fifteen percent (15%) overhead and profit),

FN 4.10. - continued from Section 4.A.3.

, provided that there shall be no charge to Tenant for freight elevator service for its initial move-in to the Premises.

                                      4(b)

          5. Window washing of all windows (inside and out) in the Premises, at such times as shall be required in the sole judgment of Landlord FN 5.1.

        B. FN 5.2. All electricity used in the Premises shall be supplied by the utility company serving the Building through a separate meter and be paid for by Tenant. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electrical service is changed or is no longer available or suitable for the requirements of Tenant. If such service be discontinued, such discontinuance shall not in any way affect this Lease or the liability of Tenant hereunder or cause a diminution of Base Rent or Rent Adjustment and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. Tenant shall receive such service directly from the utility company and Landlord hereby permits its wires and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Tenant shall not: 1. make alterations or additions to the electrical equipment or appliances without the consent of Landlord, or 2. use electrical current which exceeds the capacity of the feeders, risers or wiring installation to the floor of the Premises or the Premises FN 5.3. Tenant may at its option, purchase from Landlord or its agent all lamps, bulbs, ballasts and starters used in the Premises after their initial installation.

        C. Landlord does not warrant that any of the services or equipment used in connection with the services stated in subsection A. and B. above will be free from interruption caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, installation, wear, use, repairs, renewal, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel or supplies or any other causes beyond the control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of the Use, render Landlord liable to Tenant for damages, or relieve Tenant from performance of its obligations under this Lease. FN 5.4.

        FN 5.5.

  5. Condition of Premises. FN 5.6. Tenant shall accept the Premises (including improvements and personalty, if any) in its condition and "as-built" configuration existing on the earlier of the date of Tenant takes possession or the Commencement Date, and possession by Tenant shall be conclusive evidence against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. FN 5.7. No promise of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord to Tenant, unless such are contained in this Lease.

  6. Commencement of Base rent and Rent Adjustments.

        A. Base Rent and Rent Adjustments shall commence (subject to subsection C.) on the later to occur of:

               1.  the Commencement Date; and

               2. the date upon which the Base Building Work (as described in Section I. Of the Work Supplement) in the Premises is substantially completed by Landlord (even though minor insubstantial details of construction or mechanical adjustment remain to be done).

        B. Intentionally Omitted.

        C. If a holdover occurs in any space added to initial Premises (described in Section 1 of this Lease), Base Rent and Rent Adjustments shall commence upon vacation of such space by the holdover tenant. If Tenant occupies the Premises and commences doing business in the Premises prior to the Commencement date, Base Rent and Rent Adjustments shall commence on the day of occupancy on a proportional per diem basis. FN 5.8.

FN 5.1. through 5.8. - see pages 5(a) - 5(b)

FN 5.1. continued from Section 4.A.5.

; provided, however, that the interior and exterior of the windows shall be washed no less than three (3) times per year, weather permitting.

FN 5.2. - continued after Section 4.A.5.

6. Entrance reception service for the Building comparable to other first-class downtown Chicago highrise office buildings.

FN 5.3. - continued from Section 4.B.

Landlord hereby grants Tenant unrestricted access to the telecommunications closets and risers serving the Premises, provided that if Tenant requires access to a telecommunications closet serving the Premises and located on a floor occupied solely by a tenant other than Tenant, Tenant shall provide such tenant and Landlord with advance notice of its intent to enter such telecommunication closet and such entry shall be accessed by freight elevators only.

FN 5.4. - continued from Section 4.C.

In such circumstances, Landlord shall use reasonable efforts to promptly restore service and, in the event any interruption in utility service causes the Premises to be rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) by Tenant for the Use for more that three (3) consecutive days after notice from Tenant to Landlord that such service has been interrupted, Base Rent and Rent Adjustments shall abate on a per diem basis for each day after such three (3) day period during which the Premises remain untenantable.

FN 5.5. - continued after Section 4.C.

D. If (i) Landlord ceases to furnish any of the services referred to in this
Section 4 as a result of a condition which affects only the Building (and does not affect office buildings in general in the Loop area of the City of Chicago),
(ii) such cessation is within the reasonable control of Landlord (that is, such cessation is not caused by Force Majeure), (iii) such cessation does not arise as a result of an act or omission of Tenant or any other person (excluding a cessation which does arise as a result of an act or omission of any person other than Tenant is such cessation is able to be cured by reasonable and prompt action on the part of Landlord but has not been so cured), and (iv) as a result of such cessation, the Premises, or any portion thereof is rendered untenantable and Tenant in fact so ceases to use such space in the manner used prior to such cessation, and (v) Landlord does not furnish such service within fifteen (15) days after notice by Tenant stating the nature of the service which is being furnished ("Service Interruption Notice"), then Tenant may, at the expense of Landlord, perform the necessary repairs to restore the service that is the subject of the Service Interruption Notice. All invoices received by Tenant for the cost of such repair shall be submitted to Landlord for payment. If Landlord, within the fifteen (15) day period referred to above, gives Tenant evidence which is satisfactory, in the reasonable judgment of Tenant, that Landlord is diligently pursuing a course which will restore the service

                                      5(a)
which is the subject of the Service Interruption Notice and Landlord continues to diligently pursue such course, Landlord shall be deemed to be furnishing such service for purposes of this subsection 4.D. only.

FN 5.6. - continued from Section 5

Subject to (i) construction "punch list items" prepared on a floor by floor basis which must be specified by Tenant in writing to Landlord within sixty (60) days after the date of Tenant's occupancy of any floor of the Premises for the purpose of performing Initial Alterations, and (ii) latent defects of which Tenant notifies Landlord within ten (10) business days after discovery,

FN 5.7. - continued from Section 5

Landlord will diligently and continuously endeavor to complete the Base Building Work. Notwithstanding the foregoing, if a s a result of Landlord's failure to complete any item of Base Building Work, Tenant is prevented or delayed in completing the Initial Alterations, Tenant shall so notify Landlord. If Landlord does not complete such item of Base Building Work within five (5) business days after such notice (plus such additional time as may be necessary to complete such Base Building Work with diligent continuous effort), Tenant may cause such Base Building Work to be completed by Tenant's contractors at the Landlord's expense, which costs Landlord shall promptly pay upon receipt of invoices from Tenant or its contractors. Any such Base Building Work performed by Tenant's contractors shall be performed in a good and workmenlike manner in accordance with the plans for the Building and Base Building standards. Any defects in such work shall be repaired by Tenant or its contractor at Tenant's expense.

FN 5.8. - continued from Section 6.C

, it being understood that the Expense/Tax Cap, as set forth in Section 3.D, shall not commence until the Commencement Date and the Installment Credits shall not commence until April, 1998, as set forth in Section 27.

                                      5(b)

        D. FN 6.1.

   7. Use of Premises. Tenant shall occupy and use the Premises during the Term for the Use and no other purpose:

        A. Tenant will not make or permit to be made any use of the Premises which, directly or indirectly, is forbidden by public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations and Tenant shall not do, or permit to be done, anything upon the Premises which will be in conflict with fire insurance policies covering the Building. Tenant, at its sole expense shall comply with all rules, regulations or requirements of the Fire Department, applicable fire insurance inspection or rating bureau, or any other similar body, and shall not do, or permit anything to be done upon the Premises, or bring or keep anything thereon in violation of rules, regulations or requirements of the Fire Department, or applicable fire insurance inspection or rating bureau, or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate of fire insurance applicable to the Building;

        B. FN 6.2.

        C. Intentionally Omitted.

        D. Tenant shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, (outside of the Premises), vestibules, halls, elevators or stairways FN 6.3. of the Building;

        E. no bicycle or other vehicle and no dog or other animal or bird shall be brought or permitted to be in the Building or on the Premises;

        F. FN 6.4. Tenant shall not: 1. create or maintain a nuisance on the Premises, or 2. disturb, solicit or canvass any occupant of the Building;

        G. Tenant shall not install any musical instrument or equipment in the Premises or the Building, or any antennas, aerial wires or other equipment inside or outside the Building, without obtaining the approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed or annoyed;

        H. Tenant shall not waste water by tying, wedging or otherwise fastening open any faucet;

        I. except as provided in Section 34, no additional locks or similar devices shall be attached to any door. No keys for any door other than those provided by Landlord shall be made. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of the possession of Tenant, Tenant shall surrender all keys to the Premises and shall make known to Landlord the explanation of all combination locks on safes, cabinets and vaults:

FN 6.1. through FN 6.4. - see page 6(a)

FN 6.1. - continued from Section 6.D.

Landlord shall not incur any liability if (i) Base Building Work (defined in Exhibit "C" attached hereto) is not completed in the Building on the Commencement Date or if (ii) the premises are not ready for occupancy on the Commencement Date, and the fact that Base Building Work in the Building is not completed on the Commencement Date or that the Premises are not ready for occupancy on the Commencement Date shall not affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed to delay the Commencement Date or Tenant's obligation to pay Base Rent (subject to Section 27) and Rent Adjustments (subject to Section 3.D.), or to extend the Expiration Date or the Term; provided, however, if Landlord fails to make the Premises available to Tenant and its General Contractor for construction of the Initial Alterations immediately upon execution of this Lease (as required by Section II.A.1. of the Work Supplement attached hereto as Exhibit "C") and such delay causes Tenant and its General Contractor to be unable to make the Premises ready for occupancy on the date the Premises would have been ready for occupancy absent of such delay, then Base Rent and Rent Adjustments shall abate for a period of time equal to the number of days in the Delay Period. For purposes of this Section 6.D., the term "Delay Period" means the period of time commencing upon the day after the execution of this Lease and ending on the date Landlord makes the Premises available to Tenant and its General Contractor for construction of the Initial Alterations, plus any period thereafter that the Landlord, without cause, revokes or withholds the License or the availability of the Premises to Tenant and its General Contractor. The delivery by Landlord to Tenant of a fully executed copy of this Lease shall constitute permission for Tenant and its General Contractor to enter into the Premises for construction of Initial Alterations. No further documentation or notice shall be required from Landlord to Evidence such permission.

FN 6.2. - continued from Section 7.B.

any sign installed in the Premises shall be installed at the expense of Tenant. Landlord may grant or withhold its approval in its sole discretion if such sign is visible from the exterior of the Building. Landlord may grant or withhold its approval in its reasonable discretion if such sign is located on a floor on which Tenant is not the sole tenant and is visible from the exterior of the Premises.

FN 6.3. - continued from Section 7.D.

and Tenant shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the corridors or stairways located within the Premises if such obstruction or use would violate Section 7.A. above.

FN 6.4. - continued from Section 7.F.

Tenant shall not cause or permit any noise, odor or litter, which is materially disruptive of the use or enjoyment of (i) the premises of another tenant or (ii) the common areas of the Building by Landlord or other occupants of the Building, to emanate from the Premises. Tenant shall use reasonable efforts to ensure that its customers, clients, invitees and guests do not violate the prohibition set forth in the immediately preceding sentence.

                                      6(a)

        J. Tenet accepts full responsibility for: 1. protecting the Premises from theft, robbery and pilferage, 2. keeping the Premises secure, and 3. locking the doors in and to the Premises , Any damage resulting from neglect of this subsection shall be paid for by Tenant. All property belonging to Tenant, or any person in the Premises, which is in the Building or the Premises, shall be there at the risk of Tenant or other person only, and subject to Section 15.D. Landlord, its beneficiaries, Owner and the partners of Owner and their respective agents and employees shall not be liable for damages thereto or theft of misappropriation thereof. Subject to Section 15.D. Tenant shall indemnify and hold Landlord, its beneficiaries. Owner and the partners of Owner and their respective agents and employees harmless from any claims arising out of the above, including subrogation claims by the insurance carrier of Tenant;

        K. if Tenant desires telegraphic, telephonic, burglar alarm or signal service, Landlord will, upon request, direct where and how connections and all wiring for such service shall be introduced and run. Without such directions, no boring, cutting or installation of wires or cables I permitted. FN 7.1.

        L. shades, draperies or other form of inside window covering must be of such shape, color and material as approved by Landlord. The decision of Landlord to refuse such approval shall be conclusive;

        M. Tenant shall not overload any floor. Safes, furniture and all large articles shall be brought through the Building and into the Premises at such times and in such manner as Landlord shall permit and at the sole risk and responsibility of Tenant. Tenant shall issue passes listing all furniture, equipment and similar articles to be removed from the Building, before Building employees will permit any article to be removed FN 7.2.

        N. unless Landlord gives consent, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigeration or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending machines, or use any illumination other than electric light, or use or permit to be brought into the Building any flammable oils or fluids such as gasoline, kerosene, naphtha and benzene, or any explosive or other articles hazardous to persons or property. Should Landlord grant consent, the installation, operation and maintenance expenses of Tenet for any such items shall include, among other charges as additional Base Rent at rates fixed by Landlord, if air-conditioning apparatus is being installed, charges for a condenser water riser tap-in fee and condenser water based upon the rated capacity in tons of the unit FN 7.3.

        O. FN 7.4. Tenant shall not place or allow anything to be against or near the glass or partitions or doors of the Premises which may diminish the light in, or be unsightly from, public halls or corridors;

        P. Tenant shall not install any equipment in the Premise which uses a substantial amount of electricity without the consent of the Landlord. FN 7.5. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity that such safe capacity;

        Q. Tenant may not install carpet, padding, or carpet by means of a mastic, glue or cement without the consent of Landlord;

        R. Tenant shall not conduct any auction, fire or "going out of business", or bankruptcy sales in or from the Premises;

        S. Tenant shall not lower and adjust the venetian blinds on the windows in the Premises is such lowering and adjusting reduces the sun load;

        T. in addition to all other liabilities for breach of any covenant of this section 7, Tenant shall pay to Landlord all damages caused by such breach and shall also pay to Landlord as additional Base Rent an amount equal to any increase in insurance premium or premiums caused by such breach. Any violation of this section 7 may

FN 7.1. through FN 7.5. - see page 7(a)

FN 7.1. - continued from section 7.K.

Tenant may, at its expense, furnish to its Members, communications services from a centralized switch, or a group of switches. Said communication services may be directly wired from the switch location to Members' premises via vertical and/or horizontal raceways (a means for wire and/or cable to be distributed from one point to another). The location of the switch (or switches) and the routing and location of the raceways shall be approved by Landlord. Landlord and Tenant shall cooperate with each other so that the integrity of the System (Section 9.A.) of the Building is not disturbed;

FN 7.2. - continued from Section 7.M.

, provided that Landlord shall not be responsible for determining the authenticity of such passes;

FN 7.3. - continued from Section 7.N.

, which charges shall be at the rates set forth in Section 4.A.1. Tenant is granted permission to install a kitchen which may include a refrigerator, vending machines and microwave ovens for use by employees and invitees of Tenant only. Such installation shall: 1. include: a. required ducts, vents and/or flues, b. an exhaust stack tap-in charge based upon the proportionate C.F.M. usage of Tenant, and c. a water meter, if Landlord in its sole judgment determines such is warranted, and 2. be at the sole expense of Tenant, provided, however, that if such kitchen is part of the Initial Alterations (as defined in Section II.A. of the Work Supplement attached hereto as Exhibit "C"), Tenant may, at its discretion, apply a portion of its Work Credit (defined in Section 27.B. of this Lease) against the cost of such installation in accordance with
Section 27;

FN 7.4. - continued from Section 7.0.

on multi-tenant floors or the Lobby Space (defined in the Support Space Supplement to this Lease),

FN 7.5. - continued from Section 7.P.

Landlord represents that the maximum diversified electrical capacity available for utilization is 5.5 watts per rentable square foot of floor area on each floor within the Premises. If additional capacity in the Premises is required and possible to provide, in Landlord's judgment taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, it shall be provided at the sole expense of Tenant. Nothing in this Section 7.P. shall affect in any way Tenants obligation to pay for all Alterations (including without limitation, all Alterations to electrical system in the Premises) and otherwise comply with Section 9 with respect to all Alterations.

                                      7(a)
be restrained by injunction. Tenant shall be liable to Landlord for all damages resulting from violation of any of the provisions of this Section 7. Landlord shall have the right to make such reasonable rules and regulations as Landlord or its agent may from time to time adopt on such reasonable notice to be given as Landlord may elect. FN 8.1. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce provisions of this
Section 7 or any rules and regulations hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

        8. Care and Maintenance. Subject to the provisions of Sections 4.A.4, 11,13 and 33. Tenant, at its sole expense, shall keep the Premises FN 8.2. in good order, condition and repair during the Term, FN 8.3. If Tenant does not make repairs promptly and adequately, Landlord may, but need not, make repairs and Tenants shall promptly pay the expense thereof. Tenant shall pay Landlord for overtime and for any other expenses incurred if repairs, alterations, decorating or other work in the Premises, at the request of Tenant, are not made during ordinary business hours.

        9. Alterations and Construction.

        A. FN 8.4. such as, but not limited to, painting, decorating, erecting partitions, making alterations or additions, nailing, boring or screwing into the ceilings, walls or floors without the consent of the Landlord FN 8.5. For each Alteration, Tenant shall furnish Landlord: 1. plans and specifications for the Alterations (which Tenant warrants are in conformance with all applicable laws and consistent in all respects with the aesthetics and the following "Systems" of the Building: electrical, heating, ventilating, air-cooling, plumbing/fire protection and structural) prepared at the expense of Tenant, by the Building engineers, or at the discretion of Landlord, other engineers acceptable to Landlord, 2. affidavits from such engineers stating that the Alterations will not in any way adversely affect any Systems in the Building, 3. names and address of contractors ("Contractors") and subcontractors ("Subcontractors"), 4. copies of contracts with Contractors and Subcontractors which shall provide, among other things, that no changes, amendments, extras or additional work FN 8.6. are permitted without the consent of Landlord FN 8.7. Landlord reserves the right to deny any Contractor or Subcontractor entry to the Building but the failure of Landlord to exercise this right shall not be deemed an approval of either the financial stability or quality of workmanship of any such Contractor or Subcontractor.

        B. If Landlord grants such consent or if Landlord consent is not needed pursuant to the guidelines set forth in Section 9.A., all Alterations shall be performed at the sole expense of Tenant, in a workmanlike manner and materials furnished shall be of a like quality to those in the Building. If the Alterations involve any Systems, such shall be performed under the supervision of Landlord and by contractors approved by Landlord. If the Alterations do not involve Systems, such shall be performed under the supervision of Landlord. Regardless of whether Landlord's consent is required, before the commencement of the Alterations or delivery of any materials onto the Premises or into the Building. Tenant shall furnish Landlord: FN 8.8. 1. sworn Contractor affidavits listing all subcontractors with suppliers of materials and/or labor, with whom Contractors have contractual relations for the Alterations, and setting forth a summary of such contractual relationships. 2. Subcontractor affidavits, 3. certificates of insurance from all Contractors and Subcontractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the Alterations, and 4. such other documents as may be reasonably requested by Landlord. The certificates of insurance required must evidence coverage in amounts and from companies satisfactory to Landlord and may be cancelable only with ten (10) days advance notice to Landlord. If Landlord consents or supervises, such shall not be deemed a warranty as to the adequacy of the design or workmanship or quality of the materials and Landlord hereby disavows any responsibility and/or liability for such. Additionally, under no circumstances shall Landlord have any responsibility to repair or maintain any portion of the Alterations which either does not function or ceases to function.

FN 8.1. through FN 8.8. - see pages 8(a) through 8(b)

FN 8.1. - continued from Section 7.T.

Landlord will make reasonable efforts to enforce all such rules and regulations uniformly. In the event of a conflict between such rules and regulations and this Lease, this Lease shall control.

FN 8.2. - continued from Section 8

(excluding the Systems [Section 9.A.], structural elements of the Building and glass of the Building which Landlord agrees to maintain pursuant to Section 33).

FN 8.3. - continued from Section 8

ordinary wear and tear and damage by fire or other casualty excepted, and Tenant shall have no obligation to repair any damage caused by negligence of Landlord, its agents, servants or employees, which damage shall be repaired by Landlord, at its expense.

FN 8.4. - continued from Section 9.A.

Tenant may do work ("Alterations", such defined term shall collectively refer to the Initial Alterations [defined in the Work Supplement attached hereto as Exhibit "C"] and any subsequent Alterations) in the Premises,

FN 8.5. - continued from Section 9.A.

If the Alterations:

        (i) are of a cosmetic nature such as painting, wallpapering, hanging pictures, millwork and carpeting (Alterations of a cosmetic nature are called "Cosmetic Alterations"), and are not visible from the exterior of the Premises or the Building, or

        (ii) do not affect the Building Systems or structure, and are not visible from the exterior of the Premises or the Building,

provided that even if Landlord's consent to an Alteration is not required, Tenant shall still comply with this section 9, except that Tenant need not comply with Sections 9.A.1., 9.A.2. and 9.B.1. (only) to perform the following Cosmetic Alterations: painting, wallpapering, hanging pictures, millwork and carpeting.

        If the Alterations:

        (iii)  affect the Building Systems or structure, or

        (iv)   are visible from the exterior of the Premises or the Building;

the consent of the Landlord is required. Such consent shall not be unreasonably withheld if the Alterations affect the Building Systems or structure or are visible only from the exterior of the Premises and are not visible from the exterior of the Building; if, however, the Alterations affect the Building Systems or structure of the

                                      8(a)

Building or are Cosmetic Alterations and in addition, such Alterations are visible from the exterior of the Building, the consent of the Landlord shall be within its sole and absolute discretion and the decision of Landlord to refuse such consent shall be conclusive.

FN 8.6. - continued from Section 9.A.

that is material or would affect the Building Systems or structure or result in a change that would be visible from the exterior of the Premises or the Building

FN 8.7. - continued from Section 9.A.

, and Tenant agrees that it will not make or authorize any such changes, amendments, extras or additional work without Landlord's consent. Tenant shall provide Landlord with written notice of all changes, amendments, extras or additional work that do not require Landlord's consent as soon as practical but not more than five (5) business days after Tenant is aware that such change, amendment, extras or additional work will be included in an Alteration. Tenant's notice shall contain a description of the change, amendment, extras or additional work and cost thereof.

FN 8.8. - continued from Section 9.B.

1. necessary permits; provided, however, if Tenant or its Contractor for an Alteration cannot promptly obtain a building permit from the City of Chicago to perform such Alteration in the Premises (including, without limitation, any of the Initial Alterations) Tenant may, at its option, commence construction of such Alteration and obtain delivery of materials therefore prior to obtaining the building permit if Tenant delivers to Landlord, prior to commencement of construction or delivery of materials, a "blue card" or substitute therefore issued by the City of Chicago as evidence of receipt of Tenant's plans for the Alteration and any other documentation customarily required by owners of first-class highrise office buildings in downtown Chicago prior to allowing a tenant to perform such alteration in its premises. Tenant shall, in any event, deliver permit to Landlord after it is obtained. In the event that Tenant commences construction of an Alteration or obtains delivery of materials therefore prior to obtaining a building permit, pursuant to this Section 9.B.1., Tenant hereby agrees to indemnify and save all of the Landlord related Parties harmless against any and all claims, demands, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees for the defense thereof) arising from or connected in any way with (i) the commencement or completion of construction of an Alteration or the delivery of materials therefore to the Premises or Building prior to the obtaining of a building permit with respect to such Alteration, or (ii) Landlord granting permission to Tenant, pursuant to this Section 9.B.1., to commence construction of an Alteration and obtain delivery of materials prior to Tenant obtaining a building permit.

                                      8(b)

        C. Intentionally Omitted.

        D. Upon completion of the Alterations, and prior to final payment. Tenant shall obtain the written approval of Landlord for the quality of the Alterations and furnish Landlord with: 1. Tenant, Contractors, and architectural completion affidavits. 2. full and final waivers of lien, 3. receipted bills covering all labor and materials expended and used. 4. other appropriate documents evidencing completion of the Alterations and 5. as-built plans of the Alterations.

        E. FN 9.1.

        F. Intentionally Omitted.

        G. Tenant shall procure, or cause to be procured, and pay for all permits, licenses, approvals, certificates and authorizations necessary to the prosecution and completion of the Alterations. All Alterations shall be done in strict accordance with all laws, ordinances, rules, regulations and requirements of any applicable board of underwriters or fire rating bureau and all municipal, state, federal and other authorities having jurisdiction. Where drawings and specifications conflict with the law, the law is to be followed. Tenant shall promptly notify the respective departments or official bodies when the Alterations are ready for inspection and shall, at once, do all work required to remove any violations or to comply with such inspections, without additional charge to Landlord. Tenant shall perform, or cause to be performed, all work necessary to obtain approvals from authorities mentioned above without additional cost to Landlord.

        H. Tenant agrees to reimburse Landlord for all sums expended for examination and approval of the architectural and mechanical plans and specifications.

        I. Tenant agrees that Alterations shall be performed so as not to cause or create any jurisdictional or other labor disputes, and in the event such disputes occur, Tenant shall immediately do whatever is necessary to resolve such disputes, at no expense to Landlord.

        J. FN 9.2. Tenant hereby agrees to indemnify and hold Landlord, its beneficiaries. Owner and partners of Owner and their respective agents and employees harmless from any and all liabilities of every kind and description, including reasonable attorney's fees which may arise out of or be connected in any way with the Alterations. Any mechanic's lien (or any notice preliminary to lien) filed against the Premises, or the Real Property, for the Alterations or materials claimed to have been furnished to Tenant shall either 1. be discharged of record (or paid if a notice be served) by Tenant within ten (10) days after filing (or service) at the expense of Tenant, FN 9.3.

        K. All additions, decorations, FN 9.4. hardware, non-trade fixtures and all improvements, in or upon the Premises FN 9.4. whether placed there by Tenant or Landlord, shall , unless Landlord requests their removal as provided below, become the property of Landlord and shall remain upon the Premise at the termination of this Lease by lapse of time or otherwise without compensation, allowance or credit to Tenant. If, upon the request of Landlord, Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements, Landlord may remove them FN 9.5.

        10. Access to Premises. Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises FN 9.6. Landlord or agents of Landlord shall have the right to enter upon the Premises, to inspect the same, to perform janitorial and cleaning services and to make such repairs,

FN 9.1. through FN 9.6. - see page 9(a) - 9(b)

FN 9.1. - continued from Section 9.E.

E. Tenant shall reimburse Landlord for use of elevators and/or hoists during the Alterations for only the actual costs incurred by Landlord in providing for such use. Landlord and Tenant shall cooperate with each other in scheduling such use and whenever possible during normal business hours (or non-business hours, if required) in the course of the Alterations.

FN 9.9. - continued from Section 9.J.

Except for Alterations performed by Metropolitan Structures Construction Division, as General Contractor,

FN 9.3. - continued from Section 9.J.

or 2. contested by Tenant, so long as (i) Tenant , at Tenant's expense, obtains title insurance insuring over the notice of lien or the lien from Chicago Title and Trust Company, or another local, reputable title company acceptable to Landlord and Tenant, in favor of Landlord and any mortgagee or ground lessor with an interest in the Building, or provides Landlord with alternative security satisfactory to Landlord insuring over any possible loss or expense which may arise from non-discharge of such lien; provided that Tenant shall not be required to provide such title insurance or alternative security, unless the filing of a mechanics lien (or any notice preliminary to the lien) is considered an event of default under the terms of any loan secured by the Building existing as of the date of such filing or at some time during the period beginning when such lien is filed (or notice is delivered) and ending upon discharge or payment thereof, Landlord is making (or is entitled to make) draws on a loan secured by the Building, or is otherwise required by the terms of any financial documents to provide such title insurance or alternative security, or is or commences the refinancing of a loan secured by the Building or is in the process of or commences the process of selling, transferring, pledging or hypothecating the beneficial interest in Landlord, the Real Property, the Building or any interest in any thereof (provided further, that if the granting of this right in any way damages Landlord, Tenant shall immediately provide title insurance or alternative security and indemnify Landlord), and (ii) such contest is in good faith and by appropriate proceedings which operate to stay the enforcement of such mechanic's lien. Tenant shall, promptly after the final determination of such contest, pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incurred or imposed or assessed in connection with such contest.

FN 9.4. - continued from Section 9.K.

(other than personal property),

FN 9.5. - continued from Section 9.K.

; provided, however, that Landlord shall notify Tenant on or before the time it grants approval as to any plans and specifications submitted by Tenant for an Alteration as to whether Landlord will require that Tenant remove, at the termination of this Lease, such Alteration or any particular portion thereof.

                                      9(a)

Notwithstanding the foregoing, Landlord shall have to the right to require Tenant to remove any vault or stairway installed in the Premises, regardless of whether Landlord timely notified Tenant that it would require removal. Landlord shall not have the right to retain any of Tenant's personal property or equipment (including computers and supplemental air conditioning units).

FN 9.6. - continued from Section 10

Provided, however, that such pipes, ducts, wiring and conduits (and the installation thereof in and through the Premises): a) are concealed; and b) may not diminish or alter the configuration of the Premises (unless required by law) without the consent of Tenant, which shall not be unreasonable withheld or delayed; and c) shall not interfere with installations previously made by Tenant or the Use.

                                      9(b)
alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary and Landlord be allowed to take all materials into and upon the Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part and the Base Rent and/or Rent Adjustments shall in no way abate (except as provided in Section 11) while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise FN 10.1. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or agents of Landlord may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefore (if during such entry Landlord or agents of Landlord shall accord reasonable care to the property of Tenant) and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, to construct and lease kiosks on any part of the building, other than the Premises (including, but not limited to, exterior and interior public areas), to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to close entrances, doors, corridors, elevators and other facilities FN 10.2. Except as provided in Section 15.D., Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley.

        11.    Untenantability.

               A. If the Premises or the Building are untenantable by fire or other casualty, FN 10.3. Landlord may elect to:

                      1. terminate this Lease as of the date of the fire or casualty by notice to Tenant within one hundred twenty (120) days after date, or

                      2. proceed with reasonable diligence to repair, restore or rehabilitate the Building or the Premises at the expense of Landlord, in which latter event this Lease shall not terminate FN 10.4.

               B. In the event this Lease is not terminated pursuant to this section, Base Rent and Rent Adjustments shall abate on a per diem basis during the period of untenantability FN 10.5. IN the event of the termination of this Lease pursuant to this section, Base Rent and Rent Adjustments shall be apportioned on a per diem basis and paid to the date of the fire or other casualty* In the event the Premises are partially damaged by fire or other casualty but not made wholly untenantable, then Landlord shall, except during the last year of the Term proceed with reasonable diligence to repair and restore the Premises and Base Rent and Rent Adjustments shall abate in proportion to the FN 10.6. dunning the period of untenantability. If a portion of the premises are made untenantable as aforesaid during the last year of the Term as it may be extended from time to time. Landlord or Tenant shall have the right to terminate this Lease as of the date of the fire or other casualty by giving notice thereof to the other within thirty (30) days after the date of the fire or other casualty, in which event Base Rent and Rent Adjustments shall be apportioned on a per diem basis and paid to the date of such fire or other casualty*.

        12.    Insurance.

               A. Landlord and Tenant agree to have any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with the following subrogation clause: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right to recovery against any party for loss occurring to the property described herein"; and Landlord and Tenant hereby waive all claims for recovery from the other for the loss or damage to any of its property insured under valid and collectible

FN 10.1. through FN 10.6. - see pages 10(a) - 10 (b)

* with respect to any portion of the Premises that is rendered untenantable and to the date of the termination of this Lease with respect to the portion that is not rendered untenantable and which Tenant continues to occupy after the date of such fire or casualty.

FN 10.1. - continued from Section 10

; provided, however, that excepting emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts:

        1) not to interfere with the conduct of the business of Tenant on the Premises;

        2)     to effect such entry during non-business hours; and

        3) to give Tenant advance notice of any entry, provided that such notice by Landlord may verbal (rather than written) if in the judgment of Landlord, such verbal notice is sufficient;

and provided further, that Landlord shall not use the Premises as a storage area for equipment and supplies for work being performed by Landlord in the Building or in the Premises.

Notwithstanding anything contained in this Section 10 to the contrary, in the event access by Landlord into the Premises pursuant to this Section 10 renders the Premises or a portion thereof untenantable by Tenant for the Use (excepting untenantability resulting from fire or other casualty) for more than five (5) consecutive business days after notice from Tenant to Landlord that Landlord's access has rendered the Premises or a portion thereof untenantable, then Base Rent and Rent Adjustments shall abate on a per diem basis for each day after such five (5) day period that the Premises or such portion remain untenantable, provided that the abatement shall be in proportion to the portion of the Premises which is rendered untenantable.

FN 10.2. - continued from Section 10

so long as the same does not materially alter or diminish Tenant's access to the Premises.

FN 10.3. - continued from Section 11.A.

and if no portion of the Trading Floors has been made untenantable or if all or a portion of the Trading Floors has been made untenantable, if the owner of the Trading Floors provides Landlord with notice within ninety (90) days after the Trading Floors have been made untenantable of its commitment to repair, restore or rehabilitate the Trading Floors, then this Lease shall not terminate. Landlord, at its expense, shall proceed with all due diligence to repair, restore or rehabilitate all damaged portions of the exterior of the Building to the extent necessary to restore the Premises, all other areas of the Building serving the Premises or providing ingress to or egress therefrom (including, without limitation, the parking garage, Building lobbies and all areas occupied by equipment or other facilities serving the Premises or the Trading Floors). If, however, the Premises or the Building and a portion of the Trading Floors are made untenantable by fire or other casualty and if the owner of the Trading Floors does not so notify Landlord within such ninety (90) day period of its commitment to repair, restore or rehabilitate the Trading Floors,

                                      10(a)

FN 10.4. - continued from Section 11.A.2.

; provided, however, if Landlord fails to repair, restore or rehabilitate the Premises within two hundred seventy (270) days after the aforementioned one hundred twenty (120) days, then Tenant shall have the right to terminate this Lease as of the date of the fire or casualty by serving notice on Landlord within ten (10) days after the expiration of the said two hundred seventy (270) day period, provided further, however, that if Landlord fails to so repair, restore or rehabilitate within said two hundred seventy (270) day period and such failure is the result of delays caused by Force Majeure or Acts of Tenant, the two hundred seventy (270) day period shall be deemed extended for a period of time equal to the total of all such delays.

FN 10.5. - continued from Section 11.B.

, except in cases of fire or other casualty caused by the negligence of Tenant or a Tenant Related Party (defined in Section 15.E.2.) to the extent that Landlord's rent loss insurance does not cover such Base Rent or Rent Adjustments; provided, however, that id Landlord maintains rent loss insurance coverage in an amount less than that customarily carried by prudent owners of similar first-class highrise office buildings in the downtown Chicago area (the amount customarily carried from time to time shall be called "Customary Rent Loss Coverage") then for purposes of determining pursuant to this Section 11.B. whether Landlord's rent loss insurance covers Tenant's Base Rent and Rent Adjustments, Landlord shall be deemed to maintain Customary Rent Loss Coverage, and provided further, that if Landlord does not complete restoration and repair work within the time period during which Landlord's rent loss insurance covers Tenant's Base Rent and Rent Adjustments (the "Rent Loss Coverage Period") by reason of Landlord's failure to perform such restoration and repair with reasonable diligence (as opposed to by reason of Force Majeure or Acts of Tenant) (provided that reasonable diligence shall not require that Landlord or its contractors work overtime hours), then for purposes of determining pursuant to this Section 11.B. whether Landlord's rent loss insurance covers Tenant's Base Rent and Rent Adjustments, the Rent Loss Coverage Period shall be deemed to be extended by a period equal to the number of days from the date of expiration of the Rent Loss Coverage Period to the date of completion of the restoration and repair, less the number of days that Landlord was delayed in completing repair and restoration by reason of Force Majeure or Acts of tenant.

FN 10.6. - continued from Section 11.B.

area of the Premises that is untenantable and/or not reasonably usable by Tenant by reason of damage to the balance of the Premises

                                      10(b)
insurance policies to the extent of any recovery collected under such insurance FN 11.1.

        B. 1. During the Term, Tenant, at its sole expense, shall obtain and keep in force the following insurance: Comprehensive general liability written on an "occurrence" or "claims made" basis, including personal and bodily injury, broad form property damage, owner's protective coverage and contractual liability, limits not less than $1,000,000.00 FN 11.2. and

              2. all such insurance policies shall;

               a. name Tenant as named insured and name Landlord and the mortgages of the Building (and, if applicable, ground or primary lessors) as additional insureds as their respective interests may appear; and

               b. be insured by insurers and in form satisfactory to Landlord.

              3. Tenant shall deliver certificates of insurance or certified copies of each policy to Landlord on or before ten (10) days prior to the date Tenant takes possession of any part of the Premises.

              4. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgages of Landlord (and, if applicable, ground or primary lessors) in writing, by Registered or Certified U.S. Mail, return receipt requested, not less than fifteen (15) days before any material change, reduction in coverage, cancellation or termination.

     13.       Eminent Domain.

           A. In the event the entire Building, Real Property or Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of the taking of possession by the condemning authority. In the event that only a part of the Premises shall be so condemned or taken then, effective as of the date of the taking of possession by the condemning authority. Base Rent and Rent Adjustments shall abate in an amount apportioned according to the area of the Premises so condemned or taken. If only part of the Building or Real Property shall be so condemned or taken FN 11.3. then 1. Landlord (whether or not a material portion of the Premises be affected) may, at the option of Landlord, terminate this Lease and the Term and estate hereby granted as of the date of such taking of possession by the condemning authority by notifying Tenant of such Termination within sixty (60) days following the date on which Landlord shall have received notice of the taking of possession by the condemning authority, or 2. if such condemnation or taking shall be of a material (more than twenty (20%) of the Rentable Area part of the Premises or of a substantial part of the means of access of access thereto, Tenant may, at the option of Tenant, by delivery of notice to Landlord within sixty (60) days following the date on which Tenant shall have received notice of the taking of possession by the condemning authority, terminate this Lease and the Term and estate hereby granted as of the date of the taking of possession by the condemning authority, or if 3. if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall remain unaffected by such condemnation or taking, except that Base Rent and Rent Adjustments shall abate to the extent, if any, provided in this Section 13. In the event only a part of the Premises shall be so condemned or taken and this Lease and the Term and estate hereby granted with respect to the remaining portion of the Premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking FN 11.4.

FN 11.1. through FN 11.4. - see page 11(a)

FN 11.1. - continued from Section 12.A.

and since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, its policies of fire, extended coverage or material damage insurance written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver.

FN 11.2. - continued from Section 12.B.

; provided, however, if Tenant maintains insurance on a "claims made" basis, Tenant shall be obligated to maintain such insurance, as set forth herein, for a period of no less than two (2) years after the Expiration Date or any extension thereto, and (b) standard so-called "all-risk" property insurance covering all Tenant's personal property, trade fixtures and any improvements not covered by Landlord's insurance, and (c) excess liability insurance with minimum coverage of $19,000,000.00;

FN 11.3. - continued from Section 13.A.

and the part taken is substantial enough that the taking would destroy the marketability of the Building, as determined by Landlord in its reasonable judgment,

FN 11.4. - continued from Section 13.A.

; provided, however, that Landlord shall have no obligation to repair, replace or restore the Tenant's furniture, equipment or other personal property and that Landlord shall repair, replace and restore the Initial Alterations and the Alterations, but only to the extent that Landlord actually receives condemnation proceeds on account thereof. Landlord agrees to make and diligently purse a claim for condemnation proceeds sufficient to repair, replace or restore the Initial Alterations and the Alterations. If (i) the grade of any street or alley adjacent to the Building or Real Property is changed by any competent authority, and (ii) such change of grade makes it necessary to remodel the Building to conform to the changed grade, and (iii) in Landlord's judgment, termination of this Lease is necessary to accomplish such remodeling, Landlord shall have the right to terminate this Lease upon not less than one hundred eighty (180) days notice prior to the date of termination designated in said notice.

                                      11(a)

        B. In the event of their termination in any of the cases hereinbefore provided, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and Base Rent and Rent Adjustments shall be accordingly apportioned.

        C. In the event of any such condemnation or taking hereinbefore mentioned of all or a part of the Building or Real Property, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant FN
12.1. and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award FN
12.2. Further, Tenant shall have no right to share in any judgment for damages caused by the grade of any street or alley adjacent to the Building or Real Property. No money or other consideration shall be payable by Landlord to Tenant for any termination by Landlord pursuant to this Section 13.

        D. For purposes of this Section 13, the terms "condemned", "condemnation", "taken" or "taking" shall include a voluntary conveyance by Landlord to the condemning authority under threat of condemnation and the term "award" shall include the consideration paid by the condemning authority for such deed.

     14.       Assignment-Subletting.

           FN 12.3.

FN 12.1. through FN 12.3. - see pages 12(a) - 12(c)

FN 12.1. - continued from Section 13.C.

(except as otherwise provided below in this Section 13.C.)

FN 12.2. - continued from Section 13.C.

; provided, however, that, subject to the rights of third parties under Section 16 of this Lease, Tenant may proceed independently in such proceeding but only for (i) the unamortized portion of the leasehold improvements for which Tenant has paid in their entirety, (ii) the relocation costs of Tenant, and (iii) the value of Tenant's leasehold estate (based upon the portion of the Premises condemned or taken and the Term remaining at the time of the condemnation or taking), but in any case, only if any such award is in addition to and not in diminution of the award of Landlord.

FN12.3. - continued from Section 14

        A. Tenant may not, without the consent of Landlord:

               1. assign, hypothecate, mortgage, encumber, or convey this Lease; provided, however, Tenant may, without the consent of Landlord, assign this Lease to any entity which has acquired all of the assets of Tenant by virtue of merger, consolidation, purchase, or other direct transfer, provided that after such acquisition, such entity has substantially the same net worth as Tenant as of the date of this Lease ("Successor"), it being understood that Tenant shall deliver to Landlord copies of the fully executed assignment and any related documentation within thirty (30) days after complete execution of the assignment;

               2. allow any transfer thereof of any lien upon the interest of Tenant by operation of law;

               3. permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, except to the extent provided in this
Section 14.

        B. Assignment.

               1. In order for Tenant to obtain the consent of Landlord to an assignment of this Lease for the remaining Term, Tenant shall submit to
Landlord:

                      a. the proposed assignment (executed by Tenant and assignee), which is not to commence prior to the first day of the month immediately following the month in which the thirtieth (30th) day following the submission to Landlord occurs; and

                      b. sufficient information to permit Landlord to determine the acceptability of the financial responsibility of the proposed assignee, if Tenant is seeking to be released from liability hereunder, and whether the character of the proposed assignee will adversely affect Landlord's ability to market the Building as first-class office or retail space.

                                      12(a)

        2. Landlord shall not unreasonably withhold its consent to an assignment, provided that Tenant agrees that Landlord shall be acting reasonably when such consent is not granted if:

               a. in the reasonable judgment of Landlord the character of the proposed assignees will adversely affect Landlord's ability to market the Building as a first-class downtown Chicago office building or any space contained therein as first-class office or retail space;

               b. in the reasonable judgment of Landlord the purpose for which the assignee intends to use the Premises is not in keeping with the standards of Landlord for the Building, or is in violation of the terms of any other leases in the Building, it being understood that the purpose for which assignee intends to use the Premises may not be in violation of this Lease;

               c. the assignee is either a government (or subdivision or agency thereof) or an occupant of the Building, provided that with respect to an occupant of the Building, Landlord must be reasonable in determining whether to grant its consent if no other reasonably comparable space in the Building is available to such proposed assignee;

               d. less than the entire Lease, or the entire Lease for less than the remaining Term is being assigned;

               e. if Tenant is seeking to be released from liability hereunder, the assignee is not, in the reasonable judgment of Landlord, solvent or does not have unencumbered assets of a value at least equal to twice the projected cost of the obligations to be assumed for the unexpired Term;

               f.  Tenant is in default under this Lease.

        3. For purposes of this Section 14.B. an assignment shall be deemed to include a change in the majority control of Tenant, if Tenant is a partnership or a corporation whose stock is not traded publicly. The withholding of consent by Landlord to any assignment shall not affect or diminish any right of Tenant to sublet all or any part of the Premises. Notwithstanding anything contained herein to the contrary, Tenant shall remain primarily liable under this Lease following any assignment, unless Tenant is specifically released from liability by Landlord in writing.

     C. Subletting. Tenant shall have the right, without Landlord's consent , to sublet all or any portion of the Premises (the entire Premises or any portion of the Premises if a sublet of less than all of the Premises is desired being hereinafter referred to as "Subject Premises"), provided that Tenant shall deliver to Landlord copies of the fully executed sublease and any related documentation within thirty (30) days after complete execution of the sublease.

     D. If Tenant sublets the Premises or any portion thereof or assigns the Lease (with Landlord's consent, if required under this Section 14):

        1. the terms and conditions of this Lease, including among other things, the use provisions and the liability of Tenant for the Subject Premises or

                                      12(b)
the Premises (as the case may be), shall in no way be deemed modified, abrogated or amended.

        2. the consent of Landlord to an assignment shall not be deemed a consent to any further assignments by either Tenant, subtenants or assignees.

        3. Tenant shall pay Landlord as additional Base Rent, sixty percent (60%) of any excess rent (together with escalation) payable to and collected by Tenant under the sublease or assignment over the Base Rent pus Rent Adjustments payable to Landlord under this Lease, except that Tenant shall not be required to pay Landlord any portion of any excess rent arising out of a subletting of the 10th floor or any portion thereof. Notwithstanding any other provisions of this Lease, there shall be no abatement or reduction of Base Rent or Rent Adjustments as a result of amounts payable pursuant to this Section 14.D.3. Such excess rent shall first be reduced by one hundred percent (100%) of the following:

               a. brokerage commissions;

               b. advertising and legal expenses involved in the subletting or assignment or in subsequently enforcing the terms of the sublease or assignment; and

               c. the actual expenditures of Tenant for improvements it is required to make as a result of the sublease or assignment.

        4. in the case of a sublease, the sublease must contain default provisions similar to those contained in this Lease and in the event of a default under the sublease Tenant agrees to use reasonable efforts to promptly enforce such provisions if such default affects the safety or operation of the Building or its Systems or structure or the quiet enjoyment of any other tenants of their respective premises.

                                      12(c)

        15. Waiver of Claims and Indemnity.

               A. 1. To the extent permitted by law, Tenant releases Landlord Related Parties (defined in Section 15.E.1.) from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or omission of any tenant or occupant of the Building or any other person, other than Landlord Related Parties. This Section 15 shall apply especially, but not to exclusively, to the flooding of basements or other subsurface areas, and to the damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures and shall apply equally whether such damage be caused or result from any thing or circumstances above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature.

               2. The Landlord Related Parties shall not be liable, to the extent of the recovery by Tenant under any property damage insurance carried by it (whether or not required to be carried by the terms of this Lease), or if Tenant has made a reduction in the insurance which Tenant is required to keep in force pursuant to Section 12, to the extent of the recovery Tenant would have had if Tenant had not made such reduction, for any loss or damage to property even if due to the negligence, gross negligence or intentional misconduct of any of the Landlord Related Parties. Tenant shall make diligent efforts to recover from its insurers the full amount of any insured claim.

        B. 1. To the extent permitted by law, Landlord releases Tenant Related Parties (defined in Section 15.E.2.) from, and waives all claims for, damage to person or property sustained by Landlord or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or omission of any tenant or occupant of the Building or of any other person, other than Tenant Related Parties. This Section 15 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures and shall apply equally whether such damage be caused or result from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to Landlord or to other tenants in the Building, results from any negligence of Tenant Related Parties, its invitees or customers, except as provided in Section 15.B.2., Tenant shall be liable therefor and Landlord may, at the option of Landlord, repair such damage and subject to Section 15.B.2., Tenant shall, upon demand by Landlord, reimburse Landlord forthwith for the total expense of such repairs.

For a continuation of Section 15, see page 13(a)

               2. The Tenant Related Parties shall not be liable to Landlord to the extent of the recovery by Landlord to the extent of the recovery by Landlord under any property damage or rent loss insurance carried by it (whether or not required to be carried by the terms of this Lease), or if Landlord has made a reduction in the insurance which Landlord is required to keep in force pursuant to Section 35, to the extent of the recovery Landlord would have had if Landlord had not made such reduction, for any loss or damage to any person or property even if due to the negligence, gross negligence or intentional misconduct of any of the Tenant Related Parties. Landlord shall make diligent efforts to recover from its insurers the full amount of any insured claim.

        C. Except as provided in Section 15.B.2., Tenant agrees to indemnify and save all of the Landlord Related Parties harmless against any and all claims, demands, liabilities, costs and expenses, including, without limitation, reasonable attorney's fees for the defense thereof, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any negligence on any of the Tenant Related Parties in or about the Building or Premises. In case of any action or proceeding brought against any of the Landlord Related Parties by reason of such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Except as provided in Section 15.A.2., Landlord agrees to indemnify and save all of the Tenant Related Parties harmless against any and all claims, demands, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees for the defense thereof, arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease (subject to Force Majeure), or from any negligence of any of the Landlord Related Parties in or about the Building or Premises. In case of any action or proceeding brought against any of the Tenant Related Parties by reason of any such claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant.

        D. Nothing contained in this Section 15 or in this Lease shall require Landlord Related Parties or Tenant Related Parties to release, indemnify, or waive claims against the other for liability caused by negligence or intentional misconduct of the other, it being understood that subject to Sections 15.A.2. and 15.B.2., each respective party shall be responsible for its own negligent or intentional misconduct.

        E. For purpose of this Section 15:

               1. "Landlord Related Parties" means Landlord, JMB/MS Management Co., the beneficiaries of Landlord, the partners which comprise the beneficiaries of Landlord, the partners which comprise such partners, and the agents, employees, officers, directors, shareholders, partners or principals (disclosed or undisclosed) of any of them.

               2. "Tenant Related Parties" means Tenant or the officers, directors, shareholders, agents and employees of Tenant.

                                      13(a)

   16. Mortgage-Ground Lease. Landlord may execute and deliver a mortgage or trust deed in the nature of mortgage, both sometimes hereinafter referred to as "Mortgage," against the Building, the Real Property or any interest therein, and may sell and lease back the underlying land on which the Building is situated. If requested by the mortgagee or trustee or by the lessor of any ground or underlying lease (ground lessor), Tenant will either subordinate its interest in this Lease to said Mortgage, or ground or underlying lease or make its interest in this Lease superior, and will execute such agreement or agreements as may be reasonably required by such mortgagee, trustee or ground lessor FN 14.1.

   It is further agreed:

        A. Should any mortgage affecting the Building or the Real Property be foreclosed or if any ground or underlying lease be terminated:

               1. The liability of the mortgagee, trustee or purchaser as such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall FN 14.2. exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Real Property and such shall not continue or survive after further transfer of said ownership.

               2. Upon request of the mortgagee or trustee, Tenant will attorn as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder FN 14.3. or if any ground or underlying lease be terminated for any reason, Tenant will attorn as Tenant under this Lease to the ground lessor under the ground lease FN 14.4. and will execute such i8nstruments as may be necessary or appropriate to evidence such attornment FN 14.5.

FN 14.1. through FN 14.5. - see page 14(a)

FN 14.1. - continued from Section 16

; provided, however, that Tenant shall not be required to subordinate its interest in this Lease unless the mortgage (or trustee) or ground lessor shall provide Tenant with a Non-Disturbance and Attornment Agreement providing substantially the same rights and obligations as the form attached hereto as Exhibit "F".

FN 14.2. - continued from Section 16.A.1.

, provided that the transferee of such mortgagee, trustee, purchaser at a foreclosure sale or subsequent owner designated as Landlord under this Lease assumes the obligations of Landlord under this Lease,

FN 14.3. - continued from Section 16.A.2.

provided that such purchaser assumes and performs the obligations of Landlord hereunder,

FN 14.5. - continued from Section 16.A.2.

(but only if Tenant has received an agreement providing substantially the same rights and obligations as the form attached hereto as Exhibit "F" executed by such mortgagee, trustee, ground lessor or purchaser at a foreclosure sale).

                                      14(a)

        B. This Lease may not be modified or amended except as provided so as to reduce the Base Rent and/or Rent Adjustments, or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be cancelled or surrendered, without he prior written consent, in each instance, of the ground lessor or mortgagee.

        FN 15.1.

    17. Certain Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting the obligations of Tenant hereunder:

        A. to change the name or street address of the Building FN 15.2.

        B. subject to Section 30 to install and maintain a sign or signs on the exterior of the Building;

        C. to have access for Landlord and the other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Post Office;

        D. to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy if Tenant vacates the Premises prior to the Expiration Date FN 15.3.

        E.  to retain pass keys at all times to the Premises FN 15.4.

        F. to grant to anyone the exclusive right to conduct any business or undertaking in the Building FN 15.5.

        G.  to exhibit the Premises to FN 15.6.

        H. to close the Building after regular working hours and on Holidays subject, however, to the right of Tenant to admittance, under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building:

        I. to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or Premises only at such times and in such manner as Landlord shall direct and in all events, however, at the sole risk and responsibility of Tenant;

        J. to take any and all measures, including inspections, repairs, alterations, decorations, outside the Premises, additions and improvements to the Premises or to the Building, as may be necessary for the safety, protection or preservation of the Premises FN 15.7.

        FN 15.8. Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the use or possession by Tenant and without being liable in any manner to Tenant (except as provided in Section 15.D.) and without abatement of Base Rent or Rent Adjustments or affecting any of the obligations of Tenant hereunder.

     18. Holding Over. If Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time or otherwise, on the first day of each month Tenant so retains possession, Tenant shall pay Landlord the Installments of Base Rent, and the estimate of Landlord of Rent Adjustments, both at double the rate payable for the month immediately preceding said holding over computed on a per-month basis, for each month or part thereof (without reduction for any partial month) that Tenant thus remains in possession, and in addition thereto, Tenant shall pay Landlord all damages, consequential as well as directly sustained by reason of the retention by Tenant of possession. The provisions of this Section do not exclude the right of Landlord of re-entry or any other right hereunder.

FN 15.1. through FN 15.8. - see pages 15(a) and 15(b)

FN 15.1. - continued after Section 16.B.

C. To the extent this Section 16 is inconsistent with Exhibit "F", Exhibit "F" shall be deemed controlling.

D. At the request of any mortgagee, trustee or ground lessor, Tenant shall give notice of any default by Landlord hereunder to such mortgagee, trustee or ground lessor, and such mortgagee, trustee or ground lessor shall have the right to cure such default within the applicable grace period provided herein, provided that such grace period shall commence upon giving of such notice by Tenant.

FN 15.2. - continued from Section 17.A.

; provided, however, if Landlord proposes such a change, it shall be subject to Tenant's approval which shall not be unreasonably withheld, provided further, however, that either a tenant in the Building or Landlord may refer to the Building or use the Madison Street address without Tenant's approval;

FN 15.3. - continued from Section 17.E.

; provided, however, Landlord shall give Tenant at least thirty (30) days advance notice of such work to be performed in the Premises;

FN 15.4. - continued from Section 17.F.

except to those areas within the Premises designated by Tenant as Secured Area(s) pursuant to Section 34 of this Lease;

FN 15.5. - continued from Section 17.G.

; provided, however, that the granting of such exclusive rights shall not: 1. restrict or interfere with Tenant's ability to conduct its business on the Premises, or to use the Premises as provided for under this Lease or 2. require Tenant to do business with any other Tenant in the Building;

FN 15.6. - continued from Section 17.H.

prospective tenants during the last twelve (12) months of the Term; provided, however, Landlord shall use reasonable efforts to give Tenant reasonable advance notice of such exhibition;

FN 15.7. - continued from Section 17.K.

, or as may be necessary or desirable for the safety, protection or preservation of the Real Property (other than the Premises) or in the interests of the Landlord, or as may be necessary or desirable in the operation of the Real Property; provided, however, Landlord shall use reasonable efforts to give Tenant advance notice if Landlord intends to exercise its rights under this
Section 17.K. within the Premises.

                                      15(a)

FN 15.8. - continued at the beginning of the last paragraph of Section 17.

Subject to the provisions of Section 10 of this Lease regarding entry into the Premises by Landlord,

                                      15(b)

     19. Remedies of Landlord. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

        A. FN 16.1.

        B. If Tenant defaults in the payment of Base Rent, Rent Adjustment Deposits or Rent Adjustments, or in payment of any other amount due Landlord and Tenant does not cure the default within twenty (20) days after written demand for payment of such Base Rent, Rent Adjustment Deposits or Rent Adjustments or other amounts due Landlord or if Tenant defaults in the prompt and full performance of any other provisions of this Lease, and Tenant does not cure the default within forty-five (45) days after written demand by Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith) or if the leasehold interest of Tenant be levied upon under execution or be attached by process of law and such levy or attachment is not released within ninety (90) days, or if Tenant makes an assignment for the Benefit of creditors or admits its inability to pay its debts, or if a receiver be appointed for any property of Tenant, or if Tenant abandons the Premises, then and only in any such event Landlord may, is Landlord so elects but not otherwise, and after notice of such election, either forthwith terminate this Lease and the right to possession of the Premises by Tenant or, without terminating this Lease, forthwith terminate the right to possession of the Premises by Tenant FN 16.2.

        C. At the Expiration Date or upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of the right to possession by Tenant without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord full and free license to enter into and upon the Premises in such event with process of law and to repossess Landlord of the Premises as of the former estate of Landlord and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing the rights of Landlord to Base Rent or Rent Adjustments or any other right given to Landlord hereunder or by operation of law.

        D. Landlord may elect to terminate the right to possession by Tenant only, without terminating this Lease, if Tenant fails to occupy or take possession of the Premises or fails to conduct its business activities in the Premises or abandons or vacates the Premises or otherwise entitles Landlord so to elect. Further, Landlord may elect to enter into the Premises, remove the signs of Tenant and other evidences of tenancy, and to take and hold possession thereof as in subsection C. of this Section 19 provided, without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from the obligation of Tenant to pay Base Rent or Rent Adjustments hereunder the full Term. Upon and after entry into possession without termination of the Lease, Landlord shall take reasonable measures to mitigate damages recoverable against Tenant and shall use reasonable efforts to relet the Premises or any

FN 16.1. and FN 16.2. - see page 16(a) - 16(b)

FN 16.1. - continued from Section 19.A.

        A. To the extent permitted by law, if, at any time during the Term, Tenant who is then the holder of this Lease (or any guarantor of the obligations of Tenant under this Lease) becomes a debtor or debtor-in-possession under any Chapter of Title 11 of the United States Code 11 U.S.C. Sections 101 et. Seq. ("Code"), or any other federal statute pertaining to bankruptcy, whether by voluntary or involuntary proceedings (except where an involuntary petition shall be filed against Tenant, if it is vacated or withdrawn within sixty (60) days [plus any extension of time granted in such bankruptcy proceedings]), makes a general assignment of its assets for the benefit of its creditors, or enters into any other court supervised or out-of-court restructuring or work-out of its liabilities, or if a receiver, liquidator, trustee or assignee is appointed to administer all or a portion of Tenant's assets (except where such receiver shall be appointed in an involuntary proceeding, and be withdrawn within sixty [60] days [plus any extension of time granted in such bankruptcy proceeding] of his appointment), or if the leasehold interest of Tenant is levied upon under execution or is attached by process of law, then and in any such event this Lease shall forthwith terminate without notice and without entry or other action by Landlord. Upon such termination Landlord shall be entitled to its remedies upon termination as set forth in Section 19.B.

FN 16.2. - continued from Section 19.B.

; provided, however, if Tenant defaults in any provisions of this Lease other than the payment of Base Rent, Rent Adjustment Deposits, Rent Adjustments or any other amount due Landlord, which shall be governed as stated, or other than a default which involves a hazardous condition or a default pursuant to Section 7.F., which shall be cured forthwith, and if Tenant, within the forty-five (45) day period referred to above, gives Landlord evidence which is satisfactory, in the reasonable judgment of Landlord, that Tenant is diligently pursuing a course which will remedy the default which is the subject of the notice, such default shall be deemed remedied, but provided further, that (i) if after one hundred twenty (120) days elapse from the date of the original notice of the default such default has not been cured, or (ii) if Tenant fails to give Landlord satisfactory evidence, within the forty-five (45) day period referred to above, that Tenant is diligently pursuing a course which will remedy the default, Landlord shall thereupon again have to right to serve notice of default as provided in this Section 19.B. and under such circumstances Tenant shall not have the right to cure the default beyond such forty-five (45) day period or to evidence diligent remedying of the default to avoid its consequences and Landlord shall be entitled immediately after giving such notice to exercise all of its remedies under this Lease with respect to such default. If Landlord terminates this Lease and the Term created hereby, pursuant to this Section 19, or if such termination occurs pursuant to Section 19.A., Landlord may forthwith repossess the Premises and shall be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages a sum of money equal to the excess of the present value of the Base Rent plus Rent Adjustments provided to be paid by Tenant for the balance of the Term over the present value of the then reasonable rental value of the Premises (after deductions of all anticipated expenses of reletting) for said period. For purposes of determining present value, Landlord and Tenant agree to use a discount rate equal to the lower of the average published prime rate (or its equivalent) of

                                      16(a)
interest then in effect at Continental Illinois National Bank and Trust Company of Chicago, The first National Bank of Chicago and Harris Trust and Savings Bank, or the maximum legal rate of interest. Should the present value of the then reasonable rental value of the Premises (after deduction of all anticipated expenses of reletting) for the balance of the Term exceed the present value of the Base Rent plus Rent Adjustments provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

                                      16(b)
part thereof for the account of Tenant to any person, firm or corporation other than Tenant, for such Base Rent, for such time and upon such terms as Landlord, in its reasonable discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Landlord reasonably necessary or desirable, and Tenant shall, upon demand, pay the expense thereof, together with the expenses of Landlord of the reletting. If the consideration collected by Landlord upon any such reletting for the account of Tenant is not sufficient to pay monthly the full amount of the Base Rent and Rent Adjustments reserved in this Lease, together with the expenses of repairs, alterations, additions, redecorating and the expenses of Landlord, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

        E. Intentionally Omitted.

        F. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. Any such property of Tenant not retaken from storage by Tenant at the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

        G. Tenant hereby grants Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity; and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

        H. Landlord or Tenant shall pay upon demand all the costs, charges and expenses of the other, including the fees of counsel, agents and others retained, incurred in enforcing the obligations of the other hereunder if the enforcing party prevails. If, however, either party causes the other party to become involved or concerned in any litigation, negotiation or transaction, without the fault of the other such party, such party shall pay the other party, upon demand, all of such other party's costs, charges and expenses, including the fees of counsel, agents and others retained, incurred in connection with such litigation, negotiation or transaction, regardless of who prevails. Additionally, if Tenant, on a repetitive basis, defaults under this Lease, so that Landlord, on a repetitive basis, is required to serve default notices on Tenant, Tenant shall pay Landlord a fee for each default notice served as reimbursement to Landlord for costs and expenses incurred in serving such default notices FN 17.1.

        20. Intentionally Omitted.

        21. Surrender of Possession. At the Expiration Date or other termination of the Term, or the right of Tenant to possession hereunder. Tenant shall quit and surrender the Premises to Landlord. broom clean, in good order and condition, ordinary wear and damage by fire or other casualty excepted, and Tenant shall remove all of its property FN 17.2. If Tenant does not remove its property of every kind and description from the Premises prior to the end of the Term, however ended. Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without

FN 17.1. through FN 17.2. - see page 17(a)

FN 17.1. - continued from Section 19.H.

; provided that Tenant shall not be obligated to pay for the first three (3) default notices served to Tenant under this Lease.

FN 17.2. - continued from Section 21.

including, without limitation, the property which Landlord requires that Tenant remove pursuant to Section 9.K. Tenant shall repair any damage, other than the ordinary minor damage incidental to an office tenant vacating office space, caused by the removal of its property from the Premises.

                                      17(a)
further payment or credit by Landlord to Tenant and Landlord may remove the same and Tenant shall pay the expense of such removal to Landlord upon demand. The obligation of Tenant to observe or perform this covenant shall survive the Expiration Date or other termination of the Term.

        22. Notices. All notices shall be in writing unless otherwise specified.

            A. Notices shall be effectively served by Landlord upon Tenant by forwarding via Certified or Registered Mail, postage prepaid, to Tenant at the Premises, Attn: the President, with separate copies to be forwarded as follows:

               1.  to the Premises:

                    a.  Attn:  David O'Gorman
                        Senior Vice President of Administrations and
                        Finance; or
                        Tenant's Senior Vice President of
                        Administrations and Finance form time to time;

                    b. Attn: the Real Estate Representative specified by Tenant (if one has been Designated to Landlord in a notice from Tenant); and

                    c.  Attn:  Legal Department

               2. Goldberg, Kohn, Bell, Black, Rosenbloom & Morris, Ltd. Attorneys -at -Law
                   55 East Monroe Street
                   Suite 3900
                   Chicago, Illinois  60603
                   Attention:  James B. Rosenbloom, Esquire

Or to such other address as Tenant mat direct in writing. The time of notice shall be three (3) business days after the time of mailing. If at any time during the Term Tenant's Senior Vice President of Administrations and Finance changes, Tenant shall immediately notify Landlord of such changes.

            B. Notices shall be effectively served by Tenant upon Landlord when addressed to Landlord and served;

               1. Upon an officer of Landlord; and

               2. Certified or Registered Mail, postage prepaid, to Landlord in care of JMB/MS Management Co., Suite 1200, 111 East Wacker Drive, Chicago, Illinois 60601, Attention: Legal Department or if notified of another address by Landlord, at such later address, in which case three (3) business days after the time of mailing shall be the time of notice.

        23. Intentionally Omitted.

        24. Intentionally Omitted.

        25. Registered Agent

          A. Tenant shall at all times during the Term of this Lease have a registered agent for service of process in Illinois. Tenant hereby appoints Carl
A. Royal, or Tenant's general counsel form time to time, 30 South Wacker Drive, Chicago, Illinois 60606, as its true and lawful registered agent for service of process.

          B. If at any time the during the Term Tenant's registered agent in Illinois and/or registered office changes (including without limitation its general counsel from time to time), Tenant shall immediately notify Landlord of such change.

        26. Miscellaneous.

          A. No payment by Tenant or receipt by Landlord of lesser amount than any Installment or payment of Base Rent, Rent Adjustment Deposits, Rent Adjustments or other amounts due shall be deemed other than on account of the amount due, and no endorsement or statement on any check or any transmittal document accompanying any check or payment of any amount due shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to the right of the Landlord to recover the balance of any amount due or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the Expiration Date or termination of the Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Expiration Date of Term or affect any such notice, demand or suit.

          B. No waiver of any default of Tenant or Landlord hereunder shall be implied from any omission by Landlord or Tenant to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

          C. The word "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean plural where necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

          D. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned with the express written consent of Landlord.

          E. Submission of this Lease for examination does not constitute a reservation of or option for the Premises. This Lease does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant FN 19.1

          F. All amounts owed by Tenant to Landlord shall be deemed additional Base Rent and ( unless otherwise provide, and other than the Base Rent, Rent Adjustments Deposits and rent Adjustments, which shall be due as provided) be paid within twenty (20) days from the date Landlord renders a statement of account. All such amounts (including Base Rent, Rent Adjustment Deposits and Rent Adjustments) shall bear interest from twenty (20) days after date paid at the average published prime rate (or its equivale) of interest in effect on the date due at the Continental Illinois National Bank and Trust Company of Chicago, The First National Bank of Chicago and the Harris Trust and Savings (the "Prime Rate") or at the maximum legal rate, if any, of interest for business loans, whichever is lower.

          G. All exhibits attached to this Lease are hereby made a part of this Lease as though inserted in this Lease.

          H. The headings of sections are for convenience only and do not limit or construe the contents of the sections.

          I. If Tenant shall occupy the Premise prior to the Commencement Date with the consent of Landlord, all the provisions of this Lease shall be in full force and effect as soon as Tenant occupies the Premises.

          J. Subject to Section 16, should any mortgage, leasehold or otherwise, requires modification of this Lease which will not bring about any increased expense to Tenant or in any other way materially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified.

FN 19.1. - see page 19(a)

FN 19.1. - continued after Section 26.E.

If all of the terms and conditions thereof are acceptable to Landlord, Landlord shall use reasonable efforts to execute this Lease as soon as practicable after receipt of a Lease duly executed by Tenant. In the event that Landlord does not execute this Lease and deliver a copy thereof to Tenant within fifteen (15) days after the same is executed by Tenant and received by Landlord, Tenant, at any time prior to its receipt of a fully executed Lease from Landlord, shall have the right to revoke delivery and withdraw its execution of this Lease by serving Landlord with written notice thereof.

                                      19(a)

          K. Landlord and Tenant each represent to the other that they have dealt directly with and only with Metropolitan Structure and The Levy Organization as brokers in connection with this Lease, and that insofar as such party knows no other broker negotiated this Lease or is entitled to any commission in connection therewith, Landlord will pay the commission owing to Metropolitan Structure in connection with this Lease and will pay the commission owing to the Levy Organization. Tenant indemnifies and holds Landlord, its beneficiaries, Owner and the partners of Owner and their respective agents and employees harmless from all claims of any other brokers claiming to have been employed by or to have represented Tenant in connection with this Lease. Landlord indemnifies and holds Tenant, its agents and employees harmless from all claims of any other brokers claiming to have been employed by or to have represented Landlord in connection with this Lease.

          J. Landlord and Tenant agrees from the time upon at least thirty (30) days prior to request, to deliver to the other a written statement certifying:
1. that this Lease is unmodified and in full force and effect, if such be the case (or if there have been modifications that the same is in full force and effect as modified, if such be the case and identifying the modification). 2. the dates to which the Base Rent and other charges have been paid, 3. that so far as the person making the certificate knows, Landlord or Tenant (as the case may be) is not in default under any provisions of this lease, if such the case and 4. any other information and certifications reasonably requested by Tenant or Landlord, ground lessor or mortgage (a the case may be).

          M. The title of Landlord or Owner is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber such title FN 20.1

          N. The laws of the State of Illinois shall govern the validity, performance, construction and enforcement of this Lease.

          O. If ant term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons of circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

          P. The term "Owner", as used in this Lease, means the beneficiary of the Land Trust which owns title to the Real Property or the Building. If such beneficiary is a partnership, any liability or obligation of said partnership under this Lease whether as beneficiary or Owner shall be limited to solely to the assets of such Land Trust and no partner of said partnership shall be individually or personally liable for any claim arising out of this Lease. A deficit capital account of any such partner shall not be deemed an asset or property of said partnership.

          Q. If Tenant is a corporation, the persons executing this Lease on behalf of such corporation hereby represent and warrant that they have been duly authorized to execute this Lease for and on behalf of such corporation pursuant to a duly adopted resolution of its board of directors or by virtue of its bylaws.

          R. Landlord and Tenant agree that should Landlord, in the exercise of its reasonable discretion, determine that a fire emergency exit (crash door) is required in the interest of public safety, Landlord may, at its sole expense install such fire emergency exit (crash door) in any demising wall of the Premises.

          S. If Landlord is a bank as trustee under a trust, this Lease is executed by the undersigned trustee, not personally but solely as trustee and its expressly understood and agreed by the parties hereto, anything contained herein to the contrary notwithstanding, that each and all of the covenants, undertakings, representations and agreements herein made are made and intended, not as personal covenants, undertakings, representations and agreements of the trustee, individually, or for the purpose of binding it personally , but this Lease is executed and delivered by the trustee, solely in the exercise of the powers confirmed upon it as such trustee under said trust agreement and no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against said bank, the beneficiary of said trust or its Agent on account hereof, or on account of any covenant undertaking, representation, warranty or agreement herein contained, either expressed or implied, all such personal liability, if any, being hereby expressly waived and released by the parties hereto or holder hereof, and by all persons claiming by or through or under said parties or holder hereof. Such trustee, hereby confirms that its beneficiary has the authority to manage the Buildings and has designated JMB/MS Management Co. as Agent for the Beneficiary in connection with the management of the Building.

          T. Intentionally Omitted.

FN 20.1 - see page 20 (a)

FN 20.1. - continued from Section 26.M.

, provided that either Landlord or Tenant may record a Memorandum of Lease in form and substance acceptable to both Landlord and Tenant.

                                      20(a)

          U. Landlord and Tenant agree, that to the extent permitted by law, for possession actions only, each shall and hereby does waive trial by jury.

          V. Approvals, permission, elections or the consent of Landlord, or Tenant (as case may be) under this lease must be in writing in order to be valid and Landlord and Tenant agree that their respective approval or consent when required under this Lease shall not be unreasonably withheld or delayed, except to the extent that this Lease expressly sets forth a different standard for the granting or withholding of such approval or consent.

          X. The liability or obligations of Metropolitan Structures under this Lease, if any, shall be limited to its partnership assets and no partner of said partnership shall be individually or personally liable for any claims arising out of this Lease. A deficit capital account of any such partner shall not be deemed an asset or property of said partnership.

          Y. Landlord represents that to the best of its knowledge, information and belief, as of the date of this Lease, the Building and all Systems and fire safety apparatus fully comply with all applicable laws, ordinances, governmental regulations and fire safety requirements.

          Z. This Lease does not grant any rights to light or air over the building.

          AA. The liability or obligations of JMB/MS Management Co. under this Lease, if any, shall be limited to its partnership assets and no partner of said partnership shall be individually or personally liable for any claim arising out of this Lease. A deficit capital account of any such partner shall not be deemed an asset or property of said partnership.

    27. Tenant Credit

          A. 1. As a concession to Tenant, Landlord hereby grants Tenant the following credits in the aggregate amount of THREE MILLION SIX HUNDRED TWENTY-EIGHT THOUSAND FOUR HUNDRED FIFTY-THREE AND 20/100 Dollars
($3,628,453.20) ("Rent Credit") to be applied against the following
Installments:

                           MONTH                  AMOUNT
                           -----                  ------
                      April, 1988           $      260,746.10
                      May, 1988                    260,746.10
                      June, 1988                   260,746.10
                      July, 1988                   260,746.10
                      August, 1988                 260,746.10
                      September, 1988              260,746.10
                      October, 1988                260,746.10
                      November, 1988               260,746.10
                      December, 1988               260,746.10
                      January, 1989                260,746.10
                      February, 1989               260,746.10
                      March, 1989                  260,746.10
                      April, 1989                   41,625.00
                      May, 1989                     41,625.00
                      June, 1989                    41,625.00
                      July, 1989                    41,625.00
                      August, 1989                  41,625.00
                      September, 1989               41,625.00
                      October, 1989                 41,625.00
                      November, 1989                41,625.00
                      December, 1989                41,625.00
                      January, 1990                 41,625.00
                      February, 1990                41,625.00
                      March, 1990                   41,625.00
                                            -----------------

                               Rent Credit  $    3,628,453.20

          2. a. The monthly credits listed above are herein referred to as "Installment Credits". Installment Credits shall only be applied against Installments to any other provisions of this Lease, the Installment Credit for each month during which such an abatement occurs shall be applied to the portion (if any) of the Installment of Base Rent for such month that is not abated, and the portion of the Installment Credit for such month not applied against Base Rent for such month by reason of such abatement (The "Deferred Installment Credit") shall be applied toward Installments of non-abated Base Rent becoming due as follows: the aggregate amount of Deferred Installment Credits (if any) shall be applied as a credit toward successive Installments of Base Rent not otherwise abated pursuant to this Lease, commencing with the Installment of Base Rent for the month of April 1989 or the first month thereafter that Base Rent is not otherwise abated, until the aggregate amount of Deferred Installment Credits has been so applied. For example, if Base Rent for the entire Premises was abated for the month of June, 1988 and for the first ten (10) days of July, 1988, then the aggregate amount of Deferred Installment

Credits would equal $346,470.85 ($260,746.10 for June, 1988 plus $85,724.75 for the first ten (10) days of July, 1988). Such amount would than be applied as a credit toward the following Installments:

                        MONTH                 AMOUNT
                        -----                 ------
                      April, 1989          $ 219,121.10
                      May, 1989              127,349.75
                                           ------------
                             Total         $ 346,470.85

It is understood that Deferred Installment Credits shall not be applied as a credit toward Rent Adjustment Deposits, Rent Adjustments or any amount, other than the Base Rent Installments, due and owing from Tenant to Landlord pursuant to any provision of this Lease.

              b. Under no circumstances (including, without limitation a termination of this Lease as a result of a default) shall Landlord be obligated to pay Tenant cash or any other form of consideration on account of the Installment Credits or the Deferred Installment Credits (if any), even if Tenant will not otherwise receive the benefit of all or any portion of the Installment Credits or the Deferred Installment Credits (if any).

          3. The balance of Base Rent, Rent Adjustment Deposits and/or Rent Adjustments due for any month to which an Installment Credit or Deferred Installment Credit (if any) is applied shall be paid as provided in Sections 2 and 3 of this Lease.

          B. 1. As an additional concession to Tenant, Landlord hereby grants Tenant a credit ("Work Credit") in the amount of SEVEN MILLION SIX HUNDRED TWENTY-FOUR THOUSAND SEVEN HUNDRED AND 00/100 Dollars ($7,624,700.00, this amount is calculated as follows: [($45.00 X 175,660) - $300,000.00] plus $20,000.00 to be applied in the following sequence:

              a. $73,074.56 (.416 X 175,660) to the cost of the preliminary sprinkler grid in the Premises existing as of the date of the Lease; and

              b. $5,260.74 (.416 X 12,646) to the cost of the preliminary sprinkler grid in the Support Space (as defined in the Support Space Supplement attached hereto) existing as of the date of this Lease; and

              c. $29,686.54 to the cost of horizontal Venetian blinds purchased form Landlord for all peripheral windows in the Premises; and

              d. the balance shall be applied to the cost of the Initial Alterations (as defined in the Work Supplement) performed in the Premises (including, but not limited to, the cost of space planning, design, related architectural and engineering services and the preparation of Plans [as defined in the Work Supplement] for the Initial Alterations performed in the Premises).

          2. Tenant shall be responsible for the performance of the Initial Alterations. During construction of the Initial Alterations, upon receipt by Landlord of waivers of mechanics' liens from the General Contractor and the subcontractors (with respect to lienable items only); percentage completion certificates from Tenant, Tenant's architect, its General Contractor, space planner, engineer and other consultants as the case may be; a sworn contractors affidavit form the General Contractor; and a written request to disburse from Tenant containing an approval by Tenant of the work done and specifying each party to whom Work Credit funds are to be disbursed and the amount of each disbursement, Landlord shall disburse Work Credit funds directly to Tenant's architect, space planner, engineer or other consultants or General Contractor or subcontractors (as the case may be); provided, however, Landlord will only disburse Work Credit funds at the end of each calendar month and only for the cost of work done during the period beginning with the commencement of construction and ending two years thereafter and with respect to which Landlord receives the documents required under this subsection 27.B.2. on or before the first day of such calendar month, and provided further, that Landlord shall be obligated to disburse any portion of the Work Credit during the continuance of an uncured material or monetary default under this Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured. If practicable, subcontractor's mechanics lien waivers will cover all work for which disbursements is requested. Otherwise, such waivers shall at least cover all work for which previous draws have been made. There shall be no fee charged to Tenant for the disbursing of Work Credit.

          3. Notwithstanding anything contained herein to the contrary, if Landlord fails to disburse funds as required in subsection 27.B.2. above, and as a result thereof Tenant disburses its own funds toward the Initial Alterations, Landlord shall pay interest to Tenant on such funds from the date of such disbursement by Tenant to the date the Work Credit is disbursed by Landlord, or any portion thereof which would cover the amount then disbursed by Tenant, at the average published prime rate (or its equivalent) of interest in effect on the date the Work Credit would other wise have been due, at the Continental Illinois National Bank and Trust Company of Chicago, The First National Bank of Chicago and the Harris Trust and Savings Bank or the maximum legal rate, if any, of interest for business loans, whichever is lower.

          4. Upon completion of the Initial Alterations Tenant shall furnish Landlord with: a. Tenant, General Contractor, and architectural completion affidavits, b. full and final waivers of lien, c. receipted bills covering all labor and materials expended and used, d. other appropriate documents evidencing completion of the Initial Alterations, and f. a representation from Tenant to the best of its knowledge and a certification by Tenant's architect, that the Initial Alterations were constructed in accordance with the Plans and all applicable building codes and regulations (provided that Landlord shall have the right to withhold final payment until Tenant has furnished Landlord with the items required in subsections 27.B.4.a. through 27.B.4.f.).

     28. Intentionally Omitted.

     29. Intentionally Omitted.

     30. Signage.

  I.  Elevator Lobby Sign.

     A. Tenant may, at its expense, install up to three (3) signs ("Lobby Signs") identifying Tenant (Tenant name and logo), in the elevator lobby of the elevator bank serving the Premises in the lobby at the Plaza level of the Building (the "Low Rise Elevator Lobby") on the east and west walls at the north end of such Low Rise Elevator Lobby, and on the east wall at the south end of such Low Rise Elevator Lobby shown as point A, Point B and Point C, respectively, on attached Exhibit "I", but only if:

     1. Tenant is not in default under this Lease at the time of installation (or if in default, applicable grace periods have not then expired); and

     2. at the time of installation Tenant and/or Members of Tenant occupy (and are legally entitled to occupy) or have leased at least 50,000 square feet of space in the Building; provided, however, Tenant shall not be entitled to install its Lobby Sign prior to the Commencement Date.

     B. Landlord, Landlord's architect and Tenant shall work together to determine the general design (including, without limitation, the size, material, shape and lettering) of the Lobby Signs, provided that Landlord's architect shall have the right to make the final determination of the general design if Landlord and Tenant cannot agree upon the general design. The precise location and method of installation of each Lobby Sign must be approved by the architect of Landlord in its reasonable discretion.

     C. The Lobby Signs may not be installed until the earlier to occur of (i) June 30, 1988; and (ii) the date on which a sign identifying another tenant in the Building is installed in the lobby at the Plaza level of the Building.

     D. All other elevator lobby signs at the Plaza level of the Building shall have the same general appearance (i.e., size, material, shape and lettering [except to the extent that a tenant's logo requires a certain type of lettering]) as the Lobby Signs and shall be installed only at those locations designated on Exhibit "I". There shall be no other signs in the lobby at the Plaza level other than temporary signs which are in place for no more than one hundred twenty (120) days, the lobby directory, and signband identifying the retail tenants.

     E. No signs other than the Lobby Signs shall, be installed in the Low Rise Elevator Lobby, provided that Landlord may install a sign for the parking garage on the west wall at the south end of the Low Rise Elevator Lobby in the location shown on Exhibit "I" attached hereto.

     F. Tenant, at its expense, shall repair and replace the Lobby Signs or lettering when necessary. Landlord shall clean and maintain the Lobby Signs.

     G. Landlord may (at its option) remove the Lobby Signs, and the restrictions on signage set forth in subsections 30.I.D. and 30.I.E. shall no longer be effective or applicable, if at any time Tenant and/or Members of Tenant occupy (and are legally entitled to occupy) or have leased less than 50,000 square feet in the Building (whether by reason of subleases, assignments or otherwise); provided that for purposes of this subsection 30.I.G., Tenant and/or its Members will be deemed not to be in occupancy of any space in the Building which they are not entitled to occupy (for example, if Tenant and/or its Members are in occupancy as holdover tenants).

  II.  Building Sign.

     A. If:

          1. Landlord decides, in its sole discretion, to install a sign on or outside of the Building identifying the Building and/or tenants of the Building ("Building Sign"), other than a signband identifying retail tenants; and

          2. Tenant is not in default under this Lease (or if in default, applicable grace periods have not then expired) at the time of installation; and

          3. at the time of installation, Tenant and/or Members of Tenant occupy (and are legally entitled to occupy) or have leased at least 75,000 square feet of space in the Building;

Landlord shall include the name of Tenant on the Building Sign, it being understood that the names of up to six (6) other tenants of the Building may be listed on the Building Sign along with the name of Tenant.

     B. The Building Sign will be located at a point within the area and substantially in the form shown on pages 1 and 2, respectively, of Exhibit "J" attached hereto. The final design details, the exact location within the area and the method of installation of such Building Sign shall be determined by Landlord and the architect of Landlord in their sole and absolute discretion.

     C. If the Building Sign is installed, Landlord, at any time, in its sole discretion, may delete the names of other tenants listed on the Building Sign. Landlord shall not install more than one (1) Building Sign.

     D. If Landlord decides, in its sole discretion, to install the Building Sign, Tenant shall pay its share of all of the costs of designing, constructing and installing such sign, which share shall be determined as follows: Tenant shall pay an amount ("Signage Share") equal to the total costs of the Building Sign divided by the number of tenants whose names will appear on the sign when it is initially installed. Tenant shall pay Landlord such amount within thirty
(30) days after receipt of an invoice therefore from Landlord. With respect to each additional tenant whose name is added to the sign after its initial installation, Landlord shall recalculate Tenant's Signage Share based upon the increased number of tenants whose names will appear on the Sign, and if Tenant is not in default under this Lease, Landlord shall remit the difference between the Tenant's initial Signage Share and the Tenant's new Signage Share to the Tenant (if the new Signage Share is less than the initial Signage Share). Landlord shall remit any such amount within thirty (30) days after the addition of the new name on the Building Sign.

     E. Landlord may, at its option, remove the Tenant's name from the Building Sign, and may redesign or add new Building Signs without incorporating Tenant's name thereon, if at any time the Tenant and/or Members of Tenant occupy (and are legally entitled to occupy) or have leased less than 75,000 square feet in the Building (whether by reason of subleases, assignments or otherwise); provided that for purposes of this subsection 30.II.E., Tenant and/or its Members will be deemed not to be in occupancy of any space in the Building which they are not entitled to occupy (for example, if Tenant and/or its Members are in occupancy as holdover tenants).

  31. Antenna Option.

     A. Tenant may lease space on the roof of the Building ("Antenna Option") to install, operate and maintain, at the expense of Tenant, a microwave receiving and/or transmitting facility or other similar communications equipment ("Facility"), if:

          1. Landlord receives notice of exercise ("Antenna Notice") of this Antenna Option at any time on or before eighteen (18) months prior to the Expiration Date; and

          2. Tenant is not in default under this Lease, after any applicable grace periods have expired, at the time it delivers the Antenna Notice; provided, that if Tenant fails to cure any default existing at the time the Antenna Notice is given within the applicable grace periods, Landlord, at its option, may declare Tenant's Antenna Notice to be null and void; and

          3. the Antenna Area (defined below) is for the use of Tenant only during the Term and thereafter, if Tenant continues to lease the Antenna Area after the Term pursuant to subsection 31.D.; and

          4. Tenant obtains, at its expense, all necessary permits and licenses form the City of Chicago and any other governmental agency having jurisdiction prior to installing the Facility in the Antenna Area; and

          5. Tenant obtains the written approval of Landlord of the method of installation of, and the plans and specifications for, the Facility prior to installing the Facility prior to installing the Facility in the Antenna Area, which approval shall not be unreasonably withheld; and

          6. Tenant executes and returns the "Antenna Supplement" (subsection 31.B.2. below) within thirty (30) days of its submission to Tenant.

     B. If Tenant is able to and properly exercises its Antenna Option:

          1. Landlord shall deliver seventy-five (75) square feet in a location on the roof of the Building selected by Landlord; provided, however, if Tenant determines the location selected by Landlord is not suitable, upon written request from Tenant, Landlord will identify the areas on the roof of the Building which Landlord has designated for use by tenants for communication equipment and which are available to be leased by Tenant for its Facility, and Tenant shall (subject to subsection 31.E.[ii] below) have the right to select an alternate location within the available areas on the roof of the Building, which in Tenant's judgment is more suitable for placement of the Facility; provided further, however, any area on the roof of the Building that is subject to the rights of other tenants in the Building or in the 30 South Wacker Building (regardless of whether such rights arise pursuant to a lease or lease amendment entered into subsequent to the date hereof but prior to Tenant's selection of such alternate location) shall not be available for lease by Tenant. The space ultimately designated for the Facility shall be referred to herein as the "Antenna Area". Landlord makes no representation and shall have no obligation with respect to the suitability of the Antenna Area for use of the Facility.

          2. a. Landlord shall prepare an Antenna Supplement to this Lease to reflect monthly installment for the Antenna Area, the annual increase in such installment specified in subsection 31.C., the provisions of subsections 31.D., 31.E., 31.F. and 31.G. and other appropriate terms set forth in this Section 31; and

          b. a copy of the Antenna Supplement shall be sent to Tenant within a reasonable time after receipt of the Antenna Notice and executed by Tenant and returned to Landlord in accordance with subsection 31.A.6.;

          3. The term for the Antenna Area shall commence upon the stated commencement date of the Antenna Supplement ("Antenna Commencement Date") and all terms and conditions of this Lease shall be applicable to the Antenna Area except Sections 3,4,27,33 and 35, and except to the extent that such terms and conditions with the provisions of this Section 31 ( which provisions shall govern and control the leasing of the Antenna Area).

     C. The monthly installment for the Antenna Area ("Antenna Installment") shall be $500.00 for the first twelve (12) months subsequent to the Antenna Commencement Date. The Antenna Installment shall then be increased at each Antenna Space Anniversary ("Antenna Space Anniversary" means the annual recurrence of the Antenna Commencement Date) by an amount equal to two percent (2%) of the Antenna Installment due for the month immediately preceding such Antenna Space Anniversary, e.g., if the Antenna Commencement date is February 1, 1989, then the Antenna Installment due for each month in the period commencing February 1, 1989 and ending January 31, 1990 shall be $500.00, and the Antenna Installment due for each month in the period commencing February 1, 1990 and ending January 31, 1991 shall be $510.00, and the Antenna Installment due for each month in the period commencing February 1, 1991 and ending January 31, 1992 shall be $520.00 and so on during the Term.

     D. The term of the Antenna Supplement shall end ("Antenna Expiration Date") upon the Expiration Date or earlier termination of this Lease, provided that Tenant may continue to lease the Antenna Area after the Antenna Expiration Date, provided that Tenant:

          1. continues to occupy (and is entitled to occupy) and conduct business on the Trading Floors (subsection 3.A.18) and/or continues to occupy (and is entitled to occupy) and conduct business in office space in the Building; and

          2. executes a lease for the Antenna Area ("Antenna Lease"),

               a. The term of the Antenna Lease shall commence on the day immediately following the Antenna Expiration Date and end, with the exception that Tenant shall have a right to cancel upon thirty (30) days prior notice, on the later to occur of (i) the date Tenant no longer occupies (or is no longer entitled to occupy) and conducts business on the Trading Floors, and (ii) the date Tenant no longer occupies (or is no longer entitled to occupy) and conducts business in office space in the Building.

               b. The initial Antenna Installment for the Antenna Area under the Antenna Lease shall equal the Antenna Installment for the month in which the Antenna Expiration Date occurred plus two percent (2%) of such Antenna Installment, if the Antenna Lease commences on the original Antenna Space Anniversary. The Antenna Installment shall thereafter continue to be increased on the original Antenna Space Anniversary pursuant to subsection 31.C.

               c. So long as and to the extent that there will be Members leasing in the aggregate of 100,000 square feet of space in the Building after a fire or casualty, Tenant and Landlord shall have the same rights and obligations under the Antenna Supplement with respect to the Antenna Area as is set forth in
Section II of this Lease with respect to the Premises.

               d. Tenant and Landlord shall have the same rights and obligations under the Antenna Supplement with respect to the Antenna Area as is set forth in
Section 16 of this Lease with respect to the Premises.

               e. Tenant shall have the right to record a short form memorandum of the Antenna Supplement on a form acceptable to Landlord and Tenant.

               f. Except as otherwise provided in this subsection 31.D.2., the Antenna Lease shall be on the same terms and conditions as set forth in this subsection 31.

     E. Tenant agrees that (i) it will cooperate with the owners and users of other communications equipment installed in or on the Building, and (ii) the installation and operation of the Facility will not interfere with the operation or functioning of other communications equipment installed in or on the Building prior to the installation of the Facility, and (iii) Tenant shall not alter, redirect or change the method of operation of its Facility if such alteration, redirection or change would interfere with the operation or functioning of other communications equipment in or on the Building at the time of such alteration, redirection or change, and (iv) if any interference of the type described in clause (ii) or clause (iii) of this subsection 31.E.. occurs, Tenant will eliminate the cause thereof at Tenant's expense..

     F. Tenant hereby agrees to indemnify and hold Landlord, its beneficiaries, Owner and partners of Owner and their respective agents and employees harmless against all claims, demands, liabilities, costs and expenses of any and every kind, including, without limitation, reasonable attorney's fees, arising from or connected in any way with the installation, use, operation or maintenance of the

Facility, including, without limitation, claims for interference prohibited by subsection 31.E. or claims from third parties occupying other property.

     G. Tenant shall remove the Facility and repair all damage caused by such removal, and restore the Antenna Area to the condition in which it existed immediately prior to the time the Facility was installed, on the later to occur of:

          1. the Antenna Expiration Date; and

          2. the expiration or earlier termination of the Antenna Lease (if such Antenna Lease is entered into by Landlord and Tenant).

  32. Intentionally Omitted

  33. Obligation of Landlord to Repair and Maintain.

     Landlord shall, at its expense (except as otherwise provided herein through inclusion in Expenses to the extent provided in subsection 3.a.4.), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon:

     A. the Building; and

     B. all structural elements of the Building within the Premises and the Support Space (defined in the Support Space Supplement to this Lease); and

     C. all Systems within the Premises and the Support Space (defined in the Support Space Supplement to this Lease), but only to the extent such have been installed by Landlord or its contractors; and

     D. all elements of the Building and the Premises necessary to provide the services described in Section 4, but only to the extent such have been installed by Landlord or its contractors; and

     E. the Building facilities common to all tenants including, but not limited to, the ceilings, lights, HVAC, plumbing, walls and floors in the common areas (which common areas do not include the Lobby Space [defined in the Support Space Supplement] leased by Tenant).

  34. Secured Area(s).

     A. Notwithstanding subsection 7.I., Tenant may, if Tenant complies with subsection 34.B below, provide its own locks to an area(s) within the Premises ("Secured Area(s)") at any time during the Term. Tenant need not furnish Landlord with a key, but upon the Expiration Date, Tenant shall surrender all such keys to Landlord. If Landlord determines in its sole discretion, that an emergency (or other situation ) in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Premises, Tenant hereby authorizes Landlord to forcibly enter the Secured Area(s). In such event, except s provided in subsection 15. D., Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor or other door or other portions of the

Premises or the Secure Area(s) damaged as a result of the forcible entry by Landlord. Landlord shall make reasonable efforts to contact Tenant or its representatives to secure access to the Secured Area(s) prior to a forcible entry but under no circumstances is Landlord obligated to contact Tenant. Landlord shall have no obligation to provide either janitor service or cleaning in the Secured Area(s).

     B. On or before ten (10) days prior to the date that Tenant establishes a Secured Area by providing its own locks to such area, Tenant shall notify Landlord of the location of the Secured Area and Tenant shall provide Landlord with the name of the representatives of Tenants to be contacted and the manner of contact to avoid a forcible entry as stated in subsection 34.A. above.

  35. Parking

     A. Landlord shall, subject to the provisions of subsection 35.D. below, during the Term, cause the operator ("Operator") of the Building automobile parking facility to make thirty-seven (37) parking privileges ("Privileges") available to Tenant.

     B. If, at any time during the Term, Tenant adds office space in the Building to the initial Premises, Landlord shall subject to the provisions of subsection 35.D. below, cause the Operator to make one (1) additional Privilege available to Tenant for each 6,000 square feet added to the initial Premises.

     C. Tenant shall:

          1. contract with the Operator for the initial Privileges or any subsequent Privileges made available by virtue of Tenant adding office space in the Building to the initial Premises, within thirty (30) days after its occupancy of the Premises or such additional space (as the case may be); and

          2. pay the monthly charge for the Privileges at the rate charges by the Operator from time to time;

          3. use the Privileges so contracted for on a continuous basis.

     D. If Tenant fails to pay the aforesaid monthly charge, or to contract within the time stated, or to continuously use the Privileges, Landlord need no longer cause such Privileges which are not contracted for or used continuously to be made available.

  36. Insurance of Landlord

     A. Landlord shall maintain the following insurances coverages in full force and effect during the Term, including insurance on the Building against fire or casualty in amounts adequate to prevent co-insurance:

          1. standard so-called "all-risk" property insurance, covering the Building in amounts at least equal to ninety percent (90%) of the replacement cost of the building (including Tenant's improvements) at the time in question , but in no event less than such coverage as is required to avoid co-insurance provisions;

          2. commercial general liability insurance (including contractual liability) with minimum limits of $1,000,000.,, for injury to or death of one or more persons and damage to or destruction of property in any occurrence combined;

          3. excess liability insurance over the insurance required by subsection 36.A.2. with minimum coverage of $19,000,000.00; and

          4. boiler and machinery coverage in amounts customarily carried by landlords for other first-class office buildings located in Chicago.

     B. At the request of Tenant, Landlord shall furnish Tenant a certificate or certificates of insurance showing that the insurance coverage required hereby is in force. Any insurance required by the terms of this Lease to be carried by Landlord may be under a blanket policy (or policies) covering other properties of Landlord and/or its related or affiliated entities. If such insurance is maintained under a blanket policy, Landlord procure and deliver to Tenant a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amounts thereof allocated to the risks intended to be insured hereunder. All insurance required to be obtained and maintained by Landlord pursuant to this Section shall be issued by responsible insuring companies qualified to do business within the State of Illinois, and having "Bests" Financial "Size Category Rating" of at least "A + XII" (or if a Bests" rating is not then available, having a comparable rating by a similar institution with offices located in a least five (5) cities within the United States).

  37. Vault

     A. Notwithstanding subsection 7.M., Landlord hereby grants Tenant permission to install, at its own expense, a concrete and /or steel vault ("Vault") in the Premises provided however:

          1. such installation is performed in accordance with the terms of this Lease; and

          2. on or before the Expiration Date, or earlier termination of this Lease, Tenant shall, at its own expense, remove the Vault from the Premises and restore the area where the Vault was installed to the condition in which it existed before such installation, reasonable wear and tear expected.

     B. Tenant may, on or before sixty (60) days prior to the Expiration Date, request permission to leave the Vault in the Premises with the understanding that Landlord, in the exercise of its sole and absolute discretion, may refuse such permission.

  38. Access to Trading Floors.

     A. Tenant shall have the right to perform Alterations so as to provide access to the Trading Floors (the "Access Alterations"). Such Access Alterations shall be performed in accordance with the terms and conditions of this Lease, including, but not limited to Section 9 hereof. Tenant shall perform such Access Alterations at its sole cost and expense, provided the Tenant shall have the right to perform the Access Alterations as Initial Alterations (defined in the Work Supplement attached hereto as Exhibit "C") and apply any portion of the Work Credit that it is entitled to receive pursuant to subsection 27.B. hereof against the cost of such Access Alterations.

     B. Notwithstanding anything to the contrary in subsection 9.K. hereof or elsewhere in this Lease, Tenant shall be responsible for removing Access Alterations and restoring those portions of the Premises affected by such removal, including the restoration of any demising walls removed in connection with the performance of Access Alterations, on or before the expiration Date or earlier termination of this Lease. If Tenant has not restored the Premises by such date, Landlord shall have the right to perform such restoration at Tenant's sole cost and expense.

  39. Non-Disturbance and Attornment Agreement

     As a condition precedent to Tenant's obligations hereunder, Landlord shall, after receiving this Lease executed by Tenant, obtain and deliver to Tenant a Non-Disturbance and Attornment Agreement ("Agreement") from Citicorp Real Estate, Inc. ("Mortgagee"), in substantially the form of Exhibit "F" attached hereto. Tenant shall execute the Agreement and submit it to Landlord at the same time this Lease is executed and submitted to Landlord.

  40. Quiet Enjoyment

     Notwithstanding any provisions contained in this Lease to the contrary, Landlord covenants and agrees with Tenant that upon Tenant paying Base Rent, Rent Adjustments and Rent Adjustment Deposits and observing and performing all terms, covenants and conditions on the part of Tenant to be observed and performed, Tenant shall have the right to peaceably and quietly enjoy the Premises, subject nevertheless, to the terms and conditions of this Lease including, but not limited to, Section 16 and Exhibit "F".

  41. Intentionally Omitted.

  42. Compliance With Laws.

     Tenant shall operate the Premises and Landlord shall operate the Building in compliance with all applicable federal, state and municipal laws, ordinances and regulations, unless such obligation is specifically imposed upon the other party pursuant to the terms of this Lease, and shall not knowingly, directly, or indirectly make any use of the Premises or the Building which I prohibited by any such laws, ordinances, or regulations.

  43. Security Services

     A. Tenant may contract with a fully licensed, insured and bonded security company (the "Security Company") or, at Tenant's option, utilize an employee of Tenant, in order to provide one unarmed security guard ("Security Guard") at the main reception desk in the lobby on the Plaza Level of the Building for purposes of monitoring only Tenant's employees, invitees, permitees and licensees who wish entry into the Premises, or any portions thereof.

          1. Tenant agrees to hold harmless, indemnify and defend the Landlord Related Parties from and against any and all claims, demands, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising from or connected in any way with (i) the acts or omissions of the Security Guard (whether said Security Guard acts within or outside of his scope of employment) or Security Company or (ii) the failure of Tenant to comply with this Section 43; and

          2. Tenant shall bear the expense of (i) the service provided by the Security Guard, (ii) changes to the main reception desk in the lobby on the Plaza level, if changes are necessary to accommodate the Security Guard, and
(iii) and telecommunications system which Tenant may require at such main reception desk; provided, however, that any changes to the main reception desk (except for the installation of a telecommunications system) shall be subject to the approval of Landlord (which Landlord may grant or withhold in its sole discretion) and shall otherwise be performed in accordance with Section 9 of this Lease; and

          3. If Tenant elects to use one of its employees as a Security Guard, such Security Guard will be fully bonded and insured and, if required by any applicable law, licensed.

     B. Services provided by the Security Guard shall at no time interfere with the entrance reception service provided by Landlord in the Building (subsection 4.A.6.). Such services shall be performed in a manner consistent with similar services in first-class downtown Chicago high-rise office buildings, and if Landlord determines, in its reasonable judgment, that the Security Guard is not performing in such a manner and so notifies Tenant, Tenant shall remove the Security Guard, provided that Tenant shall have the right to substitute a new Security Guard if Tenant complies with all the requirements of this Section 43. The Security Guard shall not monitor or otherwise interfere with traffic to and from the portions of the Building other than the Premises.

  44. Renewal Option

     A. Tenant shall have the option to extend the Term for ten (10) years by changing the Expiration Date from November 30, 2003 to November 30, 2013, if:

          1. Landlord receives notice of exercise ("Renewal Notice") on or before December 1, 2002; and

          2. Tenant is not in default under this Lease, after any applicable grace periods have expired, at the time of Landlord's receipt of the Renewal Notice provided, that if Tenant fails to cure any default existing at the time the Renewal Notice is given within the applicable grace periods, Landlord, at its option, may declare Tenant's Renewal Notice (pursuant to subsection 44.A.1.) to be null and void; and

          3. not more than twenty-five percent (25%) of the Premises (excluding any subletting of the portion of the Premises located on the 10th floor of the Building) is sublet to parties other than Members at the time of Landlord's receipt of the Renewal Notice; and

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

          4. this Lease has not been assigned, with the exception of an assignment to a Successor as defined in subsection 14.A.1., at the time of Landlord's receipt of the Renewal Notice; and

          5. subject to Section 14 of this Lease (including Tenant's right to sublet pursuant to Section 14), the Premises are intended to be for the use of Tenant only during the entire Extension.

     B. The annual rate per square foot of Base Rent during the period commencing on December 1, 2003 and ending on November 30, 2013 (the "Extension") shall equal prevailing market. For the purpose of this Section 44 only, "prevailing market" shall be determined by considering leases for "as-is" space ("As-Is Leases") being entered into at such time in the Building of the 30 South Wacker Building giving appropriate consideration to rate per square foot, escalation and abatement provisions, if any, length of lease term, size and location of premises being leased, work or allowances, if any and other applicable terms and conditions of tenancy; provided however, there shall be excluded from a consideration of prevailing market, As-Is Leases entered into under "special circumstances" which include the following (among others):

          1. the landlord being forced to lease space; or

          2. the lease term being less than five (5) years; or

          3. the space being subject to options or rights exercisable in the future; or

          4. the space being of an awkward or unusual shape; or

          5. the lack of windows in the space.

If no As-Is Leases are than being entered into in the Building or the 30 South Wacker Building, the same process stated in the preceding sentence shall be used, but As-Is Leases in reasonably similar neighboring first class high rise office buildings shall be the ones considered.

     C. If Tenant satisfies the conditions set forth in subsection 44.A. above, Landlord shall prepare a Renewal Amendment reflecting the change in the Expiration Date and any other appropriate terms. Execution counterparts of such Renewal Amendment shall be delivered to Tenant for execution within a reasonable time after Landlord's receipt of Renewal Notice. Tenant shall execute the Renewal Amendment within thirty (30) days after its submission to Tenant. Upon receipt of executed counterparts form Tenant, Landlord will execute and return, as soon as practicable, one counterpart of the Renewal Amendment to Tenant.

  45. Printing Facility.

     Landlord acknowledges that Tenant may request permission to install a printing facility at some time during the Term to provide service to Tenant and the Members only. Landlord hereby represents that in the event that Landlord receives such a request, that it will not reject such request solely on the basis that a printing facility would be beyond the Use set forth in Section 1 of this Lease. Landlord may, however, reject such request on the basis of Section 9 or any other controlling provision of this Lease.

  46. Escalator Option

     A. Tenant intends to install two (2) pairs of escalators (the "Escalators") in the Premises as part of Initial Alterations (defined in the Work Supplement attached hereto as Exhibit "C"). The first pair of escalators shall run up and down between the third floor of the Premises through the fifth floor of the Premises. The second pair of escalators shall run up and down between the fifth floor of the Premises through the seventh of the Premises. Tenant shall be responsible for the maintenance and repair of the Escalators during the Term.

     B. Tenant shall have the right to lease 23,144 square feet of space (the "Escalator Areas") shown cross-hatched on the attached Exhibits K-1 (3rd floor), K-2 (4th floor), K-3 (5th floor), K-4 (6th floor), and K-5 (7th floor) for an initial term (the "Initial Escalator Term") of five (5) years commencing on the day following the Expiration Date of this Lease, provided that:

          1. Tenant provides Landlord with written notice ("Escalator Notice") by no later than one (1) year prior to the Expiration Date of this Lease;

          2. Tenant, after any applicable grace periods have expired, is not in default under this Lease at the time Landlord receives Tenant's Escalator Notice, provided that if Tenant fails to cure any default existing at the time Tenant's Escalator Notice is given within the applicable grace periods, Landlord, at its option, may declare Tenant's Escalator Notice (pursuant to subsection 46.B.1.) to be null and void; and

          3. Tenant executes a lease for the Escalator Areas (the "Escalator Lease") upon the terms and conditions set forth in subsection 46.D. below.

     C. Notwithstanding anything in subsection 46.B. or subsection 46.D. to the contrary, Landlord shall have the right to reconfigure the Escalator Areas at any time during the term of the Escalator Lease to provide for the construction of any corridors required by the Chicago building code or any other applicable codes, ordinances, rules or regulations and the cost thereof shall be borne in accordance with the terms of this Lease. In addition, Landlord shall have the right to reconfigure the Escalator Areas at any time prior to the commencement of the Escalator Lease, provided that:

          1. Landlord will provide Tenant with written notice of its election to reconfigure the Escalator Area (which notice shall contain demising plans illustrating the new configuration) by no later than ninety (90) days after receipt of Tenant's notice in accordance with subsection 46.B.1. above;

          2. Such reconfiguration may reduce, but not exceed, the square footage of the Escalator Areas stated in subsection 46.B. above;

          3. Such reconfiguration will not materially affects Tenant's ability to use the Escalator; and

          4. If the square footage of the Escalator Areas id reduced, the CPI amount set forth in subsection 46.D.2.b. below and other appropriate terms shall be appropriately adjusted on the basis of the new square footage of the escalator areas.

     D. If Tenant is able to and properly exercise its right to lease the Escalator Areas, Landlord shall prepare the Escalator Lease on the basis of the following:

          1. the Initial Escalator Term shall be for five (5) years commencing on the day following the Expiration Date of this Lease. Tenant shall have the perpetual right to renew the Escalator Lease for successive terms of five (5) years each (each renewal term shall be referred to herein as an "Escalator Renewal Term"), provided that:

               a. Tenant provides Landlord with written notice to renew by no later than one (1) year prior to the expiration date of the Initial Escalator Term or applicable Escalator Renewal Term, as the case may be; and

               b. Tenant, after any applicable grace periods have expired, is not in default under the Escalator Lease at the time Landlord receives Tenant's notice to renew; provided, that if Tenant fails to cure any default existing at the time Tenant's notice to renew is given within the applicable grace periods, Landlord, at its option, may declare Tenant's Escalator Notice to be null and void.

          2. The base rent and rent adjustments for the Escalator Areas during the Initial Escalator Term and subsequent Escalator Renewal Terms shall be:

               a. an annual base rent of $17.45 per square foot ;

               b. a CPI (as defined in this Lease) amount for each Lease Year of $162,008 ($7.00 X 23,144) multiplied by the percentage of increase by which the CPI for April of any lease year (including, without limitation the first year Escalator lease year) of the Escalator Lease during the Initial Escalator Term of subsequent Escalator Renewal Terms exceeds the CPI for the Escalator Base Year (defined below);

               c. an amount equal to Tenant's Escalator Area Proportion (defined below) of Expenses during the Initial Escalator Term or subsequent Escalator Renewal Terms;

               d. an amount equal to Tenant's Escalator Area Protection (defined below) of Taxes during the Initial Escalator Term or subsequent Escalator Renewal Terms.

          3. Tenant and Landlord shall have the same rights and obligations under the Escalator Lease with respect to the Escalator Areas as is set forth in
Section 11 of this Lease with respect to the Premises;

          4. Landlord shall use reasonable efforts to provide Tenant with the same rights and obligations under the Escalator Lease with respect to the Escalator Areas as is set forth in Section 16 and Section 39 of this Lease with respect to the Premises;

          5. Tenant shall have the right to record a short form memorandum of the Escalator Lease on a form acceptable to Landlord and Tenant;

          6. Tenant shall be solely responsible for the repair and maintenance of the Escalators and for the removal of the Escalators in accordance with subsection 46.F. below.

          7. Tenant shall, at its sole cost and expense, be responsible for erecting demising walls and ceilings, constructed with soundproofing materials such as fiberglass, additional layer(s) of gypsum board and duct transfer and otherwise preparing the Escalator Areas in accordance with Exhibits "K-1" through "K-5", and

          8. Except as to any terms and conditions specifically provided herein, Landlord shall prepare the Escalator Lease on the standard from lease being used by Landlord at the expiration of this Lease, with such changes as Tenant may reasonably request or as may be necessary to confirm with any provision hereof.

     E. Execution counterparts of the Escalator Lease shall be delivered to Tenant for execution within a reasonable time after Landlord's receipt of Tenant's initial notice of its intent to exercise its rights with respect to the Escalators Areas. Landlord and Tenant shall proceed with due diligence to arrive at a final negotiated version of the Escalator Lease specifically including the terms set forth in subsection 46.D. hereof.

     F. Notwithstanding anything in subsection 9.K. hereof to the contrary, if Tenant does not exercise its right to lease the Escalator Areas, Tenant shall, upon the Expiration Date or earlier termination of this Lease, remove the Escalators and restore the Premises to the condition that existed on the execution of this Lease insofar as the Premises were altered to permit the installation of the Escalators. Notwithstanding anything in subsection 9.K. hereof to the contrary, if Tenant exercised its rights to lease the escalator Areas, Tenant shall, prior to the expiration or earlier termination of the Escalator Lease, remove the Escalators located in the Escalator Areas and restore the Escalator Areas to the condition that existed at the execution of this Lease insofar as the Premises were altered to permit installation to the Escalators. If Tenant fails to remove the Escalators and restore the Premises or the Escalator Areas, as the case may be, as provided herein, Landlord shall have the right to perform such work at Tenant's sole cost and expense.

     G. For purposes of this Section 46:

          1. "Escalator Base Year" means the calendar month of April, 1988;

          2. "Escalator Area Proportion" means the percentage derived by dividing the current rentable area of the Escalator Area by the Rentable Area of the Building and multiplying by one hundred (100).

  47. Telecommunication Closet Option

     A. Tenant shall have the right to lease the 70 usable square feet of space (the "Telecommunication Closet Area") shown cross-hatched and designated as "CME

Electrical Closet" on the attached Exhibits "L-1" (2nd floor), "L-2" (3rd floor), "L-3" (4th floor), "L-4" (5th floor), "L-5" (6th floor), "L-6" (7th floor), "L-7" (8th floor), "L-8" (9th floor), "L-9" (10th floor) and "L-10" (M-1 floor) for an initial tern of five (5) years commencing on the day following the Expiration Date of this Lease (the "Initial Telecommunication Closet Lease Term"), provided that:

          1. Tenant provides Landlord with written notice ("Telecommunication Notice") by no later than one (1) year prior to the Expiration Date of this Lease of its intention to lease the Telecommunication Closet Area;

          2. Tenant, after any applicable grace periods have expired, is not in default under this Lease at the time Landlord receives Tenant's
Telecommunication Notice; provided that if Tenant fails to cure any default existing at the time Tenant's Telecommunication Notice is given within the applicable grace periods, Landlord, at its option, may declare Tenant's Telecommunication Notice to be null and void.

          3. Tenant executes a lease for the Telecommunication Closet Areas (the "Telecommunication Closet Lease") upon the terms and conditions set forth in subsection 47.B. below.

     B. If Tenant is able to and properly exercise its rights to lease the Telecommunication Closet Areas, Landlord shall prepare the Telecommunication Closet Lease on the basis of the following:

          1. the Initial Telecommunication Closet Lease shall be for five (5) years commencing on the day following the Expiration Date of this Lease. Tenant shall have the perpetual right to renew the Telecommunication Closet Lease for successive terms of five (5) years each (each renewal term shall be referred to herein as an "Telecommunication Closet Renewal Term"), provided that:

               a. Tenant provides Landlord with written notice to renew by no later than one (1) year prior to the expiration date of the Initial Telecommunication Closet Lease Term or applicable Telecommunication Closet Renewal Term, as the case may be; and

               b. Tenant, after any applicable grace periods have expired, is not in default under the Telecommunication Closet Lease at the time Landlord receives Tenants notice to renew; provided that if Tenant fails to cure any default existing at the time Tenant's notice to renew is given within the applicable grace periods, Landlord, at its option, may declare Tenant's notice to renew (pursuant to subsection 47.B.1.a.) to be null and void.

          2. a. the annual base rent per square foot for the telecommunication Closet Area during the first year of the Initial Telecommunication Closet Lease Term shall equal the annual base rent per square foot contained in the Support Installment in effect for the last month of the Support Term (defined in the Support Space Supplement to this Lease multiplied by one hundred four percent (104%); and

               b. subsequently, the annual base rent per square foot shall be increased at each Telecommunication Anniversary (defined below) during the Initial

Telecommunication Closet Lease Term and any applicable Telecommunication Closet Renewal Term by an amount equal to four percent (4%) of the annual base rent per square foot in effect immediately preceding such Telecommunication Anniversary; and

               c. no Rent Adjustments shall be payable with respect to the Telecommunication Closet Area.

          3. So long as to the extent that Tenant and/or Members will be leasing in the aggregate of 100,000 square feet of space in the Building after a fire or casualty who were hooked into and receiving service from Tenant's telecommunication system prior to a fire or casualty, Tenant and Landlord shall have the same rights and obligations under the Telecommunication Closet Lease with respect to the Telecommunication Closet Area as is set forth in Section 11 of this Lease with respect to the Premises;

          4. Landlord shall use reasonable efforts to provide Tenant with the same rights and obligations under the Telecommunication Closet Lease with respect to the Telecommunication Closet Area as is set forth in Section 16 and 39 of this Lease with respect to the Premises.

          5. Tenant shall have the right to record a short form memorandum of the Telecommunication Closet Lease on a form acceptable to Landlord and Tenant;

          6. Tenant shall use the freight elevators to obtain access to and from the Telecommunication Closet Areas; and

          7. Except as to any terms and conditions specifically provided herein, Landlord shall prepare the Telecommunication Closet Lease on the standard form storage space lease being used by Landlord at the Expiration Date of this Lease, with such changes as Tenant may reasonably request or as may be necessary to conform with any provisions hereof.

     C. Execution counterparts of the Telecommunication Closet Lease shall be delivered to Tenant for execution within a reasonable time after Landlord's receipt of Tenant's initial notice of its intent to exercise its rights with respect to the Telecommunication Closet Areas. Landlord and Tenant shall proceed with due diligence to arrive at a final negotiated version of the Telecommunication Closet Lease specifically including the terms set forth in subsection 47.B. hereof.

     D. For purposes of this Section 47, "Telecommunications Anniversary" means the annual recurrence of the month in which the Initial Telecommunications Closet Term commences.

  48. Expansion Option.

     A. Tenant may lease additional space ("Expansion Option"), if:

          1. Tenant, after any applicable grace periods have expired, is not in default under this Lease; provided that if Tenant fails to cure any default existing at the time Tenant's Five, Ten or Fifteen Year Notice, as the case may be, is given within the applicable grace periods, Landlord, at its option, may declare Tenant's Five, Ten or Fifteen Year Notice, as the case may be, to be null and void; and

          2. no more than fifteen percent (15%) of the Premises (excluding any subletting of the portion of the Premises located on the 10th floor of the Building) is sublet to parties other than Members at the time of Landlord's receipt of the Five, Ten and/or Fifteen Year Notice (defined below), as the case may be; and

          3. this Lease has not been assigned, except to a Successor; and

          4. the Five, Ten and/or Fifteen Year Space (defined below) is intended to be for the exclusive use of Tenant or a Successor only, except as permitted by subsections 14.C. and 14.D.; and

          5. for Fifteen Year Space only, Tenant has exercised or concurrently exercises its Renewal Option (Section 44); and

          6. Landlord receives notice of exercise of this Expansion Option for:

               a. Five Year Space ("Five Year Notice") on or before March 31, 1992; and

               b. Ten Year Space ("Ten Year Notice") on or before March 31, 1997; and

               c. Fifteen Year Space ("Fifteen Year Notice") on or before November 30, 2002; and

          7. Tenant executes and returns the Five, Ten or Fifteen Year Amendment(s), as the case mat be, (subsection 48.D.1. below) within thirty (30) days of their submission to Tenant.

     B. Landlord shall provide Tenant with Five Year Space, Ten Year Space and Fifteen Year Space, as the case may be, in accordance with Tenant's priority list to the extent possible, considering the availability of space in the Building and in the 30 South Wacker Building. The Tenant's priority list is as follows: first, on floors 11 through 17 inclusive, in the Building or on floors 2 through 22 inclusive, in the 30 South Wacker Building ("First Location"); secondly, on floors 23 through 30 in the 30 South Wacker Building ("Second Location"); and thirdly, on floors 18 through 40 inclusive, in the Building or on floors 31 through 40 inclusive, in the 30 South Wacker Building ("Third Location") (such First, Second, and Third Location shall collectively be referred to herein as the "Expansion Location").

     C. 1. If Tenant is able to and appropriately exercises its Expansion Option for Five Year Space, Landlord shall designate one (1) full floor located within the Expansion Location ("Five Year Space") on or before 180 days after March 31, 1992 and shall deliver such Five Year Space during the period commencing 90 days after Landlord designates such Five Year Space and ending on April 1, 1994, but in no event prior to January 1, 1993 ("Five Year Space Window")...

          2. If Tenant is able to and appropriately exercises its Expansion Option for Ten Year Space, Landlord shall designate one (1) full floor located within the Expansion Location ("Ten Year Space") on or before 180 days after March 31, 1997 and shall deliver such Ten Year Space during the period commencing 90 days after Landlord designates such Ten Year Space and ending on July 1, 1999, but in no event prior to October 1, 1997 ("Ten Year Space Window").

          3. If Tenant is able to and appropriately exercises its Expansion Option for Fifteen Year Space, Landlord shall designate one (1) full floor located within the Expansion Location ("Fifteen Year Space") on or before 180 days after November 30, 2002 and shall deliver such Fifteen Year Space during the period commencing 90 days after Landlord designates such Fifteen Year Space and ending on June 1, 2005, but in no event prior to June 1, 2003 ("Fifteen Year Space Window").

     D. If Tenant is able to and appropriately exercises its Expansion Option for Five, Ten, and/or Fifteen Year Space:

          1. Landlord shall prepare an amendment (the "Five, Ten or Fifteen Year Amendment", as the case may be) to reflect changes in:

               a. the size of the Premises;

               b. Base Rent;

               c. Installments;

               d. Tenant's Proportion; and

               e. Other appropriate terms.

          2. A copy of the Five, Ten and/or Fifteen Year Amendment shall be:

               a. sent to Tenant within a reasonable time after receipt of the Five, Ten and/or Fifteen Year Notice; and

               b. Executed by Tenant and returned to Landlord in accordance with subsection 48.A.7.

     E. 1. The annual Base Rent rate per square foot for Five Year Space, Ten Year Space and Fifteen Year Space, as the case may be, shall equal:

               a. $17.45 per square foot if such Five, Ten and Fifteen Year Space, as the case may be, is in the First Location; or

               b. $20.00 per square foot if such Five, Ten and Fifteen Year Space, as the case may be, is in the Second Location or the Third Location.

          2. Tenant shall pay Rent Adjustments for the Five, Ten and Fifteen Year Space, as the case may be, on the same terms and conditions set forth in
Section 3 of this Lease, including, but not limited to the Base Year of April, 1988.

     F. 1. Landlord shall deliver Five Year Space to Tenant in no more than two
(2) separate blocks of Five Year Space. No part of any single block of Five

Year Space shall contain space that is not contiguous to the remainder of such block. The first block of Five Year Space delivered by Landlord shall contain no less than fifty percent (50%) of the total square footage of all Five Year Space that Landlord is required to deliver pursuant to subsection 48.C.1. The second block of Five Year Space shall contain the remainder of the floor in which the initial block of Five Year Space is located. The term for each block of Five Year Space shall commence on the date that such space is delivered to Tenant and thereupon such space shall be considered Premises, subject to all terms and conditions of this Lease.

          2. Landlord shall deliver Ten Year Space to Tenant in no more than two
(2) separate blocks of Ten Year Space. No part of ant single block of Ten Year Space shall contain space that is not contiguous to the remainder of such block. The first block of Ten Year Space delivered by Landlord shall contain no less than fifty percent (50%) of the total square footage of all Ten Year Space that Landlord is required to deliver pursuant to subsection 48.C.2. The second block of Ten Year Space shall contain the remainder of the floor on which the initial block of Ten Year Space is located. The term for each block of Ten Year Space shall commence on the date that such space is delivered to Tenant and thereupon such space shall be considered Premises, subject to all terms and conditions of this Lease. 3. Landlord shall deliver Fifteen Year Space to Tenant in no more than two (2) separate blocks of Fifteen Year Space. No part of any single block of Fifteen Year Space shall contain space that is not contiguous to the remainder of such block. The first block of Fifteen Year Space delivered by Landlord shall contain no less than fifty percent (50%) of the total square footage of all Fifteen Year Space that Landlord is required to deliver pursuant to subsection 48.C.3. The second block of Fifteen Year Space shall contain the remainder of the floor in which the initial block of Fifteen Year Space is located. The term for each block of Fifteen Year Space shall commence on the date that such space is delivered to Tenant and thereupon such space shall be considered Premises, subject to all terms and conditions of this Lease.

     G. When Landlord has established the annual Base Rent rate per square foot for the Five, Ten or Fifteen Year Space, as the case may be, such amount shall be multiplied by the Rentable Area of the Five, Ten or Fifteen Year Space then being added to the Premises, as the case may be, and the sum so derived shall be divided by twelve (12) to obtain the Installments payable for the Five, Ten or Fifteen Year Space being added, as the case may be. Such Installment shall then, between the commencement of the term for Five, Ten or Fifteen Year Space, as the case may be, and the Expiration Data, be added to total the Base Rent payable for the balance of the Premises.

     H. The Five, Ten and Fifteen Year Space, as the case may be (including improvements and personalty, if any, shall be accepted by Tenant in its "as-built" condition and configuration as of the date the term for such space commences, unless it has never been occupied, under which circumstances Landlord, at Tenant's option, shall either:

          1. construct such space to building standard existing on the date that such Five, Ten and Fifteen Year Space, as the case may be, is to be delivered

(provided that if there is no building standard on such date Landlord shall construct such space to building standard as described in Exhibit "M"); or

          2. provide Tenant with a credit in the amount of the value of applicable building standard describes in subsection 48.H.1. above

  49. Intentionally Omitted.

  50. Right of First Offering

     A. During the Term of this Lease, when Landlord has a prospective tenant ("Prospect") interested in leasing any space on floors 11 through 24 inclusive, of the Building, Landlord shall advise Tenant in the manner set forth in Exhibit "P" attached hereto ("Advice") of such interest to lease such space, and Tenant may lease ("Right of First Offering" [ROFO]) the space shown in the Advice ("Offering Space"), in its entirety only, under the terms of the Advice, except that Tenant shall have no right and Landlord need not give the Advice, if:

          1. Tenant is in default under this Lease after any applicable grace period expired; provided that if Tenant fails to cure any default existing at the time Tenant exercises its ROFO pursuant to the Advice ("Notice of Exercise") within the applicable grace periods, Landlord, at its option, may declare Tenant's Notice of Exercise to be null and void; or

          2. more than fifteen percent (15%) of the Premises (excluding any subletting of the portion of the Premises located on the 10th floor of the Building) is sublet to parties other than Members; or

          3. this Lease has been assigned, with the exception of an assignment to a Successor, as defined in subsection 14.A.1.; or

          4. Tenant is not an occupant of the Building under this Lease; or

          5. subject to section 14 of this Lease (including Tenant's right to sublet pursuant to Section 14), the Offering Space is not to be used by Tenant for its own immediate use; or

          6. the Offering Space is subject to Superior Rights (defined below).

     B. Notwithstanding anything to the contrary in this Section 50, Tenant's ROFO with respect to any Offering Space, shall be subject and subordinate to:

          1. the renewal rights of any tenant with respect to such Offering Space (regardless of whether such rights arose pursuant to a lease or lease amendment executed to the date hereof);

          2. an extension of the lease term by a tenant leasing such Offering Space;

          3. the expansion rights of any tenant in the Building or the 30 South Wacker Building with respect to such Offering Space (regardless of whether such rights arose pursuant to a lease or lease amendment executed subsequent to the date hereof); and

          4. the right of first offering rights of any tenant in the Building or 30 South Wacker Building existing as of the date hereof.

               The foregoing rights set forth in subsection 50.B.1. through subsection 50.B.4. above, shall be referred to herein as "Superior Rights".

     C. 1. The ROFO shall be exercised by the execution by Tenant and delivery to Landlord of:

                    a. the Notice of Exercise within fifteen (15) days after the date of the Advice; and

                    b. the Offering Amendment (as defined in subsection 50.E.) within thirty (30) days after the submission of the Offering Amendment to Tenant by Landlord.

          2. All terms stated in the Advice (including, without limitation, the expiration date set forth in the Advice) shall govern Tenant's lease of the Offering Space, and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space, except that no allowances, credits, abatements, rent caps or other rent limitations contained in this Lease shall apply to the Offering Space.

     D. The term for the Offering Space shall commence upon the commencement date as stated in the Offering Amendment, and the Offering Space shall thereupon be considered a part of the Premises subject to all terms and conditions of this Lease (except to the extent modifications are required pursuant to subsection 50.C.2.).

     E. If Tenant is able to and properly exercises its ROFO, Landlord shall prepare an amendment (the "Offering Amendment") adding the Offering Space to the Premises, and reflecting the terms and conditions stated in the Advice. A copy of such Offering Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the Notice of Exercise in the Advice; and

          2. executed by Tenant and returned to Landlord in accordance with subsection 50.C.1.b. above.

     F. The rights of Tenant under this Section 50 shall commence, subject to Superior Rights, as to any particular Offering Space immediately after initial leasing of such Offering Space and terminates as to:

          1. all Offering Space, one (1) year prior to the Expiration Date of this Lease as the same may be extended pursuant to the Tenant's Renewal Option; and

          2. any particular Offering Space, under any and all circumstances on the earlier of:

                    a. the failure of Tenant to exercise the ROFO; or

                    b. the date upon which the rejection portion of the Advice is executed by Tenant, provided that Landlord consummates such lease with such Prospect at any time after such rejection (or with another prospective tenant within six (6) months after such rejection) on substantially the same economic terms as set forth in the Advice, i.e., no greater than 10 percent (10%) reduction on an aggregate basis, in the base rent, rent credits or allowances, construction allowances and other economic terms set forth in the Advice, and with no more than a ten percent (10%) change in the rentable area of the Offering Space.

Under such circumstances set forth in subsection 50.F.2.a (subject to Section 48 of this Lease, if the Offering Space is Five, Ten, or Fifteen Year Space, as the case may be), Landlord shall be free to lease the Offering Space on any terms and conditions it deems appropriate.

  51. Bathroom Facilities.

     A. Tenant intends to install bathroom facilities (the "Facilities") on the third and seventh floors of the Premises as part of Initial Alterations (defined in the Work Supplement attached hereto as Exhibit "C"). Tenant shall pay Landlord as additional rent any increase in the cost of providing janitorial services to such floors over the cost that would have been incurred for providing janitorial services absent the installation of the Facilities.

     B. Tenant shall have the right to lease 7,686 square feet of space (the "Bathroom Facility Areas") shown cross-hatched on the attached Exhibit "Q-1" (3rd floor) and "Q-2" (7th floor) for an initial term (the "Initial Bathroom Facility Term") of five (5) years commencing on the day following the Expiration Date of this Lease; provided that:

          1. Tenant provides Landlord with written notice (the "Bathroom Facility Notice") by no later than one (1) year prior to the Expiration Date of this Lease as the same may be extended pursuant to Tenant's Renewal Option;

          2. Tenant, after any applicable grace periods have expired, is not in default under this Lease at the time Landlord receives Tenant's Bathroom Facility Notice; provided that if Tenant fails to cure any default existing as of the date the Bathroom Facility Notice is given within the applicable grace periods, Landlord, at its option, may declare Tenant's Bathroom Facility Notice (pursuant to subsection 51.B.1) to be null and void; and

          3. Tenant executes a lease for the Bathroom Facility Areas (the "Bathroom Facility Lease") upon the terms and conditions set fourth in subsection 51.C.
below.

     C. If Tenant is able to and properly exercises its rights to lease the Bathroom Facility Areas, Landlord shall prepare the Bathroom Facility Lease on the basis of the following:

          1. the Initial Bathroom Facility Term shall be for five (5) years commencing on the day following the Expiration Date of this Lease, as the same may be extended pursuant to Tenant's Renewal Option. Tenant shall have the perpetual right to renew the Bathroom Facility Lease for successive terms of five (5) years each (each renewal term shall be referred to herein as a "Bathroom Facility Renewal Term"), provided that:

               a. Tenant provides Landlord with written notice to renew by no later than one (1) year prior to the expiration date of the Initial Bathroom Facility Term or applicable Bathroom Facility Renewal Term, as the case may be; and

               b. Tenant, after any applicable grace periods have expired, is not in default under the Bathroom Facility Lease at the time Landlord receives Tenant's notice to renew; provided that if Tenant fails to cure any default existing as of the date the notice is given within the applicable grace periods, Landlord, at its option, may declare Tenant's notice to renew (pursuant to subsection 51.C.1.a.) to be null and void.

          2. The base rent and rent adjustments for the Bathroom Facility Areas during the Initial Bathroom Facility Term and subsequent Bathroom Facility Renewal Terms shall be:

               a. an annual base rent rate of $17.45 per square foot;

               b. a CPI (as defined in this Lease) amount for each lease year of $53,802.00 ($7.00 X 7,686) multiplied by the percentage of increase by which the CPI for April of any lease year (including, without limitation for the first lease year) of the Bathroom Facility Lease during the Initial Bathroom Facility Term or subsequent Bathroom Facility Renewal Terms exceeds the CPI for the Bathroom Facility Base Year (defined below); c. an amount equal to Tenant's Bathroom Facility Areas Proportion (defined below) of Expenses during each lease year of the Initial Bathroom Facility Term or subsequent Bathroom Facility Renewal Terms;

               d. an amount equal to Tenant's Bathroom Facility Areas Proportion (defined below) of Taxes during each lease year of the Initial Bathroom Facility Term or subsequent Bathroom Facility Renewal Terms.

          3. Tenant and Landlord shall have the same rights and obligations under the Bathroom Facility Lease with respect to the Bathroom Facility Areas as is set forth in Section II of this Lease with respect to the Premises;

          4. Landlord shall use reasonable efforts to provide Tenant with the same rights and obligations under the Bathroom Facility Lease with respect to the Bathroom Facility Areas as is set forth in Section 16 and Section 39 of this Lease with respect to the Premises;

          5. Tenant shall have the right to record a short form memorandum of the Bathroom Facility Lease on a form acceptable to Landlord and Tenant;

          6. Tenant shall be solely responsible for the repair and maintenance of the Bathroom Facility areas and for the removal of the Bathroom Facility Areas in accordance with subsection 51.E. below.

          7. Except as to any terms and conditions specifically provided herein, Landlord shall prepare the Bathroom Facility Lease on the standard form lease being used by Landlord at the Expiration Date of this Lease, with such changes as Tenant may reasonably request or as may be necessary to conform with any provision hereof.

     D. Execution counterparts of the Bathroom Facility Lease shall be delivered to Tenant for execution within a reasonable time after Landlord's receipt of Tenant's initial notice of its intent to exercise its rights with respect to the Bathroom Facility Areas. Landlord and Tenant shall proceed with due diligence to arrive at a final negotiated version of the Bathroom Facility Lease Specifically including the terms set forth in subsection 51.C. hereof.

     E. Notwithstanding anything in subsection 9.K. hereof to the contrary, if Tenant does not exercise its right to lease the Bathroom Facility Areas, Tenant shall, upon the Expiration Date or earlier termination of this Lease, remove the Facilities in the Bathroom Facility Areas and Tenant shall restore the Premises to the condition that existed on the execution of this Lease insofar as the Premises were altered to permit the installation of the Facilities in the Bathroom Facility Areas. Notwithstanding anything in subsection 9.K. hereof to the contrary, if Tenant exercised its rights to lease the Bathroom Facility Areas, Tenant shall, prior to the Expiration Date or earlier termination of the Bathroom Facility Lease, remove the facilities in the Bathroom Facility Areas and restore the Bathroom Facility Areas to the condition that existed at the execution of this Lease insofar as the Premises were altered to permit the installation of the Facilities in the Bathroom Facility Areas. If Tenant fails to remove the Facilities in the Bathroom Facility Areas and restore the Premises or the Bathroom Facility Areas, as the case may be, as provided herein, Landlord shall have the right to perform such work at Tenant's sole cost and expense.

     F. For the purpose of this Section 51:

          1. "Bathroom Facility Base Year" means the calendar month of April, 1988;

          2. "Bathroom Facility Areas Proportion" means the percentage derived by dividing the then current rentable area of the bathroom Facility Areas by the Rentable Area of the Building and multiplying by one hundred (100).

  52. Elevators.

          Tenant acknowledges that the vertical transportation system of the Building ("Elevators") is not designed to handle traffic to and from the Trading Floor and Related Facilities thereto ("Related Facilities" defined as Member coatrooms, mailrooms and such) or traffic in excess of that commonly associated with general office use. Therefore, notwithstanding anything in subsection 4.A.3. hereof to the contrary, if by reason of such traffic the vertical transportations system becomes overburdened, Tenant acknowledges that Landlord will not be responsible for such overburdening.

  53. Concurrent Exercise of Options.

     With respect to Tenant's options under Sections 46,47,51 and the Support Space Supplement to lease the Escalator Areas, Telecommunications Areas, the Bathroom Facilities, the Lobby Space, the M-1 Space and the UPS Space, such options may be exercised in any combination and if the exercise of an option with respect to one such space includes a portion of another such space, a separate option exercise with respect to the included portion of such other space shall not be necessary, and Base Rent and Rent Adjustments, if any, shall not apply more than once (even if under more than one Section of the Lease) to any such space.

  54. Landlord's Execution of Documents.

     Any provision contained in this Lease and the Support Space Supplement which requires Tenant to execute and return to Landlord any amendments, supplements, leases or other than notices (collectively referred to in this Section 54 only as "Documents") within a specified period of time, shall apply with equal force to Landlord with regard to the execution by Landlord and return to Tenant of the Documents after receipt by Landlord from Tenant. In the event that Landlord fails to execute and return to Tenant any Documents within the applicable time period, Tenant, at any time after such period but prior to its receipt of the fully executed Documents from Landlord shall have the right to revoke its delivery and withdraw its execution of such Documents by serving Landlord with written notice thereof.

IN WITNESS WHEREOF, the parties hereto shall be deemed to have executed this Lease on the date first above written.

                                                     LANDLORD

                                   AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                   CHICAGO, a national banking association of Chicago, Illinois, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated June 2, 1981 and known as Trust No. 51234.

ATTEST:


By /s/                              By /s/
   ------------------------------      ----------------------------
   Title Asst.                         Title Vice President
         ------------------------            ----------------------


ATTEST OR WITNESS:                                 TENANT
                                   CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation


By /s/                              By /s/
   ------------------------------      ----------------------------
   Title Sr. VP. Admin. & Finance      Title Chairman
         ------------------------            ----------------------

                                 FIRST AMENDMENT

     THIS FIRST AMENDMENT (the "Amendment") is made and entered into as of NOV 01 1999, by and between EOP -10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company, as beneficiary of land trust dated October 1, 1997, and known as American National Bank and Trust Company of Chicago Trust No. 123434-06 ("Landlord") and CHICAGO MERCANTILE EXCHANGE, an Illinois not-for-profit corporation ("Tenant").

                                   WITNESSETH

     A. WHEREAS, Landlord (as successor in interest to American National Bank and Trust Company of Chicago, Illinois, a national banking association of Chicago, Illinois, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated June 2, 1981, and known as Trusty No. 51234) and Tenant are parties to that certain lease dated the 31st day of March, 1988 (the "Lease"), for space currently containing approximately 175,660 rentable square feet (the "Original Premises") described as being on the 2nd through 10th floors inclusive, in the building commonly known as 10 South Wacker Drive and the address of which is 10 South Wacker Drive, Chicago, Illinois (the "Building"); and

     B. WHEREAS, Tenant has requested that additional space containing approximately 8,242 rentable square feet on the 31st floor of the Building shown on Exhibit A hereto (identified below as Expansion Space I and Expansion Space II and collectively referred to herein as the "Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         I. Expansion and Effective Date. Effective as of Expansion Effective Date II (as hereinafter defined) the Premises, as defined in the Lease, is increased to 183,902 rentable square feet which shall include 175,660 rentable square feet on the 2nd through 10th floors inclusive and 8,242 rentable square feet on the 31st floor by the addition of the Expansion Space. From and after Expansion Effective Date I, the Original Premises and Expansion Space Il, collectively, shall be deemed the Premises, as defined in the Lease. From and after Expansion Effective Date II, the Original Premises, Expansion Space I and Expansion Space II collectively, shall be deemed the Premises as defined in the Lease. The lease term for each expansion space shall commence on the applicable expansion effective date set forth below and end on December 31, 2001 (the "Expansion Expiration Date"). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

               A. The expansion effective date shall be January 1, 2000 ("Expansion Effective Date I") for 6,947 rentable square feet of the Expansion Space ("Expansion Space I") and April 1, 2000 ("Expansion Effective Date II") for 1,295 rentable square feet of the Expansion Space ("Expansion Space II").

               B. Expansion Effective Date I shall be delayed to the extent that Landlord fails to deliver possession of Expansion Space I for any reason, including but not limited to, holding over by prior occupants. Expansion Effective Date II shall be delayed on a day for day basis measured from January 1, 2000 to the extent that Landlord fails to deliver possession of Expansion Space II on or before January 4, 2000, for any reason, including but not limited to, holding over by prior occupants. Any such delay in either expansion effective date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If either expansion effective date is delayed, the Expiration Date hereunder shall not be similarly extended.

         II. MONTHLY BASE RENT. In addition to Tenant's obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord the Base Rent for the Expansion Space as follows:

                                Expansion Space I

                           Annual Rate           Annual                    Monthly
     Period                Per Square Foot       Base Rent                 Base Rent
     ------                ---------------       ------------              -----------
     01/01/00-12/31/00         $ 20.00           $ 138,939.96              $ 11,578.33

     01/01/01-12/31/01         $ 20.60           $ 143,108.16              $ 11,925.68

                               Expansion Space II

                           Annual Rate           Annual                    Monthly
     Period                Per Square Foot       Base Rent                 Base Rent
     ------                ---------------       -----------               ----------
     Expansion
      Effective Date
      II - 12/31/00            $ 20.00           $ 25,899.96               $ 2,158.33

     01/01/01-12/31/01         $ 20.60           $ 26,676.96               $ 2,223.08

         All such Base Rent shall be payable by Tenant in accordance with the terms of this Section 2 of the Lease.

         III. Tenant's Proportion. For the period commencing with Expansion Effective Date I for Expansion Space I and ending on the Expansion Expiration Date, Tenant's Proportion for Expansion Space I is 0.7341%. For the period commencing with Expansion Effective Date II for Expansion Space II and ending on the Expansion Expiration Date, Tenant's Proportion for Expansion Space II is 0.1368%.

         IV. Rent Adjustment. For the period commencing with Expansion Effective Date I and ending on the Expansion Expiration Date, Tenant shall pay Tenant's Proportion of Expenses and Taxes applicable to Expansion Space I in accordance with the terms of the Lease. For the period commencing with Expansion Effective Date II and ending on the Expansion Expiration Date, Tenant shall pay for Tenant's Proportion of Expenses and Taxes applicable to Expansion Space II in accordance with the terms of the Lease. Tenant shall not be obligated to Landlord for increases in CPI with respect to the Expansion Space.

         V.    Improvements to Expansion Space.

               A. Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the space "as is" without any agreements, representations, understandings, or obligations on the part of Landlord to perform any alterations, repairs or improvements.

               B. Cost of Improvements to Expansion Space. Any construction, alterations or improvements made to the Expansion Space shall be made at Tenant's sole cost and expense. The improvements to the Expansion Space shall include, but not limited to, any demolition work in the Expansion Space desired by Tenant. In addition, Tenant specifically agrees to remove the safe currently located outside of the Premises on the 31st floor and dispose of the safe in the dumpster for the Building. If Tenant does not remove the safe by September 30, 1999, Landlord shall perform such work and bill Tenant for any costs associated therewith.

               C. Responsibility for Improvements to Expansion Space. Any construction, alterations or improvements to the

                        Expansion Space shall be performed by Tenant using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 9 of the Lease. In any and all events, each Expansion Effective Date shall be postponed or delayed if the initial improvements to an Expansion Space are incomplete on the applicable Expansion Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

         VI. Early Access to Expansion Space. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any) Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of the Base Rent and Rent Adjustments as to the Expansion Space. If Tenant takes possession of Expansion Space II prior to Expansion Effective Date II for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Rent Adjustments applicable to Expansion Space II to Landlord on a per diem basis for each day of occupancy prior to Expansion Effective Date II. Expansion Space I was delivered to Tenant on or about September 13, 1999. Expansion Space II will be delivered to Tenant on or before January 1, 2000, subject to the provisions of Section I.B. above.

         VII. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AMENDMENT OR THE LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGEMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGEMENT OR DEFICIENCY.

         VIII. Surrender of Possession. At the Expansion Expiration Date, Tenant shall surrender the Expansion Spaces to Landlord in accordance with Section 21 of the Lease.

         IX. Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date hereof, the Lease shall be amended in the following additional respects:

               Landlord's Addresses. Notwithstanding anything to the contrary contained in the Lease, Landlord's addresses for notices and payments of Rent are as follows:

               Landlord:

               EOP -10 & 30 South Wacker, L.L.C.
               C/o Equity Office Properties Trust
               30 S. Wacker Drive, Suite 3300
               Chicago, Illinois 60606
               Attention: Building Manager

               With a copy to:

               Equity Office Properties Trust
               Two North Riverside Plaza
               Suite 2200
               Chicago, Illinois 60606
               Attention: Regional Counsel-Central

               Payments of Rent only shall be made payable to the order of:

               Equity Office Properties at the following address:

               EOP Operating Limited Partnership
               DBA 10 & 30 South Wacker Drive
               Dept. 77-72058
               Chicago, Illinois  60678-2058

         X.    Miscellaneous.

               A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representatives agreements. Under no circumstances shall

                        Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

               B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

               C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

               D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

               E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

               F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment except for The Levy Organization ("Broker"). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers, other than Broker, claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all such claims of any brokers claiming to have represented Landlord in connection with this Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first written above written.

                                 LANDLORD: EOP-10 & 30 SOUTH WACKER, L.L.C., a
                                           Delaware Limited liability company,
                                           as beneficiary of land Trust dated
                                           October 1, 1997, and known as
                                           American National Bank and Trust
                                           Company of Chicago Trust No.
                                           123434-06

                                     By: EOP Operating Limited Partnership, a
                                         Delaware limited Partnership, its sole
                                         member

                                        By: Equity Office Properties Trust, a
                                            Maryland real estate Investment
                                            trust, its managing general partner

                                            By: /s/ George Kohl
                                                -----------------------------

                                            Name: George Kohl
                                                  ---------------------------
                                            Title: Vice President Leasing
                                                   --------------------------

                                 TENANT: CHICAGO MERCANTILE EXCHANGE, An
                                         Illinois not-for-profit corporation

                                     By: /s/ David Gomach
                                         ------------------------------------
                                     Name: David Gomach
                                           ----------------------------------
                                     Title: CFO
                                            ---------------------------------

                                SECOND AMENDMENT

         THIS SECOND AMENDMENT (the "Amendment") is made and entered into as of January 7, 2002, by and between 10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company ("Landlord"), and CHICAGO MERCANTILE EXCHANGE INC., a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to EOP-10 & 30 South Wacker, L.L.C., as successor to American National Bank and Trust Company of Chicago, Illinois, a national banking association of Chicago, Illinois, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated June 2, 1981, and known as Trust No. 51234) and Tenant (as successor in interest to Chicago Mercantile Exchange, an Illinois not-for-profit corporation) are parties to that certain lease dated March 31, 1988, which lease has been previously amended by instrument dated November 1, 1999 (the "First Amendment") (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 183,902 rentable square feet (the "Premises") on the 2nd through 10th floors inclusive and the 31st floor of the building commonly known as 10 South Wacker Drive located at 10 South Wacker Drive, Chicago, Illinois (the "Building").

B. The Lease with respect to the Expansion Space described in the First Amendment, (8,242 rentable square feet on the 31st floor of the Building) by its terms shall expire on December 31, 2001 (the "Expansion Prior Termination Date"), and the parties desire to extend the Term of the Lease with respect to the Expansion Space only all on the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. EXTENSION. The Term of the Lease with respect to the Expansion Space is hereby extended for a period of 23 months and shall expire on November 30, 2003 (the "Expansion Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Expansion Prior Termination Date (the "Expansion Extension Date") and ending on the Expansion Extended Termination Date shall be referred to herein as the "Expansion Extended Term".

II. BASE RENT. As of the Expansion Extension Date, the schedule of Base Rent payable with respect to the Expansion Space during the Expansion Extended Term is the following:

               PERIOD                 ANNUAL RATE                ANNUAL                 MONTHLY
                                    PER SQUARE FOOT             BASE RENT              BASE RENT
         -----------------          ---------------           ------------            -----------
         01/01/02-12/31/02             $ 24.00                $ 197,808.00            $ 16,484.00

         01/01/03- 11/30/03            $ 24.72                $ 203,742.24            $ 16,978.52

         All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

         Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to an abatement of Base Rent for January, 2002 and February, 2002 for the Expansion Space, such abatement aggregating $32,968.00. Tenant shall remain liable for Tenant's Proportion of Expenses and Taxes and other costs and charges specified in this Lease due and payable pursuant to the provisions of the Lease during such abatement period.

III. RENT ADJUSTMENT. For the period commencing on the Expansion Extension Date and ending on the Expansion Extended Termination Date, Tenant shall pay for Tenant's Proportion of Expenses and Taxes with respect to the Expansion Space in accordance with the terms of the Lease. Tenant shall not be obligated to Landlord for increases in CPI with respect to the Expansion Space.

IV.      IMPROVEMENTS TO THE EXPANSION SPACE.

         A. CONDITION OF THE EXPANSION SPACE. Tenant is in possession of the Expansion Space and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

         B. RESPONSIBILITY FOR IMPROVEMENTS TO THE EXPANSION SPACE. Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 9 of the Lease.

V. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment, the Lease shall be amended in the following additional respects:

         LANDLORD'S ADDRESSES. Notwithstanding anything to the contrary contained in the Lease, Landlord's addresses for notices and payments of Rent are follows:

               Landlord:                       With a copy to:

               10 & 30 South Wacker, L.L.C.    Equity Office Properties
               c/o Equity Office Properties    Two North Riverside Plaza
               30 S. Wacker Drive, Suite 3300  Suite 2100
               Chicago, Illinois 60606         Chicago, Illinois 60606
               Attention:  Building Manager    Attention: Chicago Region Counsel

         Rent is payable to the order of 10 & 30 SOUTH WACKER, L.L.C. at the following address:

               2890 Collection Center Drive
               Chicago, Illinois 60693

VI.      MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment except for the Levy Organization ("Broker"). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers other than

               Broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

         G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:             LANDLORD:  10 & 30 SOUTH WACKER, L.L.C., A DELAWARE
                                       LIMITED LIABILITY COMPANY

                              By: EOP-10 & 30 South Wacker, L.L.C., a Delaware
                                  limited liability company, its administrative managing member
Name (print):
                                 By: EOP Operating Limited Partnership, a
                                     Delaware limited partnership, its sole
                                     member

                                    By: Equity Office Properties Trust, a
                                        Maryland real estate investment trust,
                                        its general partner

                                        By: /s/ George Kohl
                                        Name: George Kohl
                                        Title: Vice President Leasing

WITNESS/ATTEST:                TENANT:

                               CHICAGO MERCANTILE EXCHANGE INC., A DELAWARE
                               CORPORATION

/s/ Jennifer Durkin            By: /s/ David Gomach
Name (print): Jennifer Durkin  Name: David Gomach
                               Title: Managing Director
                                      Chief Financial Officer

                                 THIRD AMENDMENT

         THIS THIRD AMENDMENT (the "Amendment") is made and entered into as of May 3, 2002, by and between 10 & 30 SOUTH WACKER, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and CHICAGO MERCANTILE EXCHANGE INC., A DELAWARE CORPORATION ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to EOP-10 & 30 South Wacker, L.L.C., as successor to American National Bank and Trust Company of Chicago, Illinois, a national banking association of Chicago, Illinois, not individually but solely as Trustee under the provisions of a certain Trust Agreement dated June 2, 1981, and known as Trust No. 51234) and Tenant (as successor in interest to Chicago Mercantile Exchange, an Illinois not-for-profit corporation) are parties to that certain lease dated March 31, 1988, which lease has been previously amended by instruments dated November 1, 1999 (the "First Amendment") and January 7, 2002 (the "Second Amendment") (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 183,902 rentable square feet (the "Premises") on the 2nd through 10th floors inclusive and the 31st floor of the building commonly known as 10 South Wacker Drive located at 10 South Wacker Drive, Chicago, Illinois (the "Building").

B. The Second Amendment extended the term for the Expansion Space described in the First Amendment and the parties desire to clarify that the Expansion Space will not be considered part of the "Premises" for the purposes of the Renewal Option set forth in the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. AMENDMENT. Effective as of the date hereof Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

         The Expansion Space as defined in the First Amendment (8,242 rentable square feet on the 31 floor of the Building) shall not be deemed part of the Premises for the purpose of Tenant's Renewal Option set forth in Paragraph 44 of the Lease.

II.      MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         E. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:             LANDLORD:  10 & 30 SOUTH WACKER, L.L.C., A DELAWARE
                                       LIMITED LIABILITY COMPANY

                              By: EOP-10 & 30 South Wacker, L.L.C., a Delaware
                                  limited liability company, its administrative managing member
Name (print):
                                 By: EOP Operating Limited Partnership, a
                                     Delaware limited partnership, its sole
                                     member

                                    By: Equity Office Properties Trust, a
                                        Maryland real estate investment trust,
                                        its general partner

                                        By: /s/ George Kohl
                                        Name: George Kohl
                                        Title: Vice President Leasing

WITNESS/ATTEST:             TENANT:

                            CHICAGO MERCANTILE EXCHANGE INC., A DELAWARE
                            CORPORATION

/s/ Jamie Parisi            By: /s/ David Gomach
Name (print): J. Parisi     Name: David Gomach
                            Title: CFO

                                FOURTH AMENDMENT

         This Fourth Amendment (this "AMENDMENT") is made and entered into as of August 22, 2002 by and between 10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company ("LANDLORD") and CHICAGO MERCANTILE EXCHANGE INC., a Delaware corporation ("TENANT").

                                    RECITALS:

         Landlord and Tenant (each as a successor in interest by assignment and/or operation of law) are parties to a certain Lease dated as of March 31, 1988 between American National Bank as Trustee under Trust Agreement dated June 2, 1981 and known as Trust No. 51234 and Chicago Mercantile Exchange, an Illinois not-for-profit corporation, as amended by amendments dated November 1, 1999, January 2, 2002 and May 3, 2002 (the "LEASE"). The parties desire to amend the Lease as hereinafter provided. Therefore, the parties agree as follows:

     1. DEFINED TERMS. Except as defined in this Amendment, the capitalized defined terms used in this Amendment shall have the meanings ascribed to such terms in the Lease. References to "SECTION" refer to sections and subsections of the Lease. References to "EXHIBIT" or "EXHIBITS" are to exhibits to this Amendment unless otherwise indicated. For purposes of this Amendment, the following terms shall have the following meanings:

         "30 SOUTH WACKER BUILDING" means the office tower and related improvements commonly known as 30 South Wacker Drive, Chicago, Illinois.

         "PROPOSED EXTENSION AMENDMENT" means a proposed Fifth Amendment to Lease that is currently being negotiated by and between Landlord and Tenant to, among other things, extend the term of the Lease by five (5) years.

     2.  TEMPORARY SPACE.

         A. Subject to Section 2.B. below, during the period beginning on the execution date of this Amendment and ending June 30, 2004 ("TEMPORARY SPACE TERM"), Tenant shall be permitted to occupy Suite 1818 at the 30 South Wacker Building ("SUITE 1818") consisting of 16,434 rentable square feet, which space is depicted on Exhibit A (Suite 1818 and any space provided by Landlord in substitution thereof pursuant to the terms hereof is referred to as the "TEMPORARY SPACE"). No Base Rent or Rent Adjustment shall be payable with respect to the Temporary Space during the Temporary Space Term, otherwise the Temporary Space shall be governed by the terms of the Lease. Landlord will have the right to relocate Tenant from Suite 1818 to comparable alternative space in the Building or 30 South Wacker Building as Temporary Space for the balance of the Temporary Space Term, provided that Landlord notifies Tenant of such change no later than September 30, 2003. Landlord will pay or reimburse Tenant for all costs incurred by Tenant in connection with moving to such alternative Temporary Space up to the sum of $250,000 (the "RELOCATION ALLOWANCE"). If all or any portion of the Relocation Allowance is not used for such relocation costs on or before June 30, 2004, regardless of whether Landlord requires Tenant to relocate to alternative Temporary Space, Tenant may use such amount for any other relocation costs in the Building or 30 South Wacker Building incurred by Tenant or as a credit against Base Rent and Rent Adjustment. Unless such Temporary Space is encumbered by occupancy rights of a third party Building or 30 South Wacker Building tenant, Tenant shall have the right, exercised by notice to Landlord no later than December 31, 2003, to add the Temporary Space to the Premises. In the event the Tenant exercises such option, the Temporary Space will be added to the Premises for the balance of the Term, as the same may be extended, or such shorter period if such Temporary Space is then encumbered by third party Building tenant rights, and Base Rent and Rent Adjustment shall be payable with respect thereto at the same rates as applicable to the other Office Premises (the term "Office Premises" is to be defined in the Proposed Extension Amendment). If Tenant holds over in the Temporary Space, Tenant shall be obligated to pay rent for the Temporary Space during the holdover period at a rate equal to twice the rate applicable to the other Office Premises.

         B. Notwithstanding Section 2.A. to the contrary, if Landlord and Tenant fail to enter into the Proposed Extension Amendment by December 31, 2002: (i) the Temporary Space Term shall automatically terminate effective as of November 30, 2003; (ii) if Landlord has a prospect that is interested in leasing the Temporary Space, Landlord shall have the right to terminate the Temporary Space Term at any time after December 31, 2002 by providing Tenant with not less than thirty (30) days prior written notice of termination; and (iii) provided that Landlord had not previously required Tenant to relocate from Suite 1818 to comparable alternative space, Landlord's obligation to pay or provide Tenant with a credit for the Relocation

               Allowance shall be null and void and of no force or effect. It is understood and agreed that neither Landlord nor Tenant shall be under any obligation to enter into the Proposed Extension Amendment.

     3.  MISCELLANEOUS.

         (a) This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

         (b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         (c) In the case of any inconsistency between the provision of the Lease and this Amendment, the provision of this Amendment shall govern and control.

         (d) Neither party shall be bound by this Amendment until both parties have executed and delivered the same to the other.

         (e) Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment except for The Levy Organization ("BROKER"). Tenant agrees to indemnify and hold Landlord Related Parties harmless from all claims of any brokers other than Broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

         (f)   Each exhibit attached hereto is hereby made a part hereof.

         (g) Each signatory off this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                            LANDLORD: 10 & 30 SOUTH WACKER, L.L.C., a Delaware
                                      limited liability company

                              By: EOP-10 & 30 South Wacker, L.L.C., a Delaware
                                  limited liability company, its administrative managing member

                                 By: EOP Operating Limited Partnership, a
                                     Delaware limited partnership, its sole
                                     member

                                    By: Equity Office Properties Trust, a
                                        Maryland real estate investment trust,
                                        its general partner

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                            TENANT:

                            CHICAGO MERCANTILE EXCHANGE INC., A DELAWARE
                            CORPORATION

                            By: /s/ David Gomach
                            Name: David Gomach
                            Title: CFO

                                 FIFTH AMENDMENT

               This Fifth Amendment (this "AMENDMENT") is made and entered into as of October 1, 2002 by and between 10 & 30 SOUTH WACKER, L.L.C., a Delaware limited liability company ("LANDLORD") and CHICAGO MERCANTILE EXCHANGE INC., a Delaware corporation ("TENANT").

                                    RECITALS:

              Landlord and Tenant (each as a successor in interest by

         assignment and/or operation of law) are parties to a certain Lease dated as of March 31, 1988 between American National Bank as Trustee under Trust Agreement dated June 2, 1981 and known as Trust No. 51234 and Chicago Mercantile Exchange, an Illinois not-for-profit corporation, as amended by amendments dated November 1, 1999, January 2, 2002, May 3, 2002, and August 22, 2002 (the "LEASE"). The parties desire to amend the Lease as hereinafter provided. Therefore, the parties agree as follows:

1. DEFINED TERMS. Except as defined in this Amendment, the capitalized defined terms used in this Amendment shall have the meanings ascribed to such terms in the Lease. References to "SECTION" refer to sections and subsections of the Lease. References to "Exhibit" or "EXHIBITS" are to exhibits to this Amendment unless otherwise indicated. For purposes of this Amendment, the following terms shall have the following meanings:

               "CLUB SPACE" means the space located on the upper lobby level of the 30 South Wacker Building consisting of 13,702 rentable square feet and depicted on Exhibit A.

              "CLUB SPACE LEASE" means the Lease between Landlord (as successor in interest) and Chicago Mercantile Exchange Trust (as assignee) dated June 22, 1982, as amended by amendments dated October 23, 1985, and May 28, 1992.

         "EXTENSION COMMENCEMENT DATE" means December 1, 2003.

              "OFFICE PREMISES" means, collectively, the 30 South Wacker Premises, the 10 South Wacker Premises, the Upper Lobby Office Space, the Club Space (at such time as it is added to the Premises), and, if such spaces are added to the Premises, the Expansion Space and the Temporary Space.

              "SECURED ACCESS SPACE" means the space located on the lobby level of the 30 South Wacker Building consisting of approximately 6,926 usable square feet, which space is depicted on Exhibit B.

              "SUPPORT SPACE" means all space governed by the Support Space Supplement.

              "SUPPORT SPACE SUPPLEMENT" means the Amended and Restated Support Space Supplement of even date herewith between Landlord and Tenant.

              "10 SOUTH WACKER BUILDING" means the office tower and related improvements commonly known as 10 South Wacker Drive, Chicago, Illinois. The real estate occupied by the 10 South Wacker Building is legally described on Exhibit 2.

              "10 SOUTH WACKER PREMISES" means office and related support facility space (other than the Support Space) located on the 2nd through the 10th floors of the 10 South Wacker Building consisting of 175,660 rentable square feet, which space is depicted on Exhibits A-1 through A-9, inclusive, of the Lease.

              "10TH FLOOR SPACE" means the 14,984 rentable square feet of office space located on the 10th Floor of the 30 South Wacker Building which space is not included in the Premises under the 30 South Wacker Lease.

              "30 SOUTH WACKER BUILDING" means the office tower and related improvements (including the Upper Lobby Level Space and retail concourse) commonly known as 30 South Wacker Drive, Chicago, Illinois. The real estate occupied by the 30 South Wacker Building is legally described on Exhibit 1.

              "30 SOUTH WACKER PREMISES" means the office and related support facility space (other than the Support Space) located on the 2nd through the 10th floors of the 30 South Wacker Building, consisting of 178,080 rentable square feet, which space is depicted on Exhibits A-1 through A-9.

              "UPPER LOBBY OFFICE SPACE" means the office and related support facility space (other than the Support Space) located on the upper lobby level of the 30 South Wacker Building consisting of 18,693 rentable square feet, which space is depicted on Exhibit C.

              "UPPER LOBBY SUPPORT SPACE" means the space depicted on
         Exhibit 1-F to the Support Space Supplement.

2. TERM EXTENSION. The Term is hereby extended for a period of five (5) years commencing on the Extension Commencement Date and ending on November 30, 2008.

3.      ADDITION OF 30 SOUTH WACKER PREMISES, SECURED ACCESS SPACE AND CLUB
        SPACE.

(a) It being the intention of the parties that upon expiration of the 30 South Wacker Lease all space occupied by Tenant in the 10 South Wacker Building and the 30 South Wacker Building (other than subleased space) be governed by the Lease, effective as of the Extension Commencement Date, (i) the defined term "PREMISES" shall mean, collectively, the 10 South Wacker Premises, the 30 South Wacker Premises, the Upper Lobby Office Space, the Secured Access Space and, as the context requires pursuant to the Support Space Supplement, the Support Space and (ii) the defined term "BUILDING" shall mean, collectively, the 10 South Wacker Building, the 30 South Wacker Building and all other improvements on the property located at 10 and 30 South Wacker Drive, Chicago, Illinois, other than the Trading Floors, except that for purposes of Section 3 of the Lease (Rent Adjustments) and the definitions set forth therein, "BUILDING" means each of the 10 South Wacker Building and the 30 South Wacker Building, as applicable. Schedule 1 sets forth a description of the Premises showing the locations and area of the components thereof. All facilities (such as signs, kitchen facilities, antennae and Tenant's cable television system) established and maintained in the 30 South Wacker Premises and the Upper Lobby Office Space prior to the Extension Commencement Date may be maintained by Tenant under the Lease, as amended hereby.

(b) Landlord will deliver possession of the Secured Access Space to Tenant on April 1, 2003 (the "SCHEDULED DELIVERY DATE") or such earlier date for delivery as Tenant may accept. The Secured Access Space shall be delivered in "as is" condition, including electrical service and separate metering, HVAC controls and the internal stairway, except that Landlord, at its expense, will construct the outside of the demising walls separating the Secured Access Space from the adjacent retail space on the north. Upon delivery of the Secured Access Space, the Secured Access Space will be added to and become a part of the Premises and Base Rent will commence with respect thereto. In the event that Landlord fails to provide Tenant with possession of the Secured Access Space on or before the Scheduled Delivery Date, Tenant shall be entitled to receive a credit against Base Rent and Rent Adjustments in an amount equal to the premium portion of any holdover rent that Landlord actually receives from American National Bank and Trust Company of Chicago, Bank One, N.A. or any of their successors or affiliates (collectively, "AMERICAN NATIONAL"), the current lessee and occupant of the Secured Access Space, with respect to the period beginning on the Scheduled Delivery Date and ending on the date that Landlord provides Tenant with possession of the Secured Access Space (the "HOLDOVER PERIOD"). For purposes hereof, the premium portion of holdover rent for each month or portion thereof during the Holdover Period shall mean the difference between the rent under American National's lease for space on the plaza level of the 30 South Wacker Building for the last month of the lease term thereof and the amount of rent (calculated at the applicable holdover rate) actually received by Landlord from American National for each month or portion thereof during the Holdover Period. If American National remains in the Secured Access Space during any portion of the Holdover Period, Landlord agrees to charge rent at the holdover rate and use reasonable efforts to collect the full amount of rent due from American National for such period, provided that reasonable efforts shall not require Landlord to commence litigation against American National. If Landlord does not initiate litigation within six (6) months after such holdover rent becomes due, Landlord will assign such claim to Tenant for collection, which Tenant may pursue, compromise or waive in its sole and absolute discretion. Landlord further acknowledges that, as part of Tenant's remodeling and exterior facade plans for the Secured Access Space, Tenant may, subject to approval by the City of Chicago (which approval Landlord agrees to cooperate in obtaining), remove the automobile ramp that is currently used to provide egress from the Building parking garage to upper Wacker Drive, remove certain concrete median strip barriers (between column lines 9 and 11) on lower Wacker Drive and construct an entryway/plaza in the area currently utilized by such automobile ramp. Landlord has approved the design concept for such removal and the related entryway/plaza modifications. Prior to commencement of such ramp removal and entryway/plaza construction work Tenant will furnish to Landlord for approval copies of all plans and modifications thereof for such removal and construction work, and agrees to consult with Landlord during the course of such work. If Tenant elects to extend a portion of the Secured Access Space into the entryway/plaza created following removal of the automobile ramp (should Tenant elect to cause such removal), such additional space shall not be subject to Base Rent, Rent Adjustment or constitute additional Rentable Area of the Office Premises for any purpose other than Tenant's occupancy rights. Landlord will not unreasonably withhold, delay or condition approval of Tenant's remodeling and exterior facade plans for the Secured Access Space, and Landlord recognizes that the Secured Access Space will be utilized as a high visibility, first class entry lobby for Tenant. Landlord acknowledges that Tenant may seek (and Landlord will consent to and cooperate with Tenant in obtaining) a separate address for its entry into the Building through the Secured Access Space.

(c) Upon the later of January 1, 2004 and the date possession of the 10th Floor Space is delivered to Tenant, the 10th Floor Space will be added to and become part of the Premises, Base Rent and Rent Adjustment will commence with respect thereto and Tenant's Proportion for the 30 South Wacker Building will be appropriately adjusted.

(d) On June 1, 2004, the Club Space will be added to and become a part of the Premises, Base Rent and Rent Adjustment will commence with respect thereto and Tenant's Proportion for the 30 South Wacker Building shall be appropriately adjusted.

(e) Neither the Rentable Area of the Office Premises nor the rentable area of the Secured Access Space shall include (for purposes of calculating Base Rent or Rent Adjustment) the low-rise elevator lobby or the adjacent corridor space in the 30 South Wacker Building, even though such space may be accessible from the Premises only.

4. BASE RENT. Effective as of the Extension Commencement Date, Base Rent shall be as follows:

(a)      Base Rent for the Secured Access Space* shall be as follows:

                                                     Lease Year         Annual Rate per
              Period             Monthly Amount*       Amount*            Square Foot
     ------------------------    ---------------  -----------------     ---------------
     Date of Delivery through
     December 31, 2003            $   9,234.67                  N/A     $ 16.00/sq.ft.

     January 1, 2004 through
     December 31, 2004            $   9,234.67    $      110,816.00     $ 16.00/sq.ft.

     January 1, 2005 through
     December 31, 2005            $   9,523.25    $      114,279.00     $ 16.50/sq.ft.

     January 1, 2006 through
     December 31, 2006            $   9,811.83    $      117,742.00     $ 17.00/sq.ft.

     January 1, 2007 through
     December 31, 2007            $  10,100.42    $      121,205.00     $ 17.50/sq.ft.

     January 1, 2008 through
     November 30, 2008            $  10,389.00    $      114,279.00**   $ 18.00/sq.ft.

     *   Based upon 6,926 rentable square feet which area may change.
     **  11 months

(b) Base Rent for the 30 South Wacker Premises, the 10 South Wacker Premises and the Upper Lobby Office Space (in the aggregate) shall be as follows:

                                                                        Annual Rate per
              Period             Monthly Amount   Lease Year Amount       Square Foot
     ------------------------    --------------   -----------------     ---------------
     December, 2003               $ 620,721.67*                 N/A     $  20.00/sq.ft.

     January 1, 2004 through
     December 31, 2004            $ 645,695.00    $    7,748,340.00**   $  20.00/sq.ft.

     January 1, 2005 through
     December 31, 2005            $ 661,837.38    $    7,942,048.50     $  20.50/sq.ft.

     January 1, 2006 through
     December 31, 2006            $ 677,979.75    $    8,135,757.00     $  21.00/sq.ft.

     January 1, 2007 through
     December 31, 2007            $ 694,122.13    $    8,329,465.50     $  21.50/sq.ft.

     January 1, 2008 through
     November 30, 2008            $ 710,264.50    $    7,812,909.50***  $  22.00/sq.ft.

     *   Excludes 10th Floor Space.
     **  Assumes possession of 10th Floor Space delivered to Tenant.
     *** 11 months

(c)     Base Rent for the Club Space shall be as follows:

                                                                        Annual Rate per
              Period             Monthly Amount   Lease Year Amount       Square Foot
     ------------------------    ---------------  -----------------     ---------------
     June 1, 2004 through
     December 31, 2004            $  22,836.67    $      159,856.69*    $  20.00/sq.ft.

     January 1, 2005 through
     December 31, 2005            $  23,407.58    $      280,891.00     $  20.50/sq.ft.

     January 1, 2006 through
     December 31, 2006            $  23,978.50    $      287,742.00     $  21.00/sq.ft.

     January 1, 2007 through
     December 31, 2007            $  24,549.42    $      294,593.00     $  21.50/sq.ft.

     January 1, 2008 through
     November 30, 2008            $  25,120.33    $      276,323.67**   $  22.00/sq.ft.

     *   7 months
     **  11 months

(d)      Base Rent for the Support Space is set forth in the Support

            Space Supplement.

5. RENT ADJUSTMENT. It is the intention of the parties hereto that (i) from and after the Extension Commencement Date, Rent Adjustment will no longer include any amount for increases in CPI, (ii) the Secured Access Space will not be subject to Rent Adjustment or included in the Rentable Area of the Office Premises for purposes of calculating Rent Adjustment, (iii) certain modifications will be effective relating to calculation and adjustment of Rent Adjustment and (iv) Rent Adjustment will be calculated and billed separately for each of the 10 South Wacker Building and the 30 South Wacker Building. Hence, effective as of the Extension Commencement Date, the following sub-Sections of Section 3 shall be amended or deleted as follows:

(a) Section 3.A.1, 3.A.3 (including FN 2.1) and all other references in the Lease to CPI, 3.B. (including FN 3.4), 3.F.2.b. and 3.H. shall be deleted.

(b) The definition of Expenses set forth in Section 3.A.4 (including FN 2.3), shall be amended and restated in its entirety to provide as follows:

                   4. "EXPENSES" means and includes (except as set forth below): a) those expenses paid or incurred by Landlord for maintaining, operating and repairing the Real Property, the cost of electricity, steam, water, fuel, heating, lighting, air-cooling, window cleaning, janitorial service, insurance (including terrorism insurance provided that the cost thereof, if provided on a "blanket policy" basis, shall be subject to reasonable allocation among the properties covered thereby), including, but not limited to, fire, extended coverage, liability, worker's compensation, elevator, or any other insurance carried in good faith by Landlord and applicable to the Real Property, painting, carpet, wall covering and ceiling tiles (but only to the extent such items constitute non-capital repairs or replacements), uniforms, management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Real Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Real Property, the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operation, maintaining or repairing the Real Property, legal and accounting expenses, including, but not to be limited to, such expenses as relate to seeking or obtaining reductions in and refunds of Taxes (which Landlord shall make reasonable efforts to obtain) or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting principles would be considered as an expense of maintaining, operating, or repairing the Real Property; and b) the amortized portion of the cost of any capital improvement made to the Real Property which is either (i) required by law, ordinance or governmental regulation (including, without limitation, the cost of any modification of any system in the Building, or installation of additional systems, or modification of the Building, or compliance with fire safety requirements, to the extent any of the foregoing is required by law, ordinance or governmental regulation), or (ii) intended by Landlord to reduce Expenses (the capital improvements described in clauses (i) and (ii) being collectively referred to as the "INCLUDED CAPITAL ITEMS"), provided, however, that the portion of the annual amortized costs to be included in Expenses in a calendar year with respect to a capital improvement which is intended by Landlord to reduce Expenses, shall equal the lesser of: (x) such annual amortized costs or (y) the projected annual amortized reduction in Expenses for that portion of the useful life of the capital improvement which falls within the Term (based upon the total cost savings from such capital improvement for such period, as reasonably estimated by Landlord). Notwithstanding any provision of clause b) of the preceding sentence, no capital improvements required by law, ordinances or governmental regulation in effect or capital improvements made or commenced prior to August 1, 2002, or which constitute any of the security improvements required by Section 43 of this Lease shall be Included Capital Items. The determination of whether any item is a "capital" or "expense" item or the amount of annual amortization for any Included Capital Item shall be in accordance with generally accepted accounting principles consistently applied. Any such amortization amount shall include interest at the Prime Rate in effect on the date of installation of the Included Capital Item. If with respect to any Calculation Year the Building is not fully occupied or if not all of the tenants in the Building are receiving a service the cost of which is included in Expenses as defined herein, during all or a portion of any year and solely as a result of such partial occupancy or receipt of services actual Expenses for such Calculation Year are less than what the amount for Expenses would have been but for such partial occupancy or receipt of services, then Landlord may adjust the amount of Expenses for such Calculation Year, employing sound and consistent accounting and management principles, by the amount of such difference. In no event shall Landlord collect from tenants of the Building more than 100% of actual Expenses. That portion of Building Rent Adjustments attributable to Expenses and Taxes billed to retail tenants in the Building shall be deducted from the Building total for purposes of calculating Tenant's Proportion of Expenses and Taxes, respectively. Expenses shall be determined on a cash basis, provided that, if sound accounting principles so dictate, any Expense, which though paid in one Calculation Year, related to more than one Calculation Year, shall be proportionately allocated among such Calculation Years. The terms "EXPENSES" shall not include:

               (i)      leasing commissions;

               (ii)     advertising and promotional expenditures;

               (iii) cost of constructing and operating, maintaining and repairing any leasing office located at the Building;

               (iv) amounts paid on behalf of or reimbursed to Landlord through the proceeds of insurance (provided that the amount of any reasonable deductible paid by Landlord shall be included in Expenses), the proceeds of a condemnation award or the proceeds of a recovery under a contractor's or other warranty, and amounts that would have been paid on behalf of or reimbursed to Landlord through the proceeds of insurance if Landlord had maintained the insurance required pursuant to Section 36 of this Lease;

               (v) amounts billed directly to tenants (whether or not collected by Landlord) except through Rent Adjustments (i.e., escalation and Expense and Tax payments) billed to tenants (including Tenant) in the Building;

               (vi) any expense in connection with services or benefits of a type which are not available to Tenant or are only available to Tenant at an additional or direct charge to Tenant, but which are provided to another tenant or occupant of the Building (whether or not such expenses are billed or collected by Landlord);

               (vii) costs incurred in improving, decorating, renovating or redecorating any leasable space in the Building (including without limitation, the cost of removing rubbish generated by any of the foregoing);

               (viii) depreciation, interest, and principal payments on mortgages, and other debt costs (except to the extent that the same are attributable to Included Capital Items) and ground lease payments;

               (ix) penalties and interest for non-payment or late payment by Landlord of items included in Expenses and costs due to the violation by Landlord or its agents of any contract, judgment, law, statute or ordinance; provided, however, that interest assessed against Landlord for late payments relating to Taxes which are being (or had been) contested in good faith in an appropriate manner by Landlord shall not be deemed a penalty and shall be included in Expenses;

               (x) the costs of repairs or other restoration work to remedy damages caused by the negligence of Landlord, Landlord's members or their respective agents or employees;

               (xi) wages, salaries and fringe benefits paid to any employee who is not devoted full time (i.e., exclusively) to responsibilities for Building management or any employee engaged in leasing or marketing space in the Building, provided that if Landlord changes its Building management structure such that in substitution for employees devoted full time to Building management responsibilities,
                        Building management responsibilities are allocated among employees on a task-based or subject-based basis who are not devoted full time to the Building, Landlord may include in Expenses the reasonably allocated share of the salaries and benefits paid to such employees, provided that the aggregate amount of such salaries and benefits so allocated for any Calculation Year does not exceed the amount that would have been allocated for such Calculation Year if Landlord had in place a management structure under which all Building management responsibilities were handled by employees that were devoted full time to the Building;

               (xii) any portion of any cost allocable to any building other than the Building;

               (xiii)     accounting and other professional fees, attorney's

                          fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with mortgagees, co-owners, shareholders, tenants or other occupants of the Building or with prospective tenants (including, without limitation, the costs of defending claims made by tenants against Landlord), or costs incurred in marketing the Building (except that attorneys' and other professionals' fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce Building rules and regulations or in seeking to enforce the non-monetary obligations of any tenant in the Building to the extent that such rules and regulations or non-monetary obligations are intended to benefit the tenant population of the Building shall be included in Expenses);

                (xiv) costs of a capital nature as determined under generally accepted accounting principles, except for permitted amortization of Included Capital Items as set forth in clause (b) above;

                (xv)      any expense for correction of defects in the initial

                          construction of the Building or in the Systems (as defined in Section 9.A.) of the Building (as opposed to the costs of normal repair and maintenance and replacement (to the extent that such replacement does not constitute a capital improvement or replacement) expected with the construction materials and the Systems installed in the Building in light of their specifications);

                 (xvi) overhead and profit paid to subsidiaries or affiliates of Landlord for services (except for property management fees) on or to the Building to the extent that the charges for such services exceed competitive charges for such services;

                  (xvii) property management fees for any month in excess of the greater of $15,000 and three percent (3%) of all rent receipts and other revenues of the Building collected during such month;

                  (xviii) rental and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except (a) equipment which is used in providing janitorial and maintenance services and which is not permanently affixed to the Building, (b) equipment that is rented on a temporary basis for repairs or maintenance, and (c) plants;

                  (xix) night cleaning expenses (other than night cleaning of common areas and outdoor sidewalks and plazas) so long as Tenant separately contracts for such services; or

                  (xx) Taxes, it being understood that Tenant pays for Tenant's Proportion of Taxes separately.

(c) References in the definition of "Real Property" to "the Building" shall be deemed to refer to "the applicable Building" for purposes of determining Expenses, Taxes and the Rent Adjustment.

(d) Section 3.A.6 shall be amended by deleting the phrase "or increases in CPI".

(e)      Sections 3.A.7, 3.A.8, 3.A.9, 3.A.11 and 3.A.12 (including FN 3.2)
         shall be amended and restated in their entirety to provide as follows:

                   7. "Rentable Area of the Building" means (i) with respect to the 10 South Wacker Building, 946,356 rentable square feet and
            (ii) with respect to the 30 South Wacker Building, 1,033,628 rentable square feet.

                   8. "Rentable Area of the Office Premises" means (i) with
            respect to the 10 South Wacker Building, 175,660 rentable square feet and (ii) with respect to the 30 South Wacker Building, 196,773 rentable square feet plus or minus the rentable area (determined in accordance with consistently applied Building standards) of space deleted from or added to the Premises located in the applicable Building (including the Club Space and the 10th Floor Space), if such space is subject to Rent Adjustment after the Extension Commencement Date.

                   9. "Rent Adjustment Deposit" means one-twelfth of the amount set forth in the then current Estimate.

                  11. "Tenant's Proportion" means with respect to each Building the percentage amount derived by dividing the Rentable Area of the Office Premises by the Rentable Area of the Building.

                  12. "Estimate" means Landlord's estimate of the amount of
            Tenant's Proportion of Expenses and Taxes for the then current Calculation Year communicated to Tenant by written notice given no more frequently than once during any calendar year. The Estimate shall be based upon Landlord's then current budget (which budget shall be based upon reasonable management assumptions as to Expenses). Promptly upon request by Tenant, Landlord will furnish Tenant with a copy of those portions of the then current budget which detail those items included in the calculation of Rent Adjustment. The amount of Taxes set forth in the Estimate shall be the amount of the most recently ascertainable Taxes. The Estimate shall not exceed 105% of the preceding Calculation Year's actual Rent Adjustment unless Landlord demonstrates that actual known Expenses and Taxes have caused such increase.

(f) Section 3.E. is amended by deleting the last sentence thereof and inserting, in lieu thereof, the following:

                   If the total Rent Adjustment Deposits paid during such
            calendar year prior to the rendering of the Statement (referred to in Section 3.F.2.) are less than or exceed the actual amount of Expenses and Taxes for such prior calendar year as shown on the Statement, then the difference shall be paid to Landlord by Tenant within thirty (30) days after the Statement is rendered or shall be credited against amounts due from Tenant to Landlord under this Lease as they become due (as the case may be), provided that if Tenant is entitled to such a credit, upon notice to Landlord, Tenant may request direct payment of the excess (if any) of the amount to be credited over the sum of the installment of Base Rent and the Rent Adjustment Deposit next due after the rendering of the Statement, in lieu of a credit for such excess amount, and Landlord, if Tenant is not in default under this Lease, shall remit such excess amount to Tenant within thirty
            (30) days after receipt of such notice.

6. HVAC HOURS. Effective as of the Extension Commencement Date, Section 4.A.1 (including FN 4.3) shall be amended to provide that normal business operation hours of the base Building heating and cooling system ("HVAC") shall be weekdays from 6:00 A.M. to 7:00 P.M. and Saturday from 7:00 A.M. to 2:00 P.M. (Sundays and Holidays excepted), and, notwithstanding any provision of the Lease to the contrary, operation of the HVAC after or outside of the normal business operation hours set forth above ("AFTER HOURS USE") shall be subject to a charge of $88.00 per hour of After Hours Use with respect to each

         Building elevator rise employing such After Hours Use. Such $88.00 per hour charge may be increased from time to time based upon actual percentage increases in after-hours HVAC costs incurred by Landlord after the Extension Commencement Date. The 10 South Wacker Building consists of three elevator rises, and the 30 South Wacker Building consists of four elevator rises.

7.       ELEVATORS.

(a) The first sentence of Section 4.A.3 is amended by deleting "7:00 A.M." and inserting "6:00 A.M." in lieu thereof and deleting "1:00 P.M." and inserting "2:00 P.M." in lieu thereof.

(b) The third sentence of Section 4.A.3 is amended and restated in its entirety to provide as follows: "Landlord, however, shall provide limited freight and passenger elevator service (i.e., at least one passenger elevator and one freight elevator) daily at all times such normal elevator service is not furnished."

(c) The last sentence of Section 4.A.3 (contained in FN 4.11) is deleted and the following sentence inserted in lieu thereof:

                   Tenant shall have access to the freight elevators and docks at all times subject to the procedures in place as of August 1, 2002 and reasonable modifications. Any such modification will not be effective until ten (10) days after written notice to Tenant. While utilizing the freight elevators Tenant will pay the actual hourly out-of-pocket cost of the freight elevator operator assigned to operate each freight elevator being utilized by Tenant and an hourly charge for Landlord's actual cost of maintaining security for freight elevator and loading dock use after normal business operation hours as set forth in this Section 4.A.3. Passenger elevator service will be restricted in the manner described in Section 43.

(d)      Section 17 is amended by adding the following sentence:

                   Landlord and Tenant acknowledge that the Secured Access
            Space is demised in such a manner that the Building Freight Elevator and janitor closet on the lower lobby level can only be accessed through the Secured Access Space. Notwithstanding anything to the contrary in the Lease, including, without limitation, Sections 10 (Access to Premises) and 34 (Secured Areas), Landlord and its employees, agents and contractors shall have the right to enter the Secured Access Space at all reasonable times (but excluding periods during which special events are occurring) for the purpose of using the Freight Elevator and janitor closet in connection with the cleaning, repair, maintenance, operation and improvement of the Building.

8.       ALTERATIONS. From and after the Extension Commencement Date,
         Section 9 will be amended as follows:

(a)      Architectural and engineering firms and contractors selected by

         Tenant to perform Alterations shall be subject to Landlord's approval which shall not be unreasonably withheld, conditioned or delayed. Any firm or contractor submitted by Tenant to Landlord for approval shall be deemed approved unless Landlord notifies Tenant otherwise within 5 days and once approved Tenant need not submit such firm or contractor for approval unless Landlord withdraws such approval by notice to Tenant, which withdrawal shall state the reasons therefor. Tenant shall use union contractors unless Landlord otherwise agrees.

(b) Tenant shall have the right to use materials and finishes in connection with Alterations other than building standard materials and finishes provided that such materials and finishes are of equal or higher quality to then current building standard materials and finishes.

(c) Section 9.E (FN 9.2) is amended by deleting the words "Metropolitan Structures Construction Division, as" and inserting "Landlord's" in lieu thereof.

(d) The penultimate sentence of Section 9.K (FN 9.5) is amended by adding the following: ", provided that Tenant shall not be responsible for the removal of any escalator or any electrical or communications cabling or wiring."

9. SECTION 15.E. DEFINITIONS. Section 15.E. of the Lease is amended and restated to provide in its entirety as follows:

                   E. For purposes of this Section 15:

                   1. "Landlord Related Parties" means Landlord, its trustees, members, principals, beneficiaries, partners and the entities or persons which comprise its trustees, members, principals, beneficiaries or partners and their respective agents, employees, officers, directors, shareholders, partners, members or principals (disclosed or undisclosed) or any of them.

                   2. "Tenant Related Parties" means Tenant, its shareholder(s) and the entities or persons which comprise its shareholder(s), and their respective agents, employees, officers, directors, shareholders, partners, members or principals (disclosed or undisclosed) or any of them.

10. AMENDMENT TO SECTION 19.D. The first sentence of Section 19.D is amended and restated to provide in its entirety as follows:
         "Landlord may elect to terminate the right to possession by Tenant, without terminating the Lease, only if Tenant abandons the Premises or otherwise entitles Landlord to so elect."

11. NOTICE. Section 22.A.1 is amended and restated in its entirety to provide as follows:

                   A.   Notices shall be effectively served by Landlord upon

            Tenant by forwarding via Registered or Certified Mail, postage prepaid, at the Premises, Attn: President and Chief Executive Officer with separate copies forwarded as follows:

                   1.   to the Premises:

                        a. attn: Managing Director and Chief Financial Officer; and

                        b.   attn: Director of Facility Administration

                    2.   with respect to default notices only:

                         Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. 55 East Monroe Street
                         Suite 3700
                         Chicago, Illinois 60603
                         Attn: James B. Rosenbloom, Esq.

                    3. with respect to notices or advices regarding renewal options, expansion options, rights of first offering or any other occupancy rights and default notices:

                         The Levy Organization
                         10 South Wacker Drive
                         Chicago, Illinois 60606

                         Attn: Holly Duran

12. ALLOWANCE. Landlord will provide Tenant with a cash allowance of $2,000,000 (the "ALLOWANCE") which Tenant may use, at its discretion, for remodeling, upgrades, alterations, equipment or other costs related to the Premises. On or before the Extension Commencement Date, Landlord and Tenant will enter into an agreement in the form of Exhibit D and shall deposit the Allowance with First American Title Insurance Company or another escrowee approved by the parties pursuant to the terms of a joint order escrow agreement in the form attached to Exhibit D. If Landlord fails to timely deposit the Allowance, Tenant's obligation to pay Base Rent and Rent Adjustments (without interest or late charge) shall be deferred until the Allowance is deposited. Tenant shall pay Landlord any Base Rent and Rent Adjustments so deferred within thirty (30) days after the Allowance is deposited.

13. PRIME RATE. The second sentence of Section 26.f. is amended in its entirety to provide as follows:

                   "All such amounts (including Base Rent, Rent Adjustment Deposits and Rent Adjustments) shall bear interest from twenty (20) days after the date due until the date paid at the "prime rate" as reported each business day in the WALL STREET JOURNAL under "Money Rates" (the "Prime Rate") or at the maximum legal rate of interest, if any, for business loans, whichever is lower."

14. FIRE ALARM AND LIFE SAFETY SYSTEMS. All costs of Landlord's proposed upgrading of the Building fire alarm and life safety systems as proposed by Teng & Associates under Teng project #20-3266-01 issued for review on May 13, 2002 (as such project is modified from time to time) will be borne solely by Landlord and such upgrade shall not constitute an Included Capital Item or otherwise be included in Expenses.

15.      SIGNAGE. Section 30 is amended by:

(a)      adding the following Section 30.I.H.:

               H. Tenant may, at its expense, install signs and one or more electronic data walls in or on the exterior of the Secured Access Space, provided that to the extent such signs or data walls are visible or affixed outside the Secured Access Space, the size and design thereof shall be subject to Landlord's approval, which approval will not be unreasonably withheld, delayed or conditioned. Such signs shall include an interior concourse signband. The rendering of the data walls and the general design parameters for the data walls, exterior signs and exterior facade of the Secured Access Space are attached hereto as Exhibit E and are hereby approved by Landlord, provided that Tenant shall have the right to propose and Landlord will not unreasonably withhold, condition or delay its approval of alternative designs for interior and exterior sign and data walls and the exterior facade.

(b) amending Section 30.II.A. such that each reference therein to "Building" shall be deemed to refer to the 10 South Wacker Building; and

(c)      adding the following Section 30.III.:

               III. Exterior Signs.

                    A. Landlord will not install or maintain any sign or signs on the exterior of or outside (i) the 30 South Wacker Building or (ii) the east face of the 10 South Wacker Building and the area lying east of an assumed straight line extending north from the northeast corner of the 10 South Wacker Building to Madison Street, unless in each case such sign or signs are approved by Tenant, which approval will not be unreasonably withheld.

                    B. The words "Chicago Mercantile Exchange Center" currently displayed on the Building monument sign at 30 South Wacker shall be maintained thereon so long as said monument sign is maintained and Tenant is in occupancy of the 30 South Wacker Premises, and, if the monument sign is removed and another monument sign or similar exterior sign is erected on the Real Property during the Term, the words "Chicago Mercantile Exchange" or then current name, trade name or trade dress shall be displayed thereon with prominence at least equal to that currently displayed on the existing monument sign. The signs identifying Tenant above the entry doors and the other lobby signs of Tenant at the 30 South Wacker Building and the 10 South Wacker Building shall be maintained by Landlord throughout the Term, provided that if the Lease expires (and is not renewed) as to either the 30 South Wacker Premises or the 10 South Wacker Premises, the lobby entry signs and other lobby identification of Tenant in the applicable office tower (i.e., where Tenant is no longer in occupancy) may be removed by Landlord. If the Lease expires (and is not renewed) as to the Secured Access Space, the lobby signs and other identification of Tenant in the Secured Access Space may be removed by Landlord.

                    C. With respect to the monument sign approved by Tenant to be constructed adjacent to the 10 South Wacker Building near the corner of Madison Street and Wacker Drive, in the event Landlord desires to substitute the name of a tenant or tenants for either or both of Bank One or Rivers Bistro, then Landlord may substitute the name of the applicable replacement tenant or tenants on said monument sign, provided that the overall size, lettering size and materials and location of such replacement tenant's name shall be the same as Bank One or Rivers Bistro, as applicable. Such substitution right shall not, however, apply if such replacement tenant is a stock, futures, option, commodities or similar type of exchange or clearing house, unless such exchange or clearing house has leased and occupies more space in the Building than Tenant.

16. SECURITY REQUIREMENTS. Section 43 shall be amended and restated in its entirety as follows:

               43.  SECURITY REQUIREMENTS.

               A. (i) On or before the Extension Commencement Date, Landlord, at its sole cost and expense, shall furnish and install the following:

                    1. Four (4) PZT or comparable cameras to monitor the exterior Building loading docks and the surrounding area and two (2) PZT or comparable cameras to monitor each Building lobby (collectively, the "Cameras");

                    2. a pallet size scanner at each Building loading dock (the "Scanner");

                    3. a central messenger center (the "Messenger Center") for the purpose of accepting delivery or pick-up of all packages smaller than 150 lbs. or the equivalent of four bankers' boxes, whether delivered or being picked-up by outside messengers; and

                     4. door alarm devices at each access door to the roof of the Trading Floors (the "Alarms"); and

                     (ii) On or before the later of the Extension Commencement Date and the date the Secured Access Space is open and operational, Landlord, at its sole cost and expense, shall furnish and install the following:

                     1. subject to compliance with City of Chicago codes and ordinances, Building elevator hardware and software modifications sufficient to:

                      (i) with respect to the passenger and parking elevators located in the 30 South Wacker
                              Building: (a) control the parking elevator service to the upper lobby level and (b) prevent or restrict in a manner satisfactory to Tenant access to the ground lobby level from the passenger elevators serving the "low-rise floors", i.e., the upper lobby level through the 10th floor; and

                      (ii) with respect to the passenger elevators located in the 10 South Wacker Building: (a) prevent the elevators serving the "low-rise floors", i.e., the upper lobby level through the 10th floor, from answering "hall calls" at the ground lobby level or providing service to the ground lobby level from such passenger elevators and
                              (b) prevent or restrict in a manner satisfactory to Tenant access to the 10th floor from the passenger elevators serving the "mid-rise floors", i.e., the 10th floor through the 24th floor; and

                     2. Establish barriers or gates sufficient to prevent or restrict access to the upper lobby level by means of the escalators located in the lobby of the 30 South Wacker Building or remove such escalators.

                B. (i) From and after October 1, 2002 until the earlier of the date the Secured Access Space is open and operational and the date which is 12 months after delivery of possession of the Secured Access Space to Tenant, Landlord will maintain at least the level of lobby security maintained on October 1, 2002.

                     (ii) From and after the Extension Commencement Date:

                     1. The Cameras, the Scanner and the Alarms will be operated and monitored by Landlord's personnel, provided that at Tenant's option, any or all of the Cameras and the Alarms may be monitored by Tenant's security personnel, and provided further that if Tenant exercises such option, Tenant shall have the obligation (together with Landlord) to continuously monitor the camera images.

                     2. All packages received at any Building loading dock shall be scanned to the extent they fit within the Scanner. Landlord's personnel will operate the Messenger Center. Landlord shall determine the extent to which packages received at the Messenger Center will be scanned, provided that (i) all packages in excess of 150 lbs. or larger than four banker's boxes will be directed to a Building loading dock for scanning, and (ii) bulk letters and packages received from overnight courier services will be directed to or received at the Building loading docks and scanned and, after scanning, returned to the courier service for delivery to the Building tenant.

                      3. When the United States government considers the U.S. to be at a threat level of yellow, orange or red (or such equivalent standards as may be hereafter adopted), Landlord shall (i) work and cooperate with Tenant to establish acceptable measures to control access to the Building parking facility and (ii) post and maintain an armed security officer at each Building loading dock for the sole purpose of monitoring truck and delivery vehicle traffic at the Building loading docks.

                      4. With respect to elevator controls, Landlord's and Tenant's security personnel will be provided with override keys for use in emergency or controlled events.

                      5. Tenant shall have the right from time to time, at its expense, to modify such elevator controls to restore or further restrict such elevator service.

                       C. Tenant shall have the right at any time, subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed, to install, at Tenant's sole cost and expense, a protective barrier, including steel, lighting and cameras, at the west river wall of the Building.

                       D. Tenant shall maintain security for ingress to the Building through the Secured Access Space at least comparable to the security maintained by Landlord at the lower lobby entrances to each of the 10 South Wacker Building and the 30 South Wacker Building.
         In addition, Landlord

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         and Tenant shall work together in good faith to agree upon and implement security systems, policies and procedures that are reasonably acceptable to Landlord to control ingress from the Secured Access Space into the lower lobby level of the Building (including the retail concourse) each day during the hours of 2:00 p.m to 4:00 p.m. Landlord shall be responsible for any claims by other tenants for inconvenience, inadequate access, interference with access or loss of business arising out of the implementation of such controls.

17. RENEWAL OPTIONS. Section 44 is amended and restated to provide in its entirety as follows:

                   44. RENEWAL OPTIONS.

                   A. Tenant shall have the option (each, a "Renewal Option" collectively, the "Renewal Options") to extend the Term for one period of four (4) years beginning on December 1, 2008 and, thereafter, two consecutive periods of seven (7) years each beginning on December 1, 2012 and December 1, 2019, respectively (each, a "Renewal Term"). Upon the exercise of each such Renewal Option, the Expiration Date will be modified to be the last day of the applicable Renewal Term. Tenant may exercise each Renewal Option by notice to Landlord no later than twelve (12) months prior to the then current Expiration Date, provided that at the time of such exercise, (i) no uncured default then exists and all applicable grace periods with respect thereto have then expired and (ii) Tenant, its affiliates, permitted assignees and subtenants are then in occupancy of at least 175,000 rentable square feet of the Office Premises. At Tenant's election, which shall be expressed in the notice of exercise of the applicable Renewal Option, such renewal may extend the Term as (i) to the entire Premises, (ii) the 30 South Wacker Premises or the 10
            South Wacker Premises and, in either case, all of the Club Space, the Secured Access Space, and the Upper Lobby Office Space, and, at Tenant's option, both or either of (if then subject to the Lease) the Temporary Space and the Expansion Space, provided that if the exercise of the Renewal Option includes the 10 South
            Wacker Premises, then Tenant shall not terminate the Support
            Space Supplement with respect to the Upper Lobby Support Space. All references in this Lease to "Renewal Option" shall be deemed to refer to each Renewal Option or the Renewal Options, as the context requires. Failure to timely exercise a Renewal Option as to any applicable portion of the Premises will result in the expiration of the Renewal Option with respect to such space.

                   B. (i) Base Rent per square foot for the Office Premises for each Renewal Term shall be the Prevailing Market Rate. For purposes hereof, "Prevailing Market Rate" means the base rental rate then being offered by landlords and accepted by other tenants for comparable leases in comparable office buildings located in the Chicago "west loop" market (taking into account size, location and all applicable market escalations, rental and other concessions, abatements, limitations on taxes and operating expenses, allowances, commissions and tenant improvements), as reasonably determined by Landlord and evidenced by recent leases (dated within nine (9) months preceding Tenant's notice to Landlord) which have been executed and approved by all necessary parties and which (to the extent available to Landlord) shall be disclosed to Tenant (subject, however, to the terms of any confidentiality provisions contained within any such leases, and in any event Tenant agrees that it shall keep confidential all such information furnished to Tenant). If Tenant disagrees with Landlord's estimation of the Prevailing Market Rate it must so notify Landlord in writing within thirty (30) days after Tenant's receipt thereof and specify Tenant's estimation of the Prevailing Market Rate, provided that in the case of the first Renewal Term, Tenant shall have the option, in lieu of specifying Tenant's estimation of the Prevailing Market Rate, to designate the Agreed Rate as the Base Rate per square foot for the Office Premises for the first Renewal Term. For purposes hereof, "AGREED RATE" means $23.00 per square foot for the Office Premises "as is" (i.e., without rent or tenant improvement concessions or allowances), which amount shall increase by $.50 per square foot on each anniversary of the first Renewal Term. If the parties are unable to agree on a Prevailing Market Rate for the applicable Renewal Term within sixty (60) days following Landlord's receipt of Tenant's estimation of Prevailing Market Rate, Tenant may elect in writing to (a) promptly enter into binding arbitration in accordance with the provisions of Section 56 hereof or (b) revoke its election to exercise the Renewal Option, in which case Tenant shall have no further rights under this Section 44 and Landlord may lease the Premises or such applicable portion thereof to a third party or parties free of Tenant's rights under this
            Section 44.

                    (ii) Base Rent for the Secured Access Space for each Renewal
            Term shall be at a rate equal to $.50 per usable square foot PLUS the Base Rent per usable square foot of the Secured Access Space applicable during the 12-month period immediately preceding the first month of the applicable Renewal Term, which amount shall increase by $.50 per usable square foot on each anniversary of the first day of the applicable Renewal Term.

                   C. In the event that at any time (i) the rentable area of the Premises is less than 175,000 rentable square feet and (ii) more than 50% of the usable area of the Trading Floors is used for general office purposes, Landlord will have the right to terminate this Lease as to the Secured Access Space by notice to Tenant, which termination shall be effective as of the date set forth in the termination notice which termination date shall be no earlier than twelve (12) months after the effective date of such notice of termination. In such event, Landlord shall, at its sole cost and expense with respect to any repairs, alterations or additions which may be required, provide Tenant with access to the Trading Floors which will be as convenient and comparable to the Secured Access Space as shall be reasonably feasible. Such alternative access shall include escalator access from the lobby level of the 30 South Wacker Building to the upper lobby level and shall be subject to Tenant's approval, which approval will not be unreasonably withheld, conditioned or delayed. In no event shall such termination of the Lease as to the Secured Access Space be effective until such alternative access is available. Such termination election shall be void if Tenant notifies Landlord, within thirty (30) days after receipt of the termination notice, that, effective as of the proposed termination date, Tenant will pay Base Rent and Rent Adjustment for the Secured Access Space at the rate then applicable to the Office Premises. Notwithstanding the requirements of Section 44.A. and without diminishing the Renewal Options as to the 30 South Wacker Premises and the 10 South Wacker Premises, in the event the Lease is terminated as to the Secured Access Space, Tenant may terminate this Lease or, as applicable, the Support Space Supplement, as to the Upper Lobby Office Space, the Club Space, the Upper Lobby Support Space, or any combination thereof, effective as of the termination date of the Lease as to the Secured Access Space, by notice to Landlord within 90 days after Tenant receives Landlord's notice of termination. Tenant shall not be responsible for any approvals required from the owner of the Trading Floors or for any modifications to the Secured Access Space, but will cooperate with Landlord to the extent feasible and consistent with its legal obligations in obtaining such approvals.

18. ESCALATOR OPTION. Section 46.D.2.a is amended and restated in its entirety to provide as follows: "a. Prevailing Market Rate", Section 46.D.6 is amended by deleting the phrase "and for removal of the Escalators in accordance with subsection 46.F below" and Sections 46.D.2.b and 46.F are deleted.

19. EXPANSION OPTION. Section 48 is amended and restated in its entirety to provide as follows:

                   48. EXPANSION OPTION. Tenant shall have the option to lease the following office space (collectively, the "Expansion Space") consisting of ( i) 8,242 rentable square feet located on the 31st floor of the 10 South Wacker Building currently occupied by Tenant under the terms of the Lease ("31st

            Floor Space") and (ii) either, at Landlord's option, 25,540 rentable square feet located on the 26th floor of the 10 South Wacker Building ("Suite 2600") which is depicted on Exhibit F or 25,324 rentable square feet located on the 20th floor of the 10 South Wacker Building which is depicted on Exhibit G ("Suite 2000"). Each Expansion Option shall be exercised by notice to Landlord on or before (i) June 1, 2003 with respect to the 31st Floor Space and (ii) July 1, 2003 with respect to either Suite 2000 or Suite 2600, provided that such notice will not be effective if any uncured default then exists and applicable grace periods with respect thereto have then expired, and provided further that, with respect to Suite 2000, Landlord may accelerate the date by which Tenant must exercise its option under clause
            (ii) to a date no earlier than April 1, 2003 which is ten (10) days after notice by Landlord to Tenant that Landlord has negotiated the terms of and is prepared to sign a bona fide lease of not less than 10,000 square feet of Suite 2000. If such Expansion Option is timely exercised, (i) the 31st Floor Space shall be delivered to Tenant and added to the Premises on the Extension Commencement Date, (ii) if Landlord designates Suite 2000, Suite 2000 shall be delivered to Tenant and added to the Premises on January 1, 2004 and (iii) if Landlord designates Suite 2600, Suite 2600 shall be delivered to Tenant and added to the Premises on July 1, 2004 or such earlier date as to which Tenant may agree. Base Rent for the Expansion Space shall be based upon the base rental rates applicable to the other Office Premises. Notwithstanding Section 14.C., Tenant shall not, without Landlord's consent, sublease the 31st Floor Space or Suite 1818 (if such space becomes part of the Premises) to Members.

20.      RIGHTS OF FIRST OFFERING. Section 50 is amended as follows:

(a) Section 50.A is amended by inserting "10 South Wacker" before the word "Building" in the third line thereof and the phrase "and floors 11 through 21 of the 30 South Wacker Building" after the word "Building" in the third line thereof;

(b) Section 50.A.2, is amended by inserting "10 South Wacker" before the world "Building" in the second line thereof;

(c) Sections 50.B.3 and 50.B.4 are amended by deleting the phrase "or the 30 South Wacker Building" in the first and second line thereof; and

(d) Section 50.F is amended by deleting the parenthetical "(subject to Section 48 of this Lease, if the Offering Space is Five, Ten or Fifteen Year Space, as the case may be)".

(e)      The following Section 50.G. is hereby added to Section 50:

                   "G. Effective as of the Extension Commencement Date, Tenant
            shall not, without Landlord's consent, sublease to Members any Offering Space which does not constitute, either individually or together with all other space leased by Tenant on the same floor, a full floor of the 10 South Wacker Building or the 30 South Wacker Building".

21. 30 SOUTH WACKER SUPPORT SPACE. The following Section 55 is hereby added to the Lease:

                 55. 30 SOUTH WACKER SUPPORT SPACE. Tenant shall have the option to lease all or any portion of the mechanical spaces located on M1 of the 30 South Wacker Building depicted on Exhibit H (the "Mechanical Space") under the same terms and conditions as set forth in Section 47, provided that a separate lease shall govern the demise of such Mechanical Space. The provisions of Section 53 shall apply to the Mechanical Space.

22.      ARBITRATION. The following Section 56 is hereby added to the Lease:

                 56. DETERMINATION OF ARBITRATION. In the event of the failure of the parties to agree as to the Prevailing Market Rate (and Tenant has not elected to terminate the applicable Renewal Option), such matter shall be submitted to arbitration as hereinafter provided. Landlord and Tenant shall each appoint a fit and impartial person as arbitrator who shall have had at least ten (10) years' experience in the commercial office real estate industry. Such an appointment shall be signified in writing by each party to the other. The arbitrators so appointed shall appoint a third arbitrator within ten (10) days after the second arbitrator. In the case of the failure of such arbitrators (or the arbitrators appointed as hereinafter provided) to agree upon a third arbitrator, such third arbitrator shall be appointed by the American Arbitration Association, or its successor, from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' experience in the commercial office real estate industry. In case either party shall fail to appoint an arbitrator within a period of ten (10) days after written notice from the other party to make such appointment, then the American Arbitration Association shall appoint a second arbitrator having at least ten (10) years' experience in the commercial office real estate industry. The two
            (2) arbitrators so appointed shall appoint a third arbitrator within ten (10) days after the appointment of the second arbitrator.

                   The arbitrators shall proceed with all reasonable dispatch to determine the question submitted; provided that in determining the Prevailing Market Rate in any situation the arbitrators shall select either Landlord's estimate or Tenant's estimate of the Prevailing Market Rate, and in no event shall the arbitrators have the right (i) to average the Prevailing Market Rate estimates submitted by Landlord or Tenant or (ii) to choose another number. The decision of the arbitrators shall in any event be rendered within thirty (30) days after their appointment, or within such other period as the arbitrators shall order or the parties shall agree, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties who appointed them. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Illinois law, and the decision of a majority of the arbitrators shall be binding, final and conclusive on the parties. Each party hereto shall pay one-half (1/2) of the fees of the arbitrators and each party shall pay (i) the fees of counsel engaged by such party, and (ii) the fees of expert witnesses and other witnesses called for by such party.

23. TEMPORARY SPACE. Commencing on January 1, 2003 (or such earlier date as Landlord may permit) through June 30, 2004 ("TEMPORARY SPACE TERM"), Tenant shall be permitted to occupy Suite 1818 at the 30 South Wacker Building ("SUITE 1818") consisting of 16,434 rentable square feet, which space is depicted on Exhibit I. (Suite 1818 and any space provided by Landlord in substitution thereof pursuant to the terms hereof is referred to as the "TEMPORARY SPACE"). No Base Rent or Rent Adjustment shall be payable with respect to the Temporary Space during the Temporary Space Term. Temporary Space shall be governed by the terms of the Lease. Landlord will have the right to relocate Tenant from Suite 1818 to comparable alternative space in the Building as Temporary Space for the balance of the Temporary Space Term, provided that Landlord notifies Tenant of such change no later than September 30, 2003. Landlord will pay or reimburse Tenant for all costs incurred by Tenant in connection with moving to such alternative Temporary Space up to the sum of $250,000 (the "RELOCATION ALLOWANCE"). If all or any portion of the Relocation Allowance is not used for such relocation costs on or before June 30, 2004, regardless of whether Landlord requires Tenant to relocate to alternative Temporary Space, Tenant may use such amount for any other relocation costs in the Building incurred by Tenant or as a credit against Base Rent and Rent Adjustment. Unless such Temporary Space is encumbered by occupancy rights of a third party Building tenant, Tenant shall have the right, exercised by notice to Landlord no later than December 31, 2003, to add the Temporary Space to the Premises. In the event the Tenant exercises such option, the Temporary Space will be added to the Premises for the balance of the Term, or such shorter period if such Temporary Space is then encumbered by third party Building tenant rights, and Base Rent and Rent Adjustment shall be payable with respect thereto at the same rates as applicable to the other Office Premises. If Tenant holds over in the Temporary Space, Tenant shall be obligated to pay rent for the Temporary Space during the holdover period at a rate equal to twice the rate applicable to the other Office Premises.

24.      GENERATOR AND HEAT EXCHANGE EQUIPMENT SPACE.

(a) Landlord will use commercially reasonable efforts to provide space to accommodate a 2.5 megawatt generator within either the 10 South Wacker Building or the 30 South Wacker Building ("GENERATOR SPACE"). The annual gross rental rate for the Generator Space shall be the then escalated rent per square foot of usable area payable under the Support Space Supplement and shall increase on such dates and in such amounts as the Support Space rent increases. Tenant will be responsible for any alteration costs associated with the area designated by Landlord, and the installation, operation, maintenance, repair and removal of the generator. In the event such Generator Space is made available to Tenant, Landlord will execute Landlord's then current form of generator space agreement, subject to such reasonable modifications as Tenant shall request.

(b) Should Tenant elect to install district chilled water, or elect to connect to district chilled water, Landlord will use its commercially reasonable efforts to provide space for heat exchange equipment, riser and attendant connection areas as required (the "HEAT EXCHANGE EQUIPMENT SPACE"). The annual gross rental rate for the Heat Exchange Equipment Space shall be the then escalated gross rent per square foot of useable area payable under the Support Space Supplement, and shall increase in such amounts and on such dates as the Support Space rent increases. If Landlord uses any such chilled water, Landlord will pay for such use for a charge reasonably determined by Tenant.

25. INFORMATION KIOSK. It is understood that Tenant may be desirous of installing an information kiosk ("KIOSK") of approximately forty
         (40) square feet on the plaza level of the Building. Landlord hereby agrees to use all reasonable efforts to aid Tenant in achieving such desire. If achieved, the Kiosk space shall be added to the Premises, provided however, Tenant agrees to accept the provided space in its condition occurring on the date it is tendered to Tenant, it being understood that the Kiosk will not or may not be enclosed with demising walls. The plans, specifications, method of installation and location of the Kiosk are subject to approval by Landlord and any governmental agency having jurisdiction, and all costs and expenses, including costs of construction materials and labor, design and investigations shall be the sole responsibility of Tenant. There shall be no Base Rent or Rent Adjustment charges for the Kiosk. Tenant's rights under this paragraph are personal to Tenant and cannot be assigned or sublet to any third party.

26.      MISCELLANEOUS.

(a) This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representation or agreement.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provision of the Lease and this Amendment, the provision of this Amendment shall govern and control.

(d) Neither party shall be bound by this Amendment until both parties have executed and delivered the same to the other.

(e) Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment except for The Levy Organization ("BROKER"). Tenant agrees to indemnify and hold Landlord

         Related Parties harmless from all claims of any brokers other than Broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

(f)      Each exhibit attached hereto is hereby made a part hereof.

(g) Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


                                 LANLDORD: 10 & 30 SOUTH WACKER, L.L.C., a
                                            Delaware limited liability company

                                    By: EOP-10 & 30 South Wacker, L.L.C.,
                                         a Delaware limited liability company,
                                         it administrative managing member

                                     By: EOP Operating Limited Partnership
                                          a Delaware limited partnership,
                                          its sole member

                                         By: Equity Office Properties Trust,
                                             a Maryland real estate investment
                                             trust, its general partner


                                             By: /s/ Arvid Pouilaitis
                                             Name: Arvid Pouilaitis
                                             Title: EVP


                                 TENANT:


                                 CHICAGO MERCANTILE EXCHANGE INC.,
                                 a Delaware corporation

                                 By: /s/ C.S. Donohue
                                 Name: Craig S. Donohue
                                 Title: Executive Vice President &
                                        Chief Administrative Officer